PART II – Offering Circular

As filed with the Securities and Exchange Commission on __________ ___, 2026

An offering statement pursuant to Regulation A relating to these securities has been filed with the U.S. Securities and Exchange Commission (the “Commission”). Information contained in this preliminary offering circular (“Offering Circular”) is subject to completion or amendment. These securities may not be sold nor may offers to buy be accepted before the offering statement filed with the SEC is qualified. This preliminary Offering Circular shall not constitute an offer to sell or the solicitation of an offer to buy, nor may there be any sales of these securities in any state in which such offer, solicitation or sale would be unlawful before registration or qualification under the laws of any such state. We may elect to satisfy our obligation to deliver a final Offering Circular by sending you a notice within two business days after the completion of our sale to you that contains the URL where the final Offering Circular or the offering statement in which such final Offering Circular was filed may be obtained.

PRELIMINARY OFFERING CIRCULAR – SUBJECT TO COMPLETION – DATED ___________ ___, 2026

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

6201 Bonhomme Road, Suite 435N

Houston, Texas 77036

Telephone: (214) 733-0868

www.cbih.net/invest

5,000,000,000 Shares of Common Stock Offered by the Company

1,000,000,000 Shares Offered by the Selling Security Holder

We are offering 5,000,000,000 shares of our Common Stock (the “Offering”) on a best-efforts basis at an offering price of between $0.0001 and $0.0004 per share (the “Offering Price”). The minimum purchase requirement per investor is $2,000.00 (5,000,000 shares of Common Stock); however, we may waive this requirement on a case-by-case basis at our sole discretion. The Selling Shareholder is offering 1,000,000,000 shares of Common Stock as set forth in “Plan of Distribution – Selling Shareholder”. The number of shares offered by the Company will be adjusted when the definitive Offering Price is determined, such that the proceeds of the Offering to the Company will be $2,000,000. The number of shares offered by the Selling Shareholder will be adjusted in proportion to the adjustment made with respect to the number of shares offered by the Company, unless the Selling Shareholder determines to offer fewer shares than the adjusted number. The shares of Common Stock offered by this Offering Circular are referred to as the “Shares.”

For information about the Offering and how to subscribe for Shares, see “The Offering and How to Subscribe”.

There is no minimum offering amount and there will be no escrow of investor funds. Once an investor’s subscription has been accepted, his funds will not be returned, regardless of the number of shares sold, except for a prorated portion of the subscription price if his subscription has been accepted in part or as a whole in the event that his subscription is fully rejected. An investor’s funds will be held in a separate bank account of the Company until it accepts his subscription agreement. At that time, such funds will become available to the Company. We will conduct a closing promptly after acceptance of a subscription agreement.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Shares offered by the Company will be sold through the Company’s executive officers and directors on a “best-efforts” basis. We may also engage sales agents licensed by the Financial Industry Regulatory Authority (“FINRA”) and pay such agents cash and/or stock-based compensation, which will be announced through a supplement to this Offering Circular. The sale of the shares will commence on the date when the definitive Offering Circular filed is filed with the SEC pursuant to Rule 253(g), promulgated by the U.S. Securities Exchange Commission (the “SEC”) the SEC under the Securities Act, and continue for one year thereafter, until all shares offered by the Company have been sold or on a date determined by the Company, whichever occurs first.

The public offering price of the shares to be sold by the Selling Shareholder will be fixed at the Offering Price. The qualification of the Selling Shareholder’s shares does not mean that he will offer or sell any shares. We will receive none of the proceeds from any sale of shares by the Selling Shareholder. We will pay all fees and expenses incident to the qualification of the shares owned by the Selling Shareholder. For information about the methods of sale that the Selling Shareholder may use, refer to “Plan of Distribution – Selling Shareholder.”

Investing in our Common Stock involves a high degree of risk. They are speculative securities. You should purchase these shares only if you can afford a complete loss of your investment. See “Risk Factors” for a discussion of certain risks that you should consider in connection with an investment in the Offering.

	Price to Public per Share	Underwriting Discounts and Commissions[2]	Proceeds to Issuer[3] or Selling Shareholder
Shares offered by the Company	$0.0001 to $0.0007	$0.00	$0.0001 to $0.0007
Shares offered by the Selling Shareholder	$0.0001 to $0.0007	$0.00	$0.0001 to $0.0007
Maximum Offering by the Company	$2,000,000	$0.00	$2,000,0004
Maximum Offering by the Selling Shareholder	$200,000	$0.00	$200,0005
Total Maximum Offering	$2,200,000	$0.00	$2,200,000

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[1]	We may offer the shares through registered broker-dealers or a selling agent and we may pay finders, although we have no current arrangements to do so.

[2]	We currently do not have any plans or arrangements to use a selling agent, broker-dealer or finder; however, if we choose to do so, information relating thereto will be disclosed in an amendment to this Offering Circular.

[3]	The Proceeds to Issuer do not exclude expenses related to the Offering. We estimate that the total expenses of the Offering will be approximately $30,000 or approximately 1.4%% of the Total Maximum Offering. See “Use of Proceeds” for details.

[4]	Assumes that all of the shares offered by the Company are sold.

[5]	The Selling Shareholder will pay none of the expenses of the Offering.

The Price to Public was determined arbitrarily by the Company and bears no relationship to our book value or any other measure of our current value or worth.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Through their ownership of the Company’s Series B Preferred Stock, two of its officers and directors holder, and after the termination of the Offering will continue to hold, 60% of the voting power in the Company and therefore, have the power to elect all of the Company’s directors and to approve or disapprove any matter on which the shareholders of the Company may act. Their ownership of Common Stock provides them with additional voting power equal to 20.6% of such voting power. Assuming that all of the shares offered by the Company and the Selling Shareholder are sold, these persons will hold 72.3% of such voting power. See “Principal Shareholders and Selling Shareholder”.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OF OR GIVE ITS APPROVAL TO ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This is a Regulation A+ Tier 2 offering. The Company is following the “Form S-1” format of disclosure under Regulation A.

THE OFFERING IS HIGHLY SPECULATIVE, INVOLVES A HIGH DEGREE OF RISK AND SHOULD BE CONSIDERED ONLY BY PERSONS WHO CAN AFFORD THE LOSS OF THEIR ENTIRE INVESTMENT. SEE “RISK FACTORS”.

The date of this Offering Circular is ___________ ___, 2026.

IMPORTANT INFORMATION ABOUT THIS OFFERING CIRCULAR

Please carefully read the information in this Offering Circular and any accompanying offering circular supplements, which we refer to collectively as the offering circular, together with additional information contained in our annual reports, quarterly reports and other reports and information statements that we file periodically with the SEC. You should rely only on the information contained in this Offering Circular. We have not authorized anyone to provide you with different information.

You should assume that the information contained in this Offering Circular and any accompanying offering circular supplements is accurate only as of the date thereof, regardless of the time of their delivery to you. The delivery of this Offering Circular at any time does not imply that the information contained herein is correct as of any time after the date of this Offering Circular. The Company’s business, financial condition, results of operations, and prospects may have changed since that date. The Company will provide the opportunity to ask questions of and receive answers from the Company's management concerning terms and conditions of the Offering, the Company or any other relevant matters and any additional reasonable information to any investor before the consummation of the sale of the Shares. This Offering Circular does not purport to contain all of the information that may be required to evaluate the Offering and each investor should conduct his own independent analysis.

We are offering to sell the Shares, and seeking offers to buy them, only in jurisdictions where such offers and sales are permitted. We will determine whether prospective investors in the Offering are “qualified purchasers,” based on the information and representations that they provide regarding their financial situation. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A (“Regulation A”) promulgated under the Securities Act of 1933, as amended (the “Securities Act”). For general information on investing, we encourage you to refer to www.investor.gov.

STATE LAW EXEMPTION AND PURCHASE RESTRICTIONS

Our Common Stock is being offered and sold only to “qualified purchasers,” as that term is defined in Regulation A. Because the Offering is a Tier 2 offering under to Regulation A, it will be exempt from state law “Blue Sky” review, subject to meeting certain state filing requirements and complying with certain anti-fraud provisions, to the extent that our Common Stock offered hereby is offered and sold only to “qualified purchasers” or at a time when our Common Stock is listed on a national securities exchange. “Qualified purchasers” include: (i) “accredited investors” under Rule 501(a) of Regulation D promulgated under the Securities Act (“Regulation D”) and (ii) all other investors so long as their investment in our Common Stock does not represent more than 10% of the greater of their annual income or net worth (for natural persons), or 10% of the greater of annual revenue or net assets at fiscal year-end (for non-natural persons).

To determine whether a potential investor is an “accredited investor” for purposes of satisfying one of the tests in the “qualified purchaser” definition, the investor must be a natural person who has:

1.	an individual net worth, or joint net worth with the person’s spouse, that exceeds $5,000,000 at the time of the purchase, excluding the value of the primary residence of such person; or

2.	earned income exceeding $200,000 in each of the two most recent years or joint income with a spouse exceeding $300,000 for those years and a reasonable expectation of the same income level in the current year.

If the investor is not a natural person, different standards apply. See Rule 501 of Regulation D promulgated under the Securities Act (“Rule 501”) for more details.

For purposes of determining whether a potential investor is a “qualified purchaser,” annual income and net worth should be calculated as provided in the “accredited investor” definition under Rule 501. In particular, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings and automobiles.

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THIS OFFERING CIRCULAR DOES NOT CONSTITUTE AN OFFER OR SOLICITATION IN ANY JURISDICTION IN WHICH SUCH AN OFFER OR SOLICITATION WOULD BE UNLAWFUL. NO PERSON HAS BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS CONCERNING THE COMPANY OTHER THAN THOSE CONTAINED IN THIS OFFERING CIRCULAR, AND IFGIVEN OR MADE, SUCH OTHER INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON.

INVESTORS WILL BE REQUIRED TO REPRESENT THAT THEY ARE ABLE TO BEAR THE ECONOMIC RISK OF THEIR INVESTMENT AND THAT THEY (OR THEIR PURCHASER REPRESENTATIVES) ARE FAMILIAR WITH AND UNDERSTAND THE TERMS AND RISKS OF THIS OFFERING. THE CONTENTS OF THIS OFFERING CIRCULAR ARE NOT TO BE CONSTRUED AS LEGAL OR TAX ADVICE. EACH INVESTOR SHOULD CONSULT HIS OR HER OWN ATTORNEY, ACCOUNTANT OR BUSINESS ADVISOR AS TO LEGAL, TAX AND RELATED MATTERS CONCERNING THIS INVESTMENT. ALL FINAL DECISIONS WITH RESPECT TO SALES OF SECURITIES WILL BE MADE BY THE COMPANY, WHICH RESERVES THE RIGHT TO REVOKE THE OFFER AND TO REFUSE TO SELL TO ANY PROSPECTIVE INVESTOR.

NO PERSONS, EXCEPT THE COMPANY OR ITS AGENTS AND SUCH REGISTERED BROKER-DEALERS AS THE COMPANY MAY ELECT TO UTILIZE, HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS OFFERING CIRCULAR AND, IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY. NEITHER THE DELIVERY OF THIS OFFERING CIRCULAR NOR ANY SALE HEREUNDER SHALL UNDER ANY CIRCUMSTANCES CREATE THE IMPLICATION THAT THERE HAS BEEN NO CHANGE IN THE INFORMATION CONTAINED HEREIN SUBSEQUENT TO THE DATE HEREOF.

PROSPECTIVE INVESTORS ARE NOT TO CONSTRUE THE CONTENTS OF THIS OFFERING CIRCULAR, OR OF ANY PRIOR OR SUBSEQUENT COMMUNICATIONS FROM THE COMPANY OR ANY OF ITS EMPLOYEES, AGENTS OR AFFILIATES, AS INVESTMENT, LEGAL, FINANCIAL OR TAX ADVICE.

BEFORE INVESTING IN THIS OFFERING, PLEASE REVIEW ALL DOCUMENTS CAREFULLY, ASK ANY QUESTIONS OF THE COMPANY’S MANAGEMENT THAT YOU WOULD LIKE ANSWERED AND EACH PROSPECTIVE INVESTOR SHOULD CONSULT WITH HIS OR HER OWN PROFESSIONAL TAX, LEGAL AND INVESTMENT ADVISORS TO ASCERTAIN THE MERITS AND RISKS OF INVESTING IN THE SECURITIES DESCRIBED IN THIS OFFERING CIRCULAR PRIOR TO SUBSCRIBING TO SECURITIES OF THE COMPANY.

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REGULATION A+

We are offering the Shares pursuant to rules of the SEC promulgated under the Jumpstart Our Business Startups Act of 2012. These rules are often referred to as “Regulation A+.” The Offering is a Tier 2 offering under Regulation A, which allows us to offer securities having a value of up to $75 million in a 12-month period. We are subject to the reporting requirements of Section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”), under which we are required to file annual, quarterly and current event reports with the SEC. As long as we have filed all reports required to be filed by Section 13 or 15(d) of the Exchange Act during the 12 months preceding the due date of the filing, we will be deemed to have satisfied the periodic reporting obligations of Regulation A, which require the filing of annual, semiannual, and current event reports with the SEC.

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OFFERING CIRCULAR SUMMARY

This summary highlights certain information appearing elsewhere in this Offering Circular. For a more complete understanding of this Offering, you should read the entire Offering Circular carefully, including the risk factors and the financial statements.

Overview

The Company was formed in Colorado on February 28, 2003, as a limited liability company under the name Fidelity Aircraft Partners LLC. On December 16, 2009, it converted to a corporation under the name Fidelity Aviation Corporation, and on August 24, 2004, it changed its name to China Infrastructure Construction Corp. On February 28, 2018, the Company changed its name to Hippocrates Direct Healthcare, Inc., and on December 6, 2022, it changed its corporate name to Cannabis Bioscience International Holdings, Inc.

The Company’s vision is to provide superior products and services while adhering to its core values of integrity, respect, compassion, inclusiveness, social responsibility, excellence and innovation.

The Company has two businesses:

•	Alpha Research Business, under which the Company conducts clinical trials as a Sponsor and a CRO under the trade name Alpha Research Institute and plans to engage in research on cannabis and CBD that is federally regulated, with the aim of creating and marketing drugs and other products that result from this research. For a description of the Alpha Research Business, see “Business – Alpha Research Business.”

•	The “CBD Business, through which the Company plans to market CBD products that are market hemp-derived CBD products that are lawful under applicable federal and state law and conduct related research. For a description of the CBD Business, see “Business – CBD Business.”

Despite having substantially less capital, smaller facilities and limited manpower, the Company seeks to establish a prominent position in scientific research on medicinal cannabis and on CBD products and to compete successfully with companies with significantly greater financial resources and market products resulting from this research. The Company has filed 10 applications for utility patents with the U.S. Patent and Trademark Office (the “USPTO”) and plans to file 12 more; it also holds 12 U.S. trademarks. Subject to the availability of resources, the Company will evaluate extending intellectual property protection in strategic international jurisdictions.

The Company seeks to establish VitaCookies as a line of products supported by scientific criteria within the CBD-based wellness market. For information regarding VitaCookies, see “Business – The CBD Business – VitaCookies and Other CBD Products.” To achieve this objective, the Company plans to (i) continue formulation and process validations, including stability and consistency testing, (ii) secure manufacturers with industrial-scale capacity and adequate quality control, (iii) implement progressive volume scaling and reduce unit costs, (iv) develop direct and distribution channels and (v) prioritize long-term market positioning.

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The Company has a portfolio of more than 100 medical formulations of CBD products for treating PTSD, dysbiosis, depression, Alzheimer’s disease and other conditions that it intends to pursue after VitaCookies are launched. The Company also intends to evaluate new formulations targeting general wellness, inflammation, sleep problems and cognitive support.

The Company believes that, though its two operations – (i) its Alpha Research Business, which conducts clinical trials may directly or through third parties conduct cannabis-related research, and (ii) its CBD products business, which plans to market VitaCookies and, in the future, other CBD products – it will be able to obtain additional revenue and become profitable. In particular, the Company believes that the evolving federal policy regarding cannabis, and, in particular, its rescheduling as a controlled substance from Schedule I to a Schedule III, will facilitate research and reduce barriers associated with Schedule I status and enhance the Company’s ability to engage in cannabis research and, alone or in collaboration with pharmaceutical companies, to create and market therapeutic programs and patented products. To the extent that changes in the regulation of cannabis and CBD enable the Company to do so, it intends to pursue the development of therapeutic programs derived from scientific research, either independently or through collaboration with academic institutions or pharmaceutical companies.

Cannabis, except for certain hemp products, is regulated under federal and state law. For information about the regulation of cannabis generally, see “Business – Legal Environment – Cannabis” on page 36 and for information about the regulation of hemp products, see “Business – Legal CBD – Federal Regulation” on page 38 and “Business – Legal CBD – State Regulation” on page 38.

The Company has actively engaged in public policy and regulatory discourse on cannabis and hemp. Along with firms that are more prominent than the Company in the cannabis industry, the Company was selected to participate in the Drug Enforcement Administration’s 2024 hearing on the rescheduling of cannabis from Schedule I, at which the Company’s representative gave testimony emphasizing the importance of scientific research, biotechnological development, and regulated access to cannabis for medical purposes. These hearings were paused and have not resumed. On December 18, 2025, President Donald J. Trump issued an executive order directing federal agencies to expedite the process for rescheduling cannabis from Schedule I to Schedule III under the Controlled Substances Act. The Company intends to remain engaged in the evolving federal regulatory process and participate in future proceedings or actions concerning rescheduling or related policy developments. In this regard, the Company will continue to monitor regulatory developments and participate in public processes.

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The Offering

Shares offered by the Company:	5,000,000,000 shares of Common Stock, subject to adjustment (see the Cover Page of this Offering Circular.

Shares offered by the Selling Shareholder:	1,000,000,000 shares of Common Stock, subject to adjustment (see the Cover Page of this Offering Circular.

Price per Share:	Between $0.0001. and $0.0007 per share.

RShares outstanding after the Offering:[1]	A total of 16,626,749,347 shares of Common Stock will be outstanding after the Offering is completed, assuming that all of the shares offered by the Company are sold.

Minimum investment:	The minimum investment per investor is $2,000.00 (5,000,000 shares); however, we may waive the minimum purchase requirement on a case-by-case basis at our sole discretion.

Investment limitations:	Generally, no sale may be made to you in this Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. However, different rules apply to accredited investors and certain non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(c) of Regulation A.

Use of Proceeds	See “Use of Proceeds.”

Risk Factors	An investment in the Company is highly speculative and involves a high degree of risk. Prospective investors should carefully consider the information set forth in “Risk Factors” before investing in Common Stock.

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RISK FACTORS

AN INVESTMENT IN THE COMMON STOCK OFFERED BY THIS OFFERING CIRCULAR INVOLVES A HIGH DEGREE OF RISK. YOU SHOULD CONSIDER CAREFULLY ALL OF THE MATERIAL RISKS DESCRIBED BELOW, TOGETHER WITH THE OTHER INFORMATION CONTAINED IN THIS OFFERING CIRCULAR, BEFORE MAKING A DECISION TO INVEST IN THE COMMON STOCK. IF ANY OF THE EVENTS DESCRIBED IN THE FOLLOWING RISK FACTORS ACTUALLY OCCURS, OUR BUSINESS, FINANCIAL CONDITION, RESULTS OF OPERATIONS AND PROSPECTS COULD SUFFER, THE TRADING PRICE OF THE COMMON STOCK COULD DECLINE AND YOU COULD LOSE ALL OR PART OF YOUR INVESTMENT.

Our recurring losses from operations, declining revenues and increasing accumulated deficit raise doubt about our ability to continue as a going concern, may affect our ability to raise capital, and may raise concerns about our ability to meet our contractual obligations.

We have incurred losses from operations since our inception, including operating losses of $421,365 and $486,140, respectively, for the fiscal years ended May 31, 2025, and May 31, 2024, respectively, and $95,877 and $170,661, respectively, for the three- and six-month periods ended November 30, 2025. We had an accumulated deficit of $5,882,901 at May 31, 2025, $5,334,081 at May 31, 2024, and $6,082,513 for the six-months ended November 30, 2025. These losses and the resulting increases in our accumulated deficit may continue and increase substantially for the foreseeable future, which would adversely affect our shareholders’ equity, working capital and the market price of the Common Stock. We have also had a history of substantial negative working capital: as of May 31, 2025, May 31, 2024, and November 30, 2025, the Company had negative working capital of $916,878, $860,417, and $1,113,695, respectively. As indicated in our financial statements, our history of losses raises doubt about our ability to continue as a going concern. Our financial statements also indicate that our revenue has materially decreased during the last two fiscal years and the six months ended November 30, 2025. These factors could materially limit our ability to raise additional funds through the issuance of new equity or debt securities, or otherwise, and, in particular, may affect our ability to sell shares in the Offering. There is no assurance that sufficient financing will be available when needed to allow us to continue as a going concern. The perception that we may not be able to continue as a going concern may deter third parties from dealing with us, as they may be concerned about our ability to meet our contractual obligations.

We will require substantial additional funding, which may not be available to us on acceptable terms, or at all, and, if not so available, may require us to delay, limit, reduce or cease our operations. If the Company cannot raise capital, it may have to curtail its operations or fail.

As described in “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources,” the Company requires substantial additional capital, irrespective of the number of shares sold in the Offering. In the event that it cannot raise such capital, it may have to curtail its operations or could fail. In addition, we may experience operational difficulties and delays due to insufficient working capital. We anticipate using the proceeds of this Offering for the purposes set forth under “Use of Proceeds.” We expect to finance our cash needs primarily through the Offering and other equity offerings and potentially through debt financing, collaborations and development agreements.

We will need funding in addition to that raised in the Offering, even if all of the shares offered by the Company are sold. Such funding may not be available to us on acceptable terms or at all. The terms of any financing may adversely affect the holdings or the rights of our shareholders, and the issuance of additional shares by us, or the possibility of such issuance, may cause the market price of the Common Stock to decline, especially if such shares are sold below the then-current market price.

If we are unable to obtain funding in a timely and in adequate amounts, we may be required to delay, limit, reduce, or cease our operations.

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The preceding risk factors raise substantial doubt about our ability to continue as a going concern, and our independent registered public accounting firm has included an explanatory paragraph regarding our ability to continue as a going concern in its report on our audited consolidated financial statements contained in this Offering Statement.

The consolidated financial statements contained in this Offering Statement were prepared on the assumption that we will continue as a going concern. Accordingly, they do not include any adjustments that might be necessary should we be unable to continue as a going concern. We do not have sufficient funds to meet our anticipated expenses, and the Offering may not yield sufficient proceeds to meet them. This raises substantial doubt about our ability to continue as a going concern. The perception that we may not be able to continue as a going concern may materially limit our ability to raise additional funds through the issuance of new debt or equity securities or otherwise and no assurance can be given that sufficient funding will be available when needed to allow us to continue as a going concern. This perception may also make it more difficult to operate our business due to concerns about our ability to meet our contractual obligations. Our ability to continue as a going concern is contingent upon, among other things, our ability to sell shares of Common Stock, including those that we are offering by this Offering Circular, and to obtain additional capital. We cannot provide any assurance that we will be able to raise additional capital. If we cannot secure additional capital, we may be required to curtail our operations and take measures to reduce costs to conserve cash in sufficient amounts to sustain operations and meet our obligations. These measures could cause significant delays in the realization of our business plan. It is not presently possible for us to predict the potential success of our business plan. We cannot predict the revenue or the income potential of our proposed businesses and operations. If we cannot operate as a viable entity, you may lose some or all of your investment.

In addition, the report of our independent registered public accounting firm with respect to our consolidated financial statements appearing elsewhere in this Offering Circular contains an explanatory paragraph stating that the Company had negative working capital at May 31, 2025, had incurred recurring losses and recurring negative cash flow from operating activities, and had an accumulated deficit, raising substantial doubt about its ability to continue as a going concern. For information about Management’s evaluation of and plans regarding these matters, see “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Liquidity and Capital Resources” and Note 3 to the company consolidated financial statements.

We have difficulty in forecasting our revenue and evaluating our business and prospects.

We have difficulty forecasting our future results of operations, and our business plan is subject to many uncertainties. We have encountered and expect to continue to encounter risks and uncertainties frequently faced by growing companies in rapidly evolving industries, including the risks and uncertainties described herein. Accordingly, we may be unable to prepare accurate financial forecasts or replace anticipated revenue that we do not receive as a result of these risks and uncertainties and our results of operations in future reporting periods may be below investors’ expectations. If we do not successfully address these risks, our results of operations could differ materially from our estimates and forecasts, or from investors' expectations, causing our business to suffer and the market price of the Common Stock to decline.

We cannot assure that consumers will accept our products.

We have not yet launched VitaCookies or any other product. Our business depends on the successful launch of VitaCookies and future products and their acceptance by retail stores and consumers. Our operating results also depend on our ability to earn profits from the sale of these products. We cannot assure that sales of these products will be profitable.

We cannot assure that we will develop additional products in the future.

Currently, we have developed only VitaCookies and therefore do not have a diverse product portfolio. If we fail to develop additional products, we may be unable to expand our business, which could adversely affect our financial condition and operating results.

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We may not be able to compete effectively.

Many of our existing competitors have, and some of our potential competitors could have, substantial competitive advantages such as greater recognition and longer operating histories, larger sales and marketing budgets and resources, and, especially in the case of the Alpha Research Business, established relationships with customers, greater resources to make acquisitions, lower labor costs and substantially greater financial and other resources. Competitors with greater financial and operating resources may be able to respond more quickly and effectively than we can to new or changing opportunities, developments or customer requirements. Conditions affecting the Alpha Research Business could also change rapidly and significantly, and potentially adversely, as a result of changes in federal law.

If we do not compete effectively with established companies and new market entrants, our business, results of operations, and financial condition could be harmed. Competitive pressures could result in price reductions, fewer customers, reduced revenue, gross profit and gross margins, increased net losses and loss of market share.

We may incur indemnification obligations.

We are required to indemnify our directors against claims arising from our activities, to the maximum extent permitted by Colorado law. If we were called upon to perform under these obligations, the portion of our assets expended for such purpose would reduce the amount otherwise available for our business.

If we were to lose the services of our key personnel, we may not be able to execute our business strategy.

Our success is substantially dependent on the performance of our chief executive officer and key employees. The loss of any of them would have a material adverse impact on us.

If we are unable to hire, retain or motivate qualified personnel, consultants, independent contractors, and advisors, we may be unable to grow effectively.

Our performance will be largely dependent on the talents and efforts of highly skilled individuals. Our future success depends on our continued ability to identify, hire, develop, motivate and retain highly qualified personnel for all areas of our organization. Competition for such qualified employees is intense. If we fail to attract excellent personnel or retain or motivate them, we may be unable to grow effectively. In addition, our future success will depend largely on our ability to retain key consultants and advisors. We cannot guarantee that any skilled individuals will agree to become employees, consultants, or independent contractors of the Company. Our inability to retain their services could negatively impact our business and our ability to execute our business strategy. Our ability to attract and retain such persons is adversely affected because we do not have the financial capacity to pay them salaries commensurate with their talents, and the Company's current prospects do not make share-based compensation an attractive alternative.

There is no assurance that our research and development activities will result in any proprietary technology or commercial products.

We plan to develop new products, but our development efforts may not result in any commercial technology, products or services, or any proprietary or patentable technology. The products may not work, competitors may develop and sell superior products that perform the same function, or industry participants may not accept or desire those products. We may not be able to protect our proprietary rights from infringement or theft by third parties. Government regulation may suppress or prevent marketing and sales of those products, even if they can be commercialized. We may lack sufficient capital to conduct research and development.

Adverse or changing economic conditions may adversely affect our business, financial condition, and results of operations.

Any significant adverse change in the economy in the United States or of the global economy, limited availability of credit, economic uncertainty, inflation, supply shortages, increased rates of interest, financial turmoil affecting the banking system or financial markets, increased unemployment rates and other adverse economic or market conditions may adversely impact our business and operating results. We cannot predict the timing, strength, or duration of any economic slowdown or any subsequent recovery.

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We may acquire businesses, intellectual property, or products, or enter into strategic alliances in the future, and we may not realize the benefits from them.

We may acquire additional businesses, intellectual property or products, form strategic alliances or create joint ventures with third parties that we believe will complement or augment our business. If we acquire businesses, we may not realize the benefits of the acquisitions if we are unable to integrate them successfully into our existing operations and Company culture..We may encounter numerous difficulties in developing, manufacturing and marketing any new products resulting from a strategic alliance or acquisition. Such difficulties may delay or prevent us from realizing the expected benefits for our business.

We may be adversely affected by inflation.

Inflation rates may increase. In that event, companies from which we purchase goods and services may raise their prices and we may be unable to pass these increases on to our customers. Although we have not yet been affected, inflation could adversely affect our business, including our competitive position, market share, revenues and operating income.

We may be adversely affected by increasing interest rates.

If interest rates rise, we may be materially affected, thereby reducing our ability to borrow or increasing our interest expense if we were to borrow, either of which would adversely affect our business plans and growth, increase the cost of our borrowings and reduce our earnings.

Changes in federal, state or local laws and regulations could increase our expenses and adversely affect our results of operations.

Our business may be affected by a wide array of laws and regulations, in addition to those related to cannabis and cannabinoids. The current political environment, financial reform legislation, the current high level of government intervention and activism and regulatory reform may result in substantial new regulations and disclosure obligations and/or changes in the interpretation of existing laws and regulations, which may lead to additional compliance costs as well as the diversion of our management’s time and attention from strategic initiatives. If we fail to comply with applicable laws and regulations, we could be subject to legal risks, including government enforcement action and civil litigation, including class actions, that could disrupt our operations and increase our costs of doing business. Changes in the regulatory environment, including privacy and information security, product safety, environmental protection, and regulations in response to concerns about climate change, collective bargaining, minimum wage laws, and health care mandates, among others, could also affect us.

We may be adversely affected by client concentration.

We derive the majority of our revenues from a few customers. If any of them decreases or terminates its relationship with us, our business, results of operations or financial condition could be materially adversely affected. For further information, see “Description of Business – Concentration of Revenues.”

We have material weaknesses in our internal control over financial reporting. Failure to maintain effective internal controls could cause our investors to lose confidence in us and adversely affect the market price of our common stock. If our internal controls are not effective, we may be unable to report our financial results accurately or prevent fraud.

Section 404 of the Sarbanes-Oxley Act of 2002 requires that we maintain internal control over financial reporting that meets applicable standards and to furnish, in each Annual Report on Form 10-K, a report by management on the effectiveness of our internal controls over financial reporting. In the Annual Reports on Form 10-K for the year ended May 31, 2025, and prior years, we identified material weaknesses in our internal controls, namely, that (i) the Company has difficulty in accounting for complex transactions, (ii) documented processes do not exist for several key processes and (iii) the Company lacks oversight by the Board because it has no directors who are independent of management and no audit committee. We have been unable to remedy these weaknesses.

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In addition, the Company’s management has evaluated the effectiveness of the design and operation of the Company’s disclosure controls and procedures, and its principal executive officer and principal accounting officer concluded that these disclosure controls and procedures were not effective as of November 30, 2025, and at the end of previous fiscal quarters, at a reasonable level of assurance, in ensuring that the information required to be disclosed by the Company in the reports that it files or submits under the Exchange Act was (i) accumulated and communicated to management in a timely manner and (ii) recorded, processed, summarized and reported within the time periods specified in the SEC’s rules and forms.

As a result, investors may determine that our reliable financial reports are unreliable and lose confidence in our reported financial information. This could result in a negative market reaction and a decrease in the price of Common Stock.

Our business and operations would suffer in the event of computer system failures, cyber-attacks or deficiencies in our or related parties’ cybersecurity.

Our internal computer systems and those of current and future third parties on which we rely may fail and are vulnerable to damage from computer viruses and unauthorized access. Our information technology and other internal infrastructure systems, including corporate firewalls, servers, leased lines and internet connections, are at risk of systemic failure that could disrupt our operations. If such an event occurred and caused interruptions, it could materially disrupt our operations. Likewise, failures, cyberattacks, or deficiencies in third-party computer systems on which we rely for various products and services, as well as similar events affecting those systems, could have a material adverse effect on us. To the extent that any disruption or security breach were to result in a loss of or damage to our data or applications, or inappropriate disclosure of confidential or proprietary information, we could incur liability, our competitive position could be harmed and the further development and commercialization of our products could be hindered or delayed.

The Company depends substantially on the continued efforts of its executive officers and it may be severely disrupted if it were to lose their services.

The Company’s future success depends substantially on the continued services of its executive officers. The Company does not maintain key-man life insurance on its executive officers. If any of these executive officers were unable or unwilling to continue in their present positions, the Company might not be able to replace them readily, if at all. The loss of any of them could disrupt the Company’s business, and it could incur additional expenses and be required to pay higher salaries and provide increased benefits to recruit and retain new officers. This risk is heightened because the Company has no employment contracts with any of its officers and pays them sporadically and in varying amounts, as the Company’s financial condition permits. Further, their salaries are not commensurate with their contributions and abilities. While none of these officers has indicated when or whether he would terminate his employment if he continues to be paid on the basis set forth above, the Company believes that they may not work for it indefinitely without competitive, regularly paid compensation. If the Company were to lose any of its officers, its ability to operate would be materially impaired.

The Company’s business depends substantially on recruiting additional members of management and key personnel and its business could be severely disrupted if it were unable to hire such personnel or lose their services.

The Company needs to attract, hire and retain additional managers and key employees to implement its business plan. If it were unable to do so or if, after being hired, any of the members of the Company’s management were lost, it would have to spend a considerable amount of time and resources searching, recruiting, and integrating their replacements, which would substantially divert management’s attention from and severely disrupt its business. The Company may face difficulties attracting and retaining additional management and, if it were to lose any of them, attracting and retaining their replacements because it cannot presently pay competitive compensation and its future is uncertain.

Litigation could adversely affect the Company’s business, financial condition and results of operations.

From time to time, the Company may become subject to litigation that could result in liability materially adverse to its financial condition or may negatively affect its operating results if changes to its business operations are required. The cost of defending such litigation could be significant and require diversion of the Company’s financial and staffing resources. Adverse publicity associated with litigation could negatively affect perceptions of the Company, regardless of whether the allegations were valid or the Company is ultimately found not to be liable. As a result, litigation could adversely affect the Company’s business, financial condition and results of operations.

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Negative publicity could adversely affect our reputation, our business, and our operating results.

Negative publicity about our Company (including, but not limited to, the quality and reliability of our products and services, our privacy and security practices, and litigation involving or relating to us) could adversely affect our reputation, which, in turn, could adversely affect our business, results of operations and financial condition. Because we operate in a competitive industry where public perception is important, any harm to the Company’s reputation could be significant.

Natural disasters and other events beyond our control could materially adversely affect us.

Natural disasters or other catastrophic events may cause damage or disruption to our operations and, therefore, could have a material adverse effect on us. Our operations are subject to interruption by natural disasters, fire, power shortages, pandemics and other events beyond our control. Such events could make it difficult or impossible for us to deliver our products and services to our customers and could decrease demand for them.

RISKS RELATED TO THE ALPHA RESEARCH BUSINESS

Changes in government regulation could affect the Alpha Research Business.

Governmental agencies worldwide, including in the United States, strictly regulate the drug development process. The Alpha Research Business and its activities involve providing services to pharmaceutical and biotechnology companies and CROs that are subject to regulation. Changes in regulations, especially those affecting clinical trials, could adversely affect demand for our services. Also, if government efforts to contain drug costs or changes in law affecting health insurers affect pharmaceutical and biotechnology companies’ profits from new drugs, they may reduce their research and development spending, thereby reducing the market for clinical trials.

Failure to comply with existing regulations or contractual obligations could result in a loss of revenue or earnings or increased costs.

Failure by the Alpha Research Business to comply with applicable regulations, whether imposed directly or required to be complied with by contract, could have adverse effects. If this were to happen, we could be contractually required to repeat the trial at no further cost to our customer, but at substantial cost to us, or the contract could be terminated; in either case, we could be exposed to a lawsuit seeking substantial monetary damages.

We may incur financial losses arising from fixed-price clinical trial contracts that may be delayed, terminated, or reduced in scope for reasons beyond our control.

Many of our clinical trial contracts provide for services on a fixed-price or capped-fee-for-service basis, and they may be terminated or reduced in scope either immediately or upon notice. Cancellations may occur for a variety of reasons, including the inefficacy of a drug or device; its failure to meet safety requirements; unexpected or undesired results; insufficient patient enrollment; insufficient investigator recruitment; a client’s decision to terminate the development of a product or to end a particular study; and our failure to perform our duties under the contract properly.

A loss, reduction in scope or delay in a contract could materially adversely affect our business, although our contracts often entitle us to recover the costs of winding down terminated projects, as well as all fees earned by us up to the time of termination.

We may incur losses if we underprice our contracts or experience cost overruns.

Since Alpha Research Institute’s contracts are often structured on a fixed-price basis or a fee-for-service with a cap, we would bear the loss if we misestimated costs. Underpricing or cost overruns could have a material adverse effect on our business, results of operations, financial condition, and cash flows.

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The potential loss or delay of a contract could adversely affect our results.

Most of our clinical trial contracts may be terminated by our customers with 30 to 90 days’ notice, or immediately in certain circumstances. Our clients may delay, terminate or reduce the scope of our contracts for a variety of reasons beyond our control, including but not limited to decisions to forego or terminate a particular clinical trial; lack of available financing, budgetary limits or changing priorities; actions by regulatory authorities; production problems resulting in shortages of the drug being tested; failure of products being tested to satisfy safety requirements or efficacy criteria; unexpected or undesired clinical results for products; insufficient patient enrollment in a clinical trial; insufficient investigator recruitment; shift of business to a competitor or internal resources; product withdrawal following market launch; shut down of manufacturing facilities; or our failure to comply with the provisions of a contract.

Our contracts often provide for fees in the event of termination for winding down the related project, but they may not be sufficient to realize the full amount of revenues or profits anticipated thereunder.

If the Alpha Research Business fails to perform services in accordance with contractual requirements, regulatory standards, and ethical considerations, we could incur significant costs or liabilities, and our reputation could be harmed.

We contract with Sponsors and CROs in performing clinical trials to assist them in bringing new drugs to market. Clinical trials are complex and subject to contractual requirements, regulatory standards and ethical considerations. If we fail to perform in compliance with these requirements, regulatory agencies may take action against us or our customers may terminate their contracts with us. Customers may also bring claims against us for breach of our contractual obligations and patients in our clinical trials, as well as patients taking drugs approved based on these clinical trials, may bring personal injury claims against us for negligence. Any such action could have a material adverse effect on our results of operations, financial condition and reputation. The occurrence of any of the foregoing could impact our ability to provide the same level of service to our clients, require us to modify our services or increase our costs, which could materially and adversely affect our operating results and financial condition.

The Alpha Research Business is subject to federal and state health privacy laws and regulations. If it does not comply with them, we could face government enforcement actions, civil penalties, criminal sanctions, or damages, which could harm our reputation and adversely affect our business.

The Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act and their respective implementing regulations (“collectively, HIPAA”), establishes federal privacy and security standards for the protection of individually identifiable health information that applies to health plans, healthcare clearinghouses, and healthcare providers that submit certain covered transactions, or “covered entities.” A subset of these standards also applies to “business associates,” which are persons or entities that perform certain services for, or on behalf of, a covered entity that involve creating, receiving, maintaining, or transmitting protected health information.

Some of our customers may be HIPAA-covered entities and service providers, and in that context, we may function as a business associate under HIPAA. Among other things, this status means that, for certain activities, we must comply with applicable administrative, technical, and physical safeguards as required by HIPAA, including stringent data security obligations. Failure to comply with HIPAA may result in significant civil monetary penalties and, in certain circumstances, criminal penalties, including fines or imprisonment.

The HIPAA-covered entities and service providers that we serve as business associates may require us to enter into HIPAA-compliant business associate agreements. If we were unable to comply with our obligations as a HIPAA business associate, we could face contractual liability under the applicable business associate agreement.

In addition, many state laws govern the privacy and security of health information in certain circumstances, many of which differ from HIPAA. There may also be costs associated with responding to government investigations regarding alleged violations of these and other laws and regulations, even if there are ultimately no findings of violations or no penalties imposed. These costs could consume our resources and impact our business. Publicity from alleged violations could harm our reputation.

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If we are unable to meet the requirements of HIPAA, our business associate agreements or state health privacy laws, we could face contractual liability or civil and criminal liability under HIPAA, all of which could have an adverse impact on our business and generate negative publicity, which, in turn, could have an adverse effect on our ability to attract new customers and adversely affect our business condition and prospects.

Our business could incur liability if a drug causes patient harm. While we are generally indemnified and insured against such risks, we may still suffer financial losses.

We could incur liability for harm allegedly caused by a drug or device for which we conduct a clinical trial, either as a result of a lawsuit against the Sponsor or CRO to which we are joined, or of an action launched by a regulatory body. While we are generally indemnified for such harm under our agreements with Sponsors and CROs, we could nonetheless incur financial losses, regulatory penalties or both. Further, the indemnification obligations of Sponsors and CROS are enforceable by us only if specific facts exist, which may be difficult to prove or may be subject to dispute. Any claim could result in potential liability for us if the claim is outside the scope of such indemnification, the Sponsor or CRO does not comply with its indemnification obligations or our liability exceeds applicable indemnification limits or available insurance coverage. Further, we do not carry insurance to cover damages for which we are liable. Such a claim could adversely affect our financial condition and our results of operations, and the associated negative publicity could adversely affect our business and reputation.

RISKS RELATED TO OUR CBD BUSINESS AND CANNABIS RESEARCH

The lack of clarity and changes to federal and state laws relating to hemp could slow its use, which would materially impact our revenues.

On November 12, 2025, President Donald J. Trump signed into law H.R. 5371, the “Continuing Appropriations, Agriculture, Legislative Branch, Military Construction and Veterans Affairs, and Extensions Act, 2026” (the “Act”), which makes continuing appropriations and extensions for fiscal year 2026, and which, among other things, (i) limits the content of tetrahydrocannabinol (“THC”) to 0.4 mg per container for hemp-derived consumable products, (ii) limits the contents of intermediate hemp products to no more than 0.3% total THC on a dry-weight basis after decarboxylation and (iii) excludes any cannabinoid substance that is not naturally produced by the cannabis plant or is synthesized outside of the plant from being defined as a hemp product, such that only products derived from Cannabis sativa L. and any part of the plant will be defined as hemp and that products that contain synthetic cannabinoids will be regulated as controlled substances under federal law. It is unknown to the Company whether the sections of the Act that impact the hemp industry will be replaced, impacted or amended by subsequent acts of Congress. A significant portion of our revenues may result from sales of VitaCookies, which contain low-dose hemp-derived THC that complies with the original Farm Bill and the Act and such replacement, impact or amendment could harm the Company. While there appears to be public support for favorable legislative action, including the Cannabinoid Safety and Regulation Act (CSRA) proposed in December 2025, numerous factors may impact or negatively affect the Company, including a bill introduced in the House of Representatives on November 30, 2025, that would repeal the hemp-related provisions in the Act. Any of these factors could slow or halt the use of hemp, which could negatively impact VitaCookie sales and the development of other products containing cannabinoids and cause us to discontinue their development, manufacture and sale. In addition, changes in federal or state laws could require us to alter the way in which we conduct our business in order to remain compliant with them. These possible changes, if necessary, could be costly and may adversely impact our results of operations.

Final designation of hemp-derived cannabinoids as impermissible adulterants, the Food and Drug Administration’s refusal to accept hemp-derived cannabinoids as New Dietary Ingredients ("NDI") or the FDA's interpretation of Investigational New Drug ("IND") Preclusion could negatively impact the Company’s operations.

The regulatory framework surrounding cannabinoids, particularly CBD, raises significant challenges for the Company. First, concerns about CBD as an impermissible adulterant persist due to the FDA's position that cannabinoids cannot legally be added to food or beverages. The Food and Drug Administration (the “FDA”) has consistently objected to such uses, asserting that CBD-containing products may be adulterated and subject to enforcement action. Second, under the Food, Drug and Cosmetic Act (the “FD&C Act”), unless a product was in the food supply and marketed to the public prior to October 15, 1994, manufacturers must notify the FDA before marketing dietary supplements containing NDIs, providing evidence that the ingredient is expected to be safe. There is uncertainty as to whether hemp-derived cannabinoids were in the food supply and marketed to the public before October 15, 1994, as required to avoid classification as an NDI. Since 2024, the FDA has objected to New Dietary Ingredient Notifications (“NDINs”) submitted to the Agency related to CBD products on the basis that they do not meet the definition of dietary supplements because CBD was not marketed as a dietary ingredient before its investigation as a new drug. This position has been articulated in most warning letters the FDA has sent to companies that have submitted NDINs relating to cannabis products. The regulatory treatment of CBD in food and consumer products is an evolving area of federal law. Any enforcement of the IND Preclusion could require the Company to allocate significant resources to defend its position, adversely affecting its business and operations. Without changes in federal law, regulation, or judicial interpretation, the FDA’s current stance could materially and adversely affect the Company’s ability to operate.

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Failure to obtain requisite regulatory approvals and permits could adversely affect the Company’s ability to conduct business.

The Company may be required to obtain and maintain approvals and permits in the jurisdictions where its CBD products are sold, and failure to do so could delay or impede its operations and subject it to civil and criminal penalties. Requirements for these approvals and permits are subject to change. There is no assurance that the Company will be able to acquire or retain such approvals and permits. Any substantial delay or inability to obtain these permits or approvals would adversely affect the Company’s ability to conduct its CBD business and could materially affect its financial condition and operations.

Costs associated with compliance with numerous laws and regulations could impact our financial results. In addition, we could become subject to increased litigation risks associated with the CBD industry and the overall Dietary Supplement Industry.

The manufacture, labeling and distribution of CBD products are regulated by various federal, state and local agencies. These governmental authorities may initiate regulatory or legal proceedings that could restrict the permissible scope of our product claims or our ability to sell products in the future. We may be subject to federal, state, and local regulation due to our product offerings, including hemp-based cannabinoid products. The shifting compliance environment and the need to build and maintain robust systems to comply with regulations across multiple jurisdictions increase the risk that we may violate one or more of them. If our operations were to violate any of these regulations, we could be subject to civil and criminal penalties, damages, fines and curtailment or restructuring of our operations, any of which could adversely affect our business and our financial results. Failure to comply with these regulations could result in injunctions, product withdrawals, recalls, product seizures, fines and criminal prosecutions and other adverse effects. Our advertising is subject to regulation by the FDA under the FD&C Act, by the FTC under the Federal Trade Commission Act and various state regulations enforced by state agencies. Any actions against us by governmental authorities or private litigants could be time-consuming and costly to defend, and could have a material adverse effect on our business, financial condition, and results of operations.

The FTC may seek to pursue enforcement actions against the Company for selling CBD products.

The FTC has increasingly focused on regulating the advertising, labeling, and promotion of CBD products, both independently and in collaboration with the FDA, and has issued warnings about advertisements containing unsupported or exaggerated health claims. The FTC has also initiated administrative actions for making unsupported health claims, resulting in settlement agreements requiring cessation of such claims and monetary penalties, and has issued a notice of penalty offenses, which stressed the need for rigorous substantiation of health-related product claims. The FTC’s actions, along with the potential for increased enforcement, present additional risks to us. If the FTC were to take action against the Company for making unsupported or exaggerated health claims, it could incur substantial expense, penalties and reputational damage.

We may not be able to engage in cannabis-related research.

We are required to meet extremely stringent requirements of federal regulation in order to conduct such research, whether cannabis remains a Schedule I controlled substance or it is rescheduled to Schedule III. There is no assurance that we will be able to meet these requirements. For further information, see “Business – The Alpha Research Business – Cannabis-Related and CBD Research – Regulation of Cannabis Research” on page 43.

Potential FDA regulation could have a materially adverse effect on our business, financial condition, and results of operations.

If cannabis is reclassified from a Schedule I controlled substance under the CSA, the FDA may regulate it under the FD&C Act and require clinical trials to verify the efficacy and safety of cannabis products. If we were unable to comply with these regulations, it could adversely affect our business, operating results, and financial condition.

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If we engage in cannabis research while cannabis is a Schedule I controlled substance under the CSA, we may be subject to the following risks, which could have a material adverse effect on our business, financial condition and results of operations.

•	We may suffer adverse tax consequences.

Section 280E of the U.S. Internal Revenue Code of 1986, as amended (the “IRC”), prohibits taxpayers with cannabis operations from deducting expenses directly associated with cannabis businesses for U.S. federal income tax purposes. As a result, our Company, if otherwise profitable, could nevertheless operate at a loss.

•	We may not have access to United States bankruptcy protections available to non-cannabis businesses.

Many courts have denied cannabis businesses federal bankruptcy protections, making it difficult for lenders to be made whole on their investments in the cannabis industry in the event of a bankruptcy, which could make it more difficult for us to obtain debt financing. In addition, if we were to experience a bankruptcy, there is no assurance that federal bankruptcy protections would be available to us.

•	There could be doubt regarding our ability to enforce contracts.

Judges have refused to enforce agreements relating to cannabis. There is no assurance that we would be able to enforce our cannabis-related contracts, which could have a material adverse effect on our business, financial condition and results of operations.

•	Our property may be subject to civil asset forfeiture.

Any of our property used in the conduct of cannabis-related business or the proceeds of such business could be subject to seizure and civil asset forfeiture, even if we were never charged with a crime.

•	We could be subject to criminal prosecution and civil liabilities under RICO.

The Racketeer Influenced Corrupt Organizations Act (“RICO”) criminalizes the use of any profits from certain activities in interstate commerce. While intended to provide an additional cause of action against organized crime, because cannabis is illegal under U.S. federal law, the production and sale of cannabis qualify cannabis-related businesses as “racketeering,” as defined by RICO. As such, the Company and its officers, directors and other personnel could be subject to criminal prosecution under RICO, which could result in substantial penalties and financial loss to the Company. Persons harmed in their business or property by actions that constitute racketeering under RICO often have a civil cause of action against “racketeers,” and can claim triple their amount of estimated damages. The Company and its officers, directors and others could be subject to civil claims under RICO.

We are vulnerable to fluctuations in the price and supply of ingredients, packaging materials, and freight.

The prices of the ingredients used in our VitaCookies, packaging materials, and freight are subject to fluctuations attributable to, among other things, changes in supply and demand for raw materials or other commodities. Our ability to pass along higher costs through price increases to our customers will depend on competitive conditions and pricing methodologies in the markets where we intend to compete. To the extent competitors do not also raise their prices, customers and consumers may choose to purchase competing products or shift purchases to lower-priced private-label or other offerings that may adversely affect our results of operations. We will use significant quantities of raw materials provided by third-party suppliers. We will also likely buy from various producers and manufacturers, and alternate sources of supply are generally available. However, supplies and prices are subject to market conditions and are influenced by other factors beyond our control. The occurrence of any of the foregoing could increase our costs and disrupt our operations.

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Substantial disruption to production at our facilities or those of our suppliers could occur.

A disruption in production at our Vita-Cookie facility or at our suppliers could adversely affect our business. Such a disruption could occur for many reasons, including fire, natural disasters, weather, water scarcity, manufacturing problems, disease, strikes, transportation or supply interruptions, government regulations, cybersecurity attacks, or terrorism. Alternative facilities with sufficient capacity or capabilities may not be available, may cost substantially more or may take a significant amount of time to start production, any of which could negatively affect our business and results of operations.

We face competition from other companies developing and commercializing CBD products and our operating results will suffer if we fail to compete effectively.

The CBD industry is highly competitive and subject to rapid, significant technological and regulatory changes. We have existing competitors and potential competitors, many of which have or will have substantially greater name recognition, commercial infrastructure, and financial, technical, and personnel resources than we do. Established competitors may invest heavily to quickly discover and develop novel compounds that could make any of our products obsolete or uneconomical. In addition, mergers and acquisitions may result in the concentration of resources among fewer competitors, potentially reducing or eliminating our commercial opportunities. Further, such potential competitors may enter the market before us, and their products may be designed to circumvent our granted patents and pending patent applications. They may also challenge, narrow or invalidate our granted patents or our patent applications, and such patents and patent applications may fail to provide adequate protection for our products. Any new product that competes with an approved product may need to demonstrate compelling advantages in efficacy, cost, convenience, tolerability and safety to be commercially successful. Other competitive factors, including generic competition, could force us to lower prices or reduce sales. In addition, products developed by third parties could emerge as competitors to ours.

If we contract with third parties to manufacture and commercialize our products, we will be subject to the risk that we will not have sufficient quantities of our product candidates or products, or that such quantities will be at an unacceptable cost, which could delay, prevent, or impair our development or commercialization efforts.

We may contract with third parties to manufacture and sell our products. The failure of any such third party to manufacture products in accordance with our specifications, its failure to deliver or market products in a timely manner or other failure on its part to comply with its contract with us could have a material adverse effect on us. Even if we establish agreements with such third parties, reliance on them would entail additional risks, including breach of a manufacturing or sale agreement, misappropriation of our proprietary information, including our trade secrets and know-how.

The patent position of CBD products is highly uncertain and involves complex legal and factual questions.

The degree of patent protection we require to successfully commercialize our CBD products may be unavailable or severely limited in some cases, and may not adequately protect our rights or permit us to gain or maintain any competitive advantage. We cannot guarantee that any of our pending patent applications will result in issued patents that include claims sufficiently broad to protect the patented product. Furthermore, patents have a limited lifespan. In the United States, the natural expiration of a patent is generally twenty years after it is filed. Various extensions may be available; however, the life of a patent and the protection it affords are limited. Given the time required for the development, and if required, the testing and regulatory review of new products, patents protecting such candidates might expire before or shortly after such candidates are commercialized. As a result, our owned and licensed patent portfolio may not provide us with adequate and continuing patent protection.

Other parties have developed products that may be related to or competitive with ours. Such parties may have filed or may file patent applications, or may have received or may receive patents, claiming inventions that may overlap or conflict with those claimed in our own patent applications, with respect to either the same methods or formulations or the same subject matter, in either case that we may rely upon to dominate our patent position in the market. Publications of discoveries in the scientific literature often lag behind the actual discoveries, and patent applications in the United States and other jurisdictions are typically not published until 18 months after filing, or in some cases, not at all. Therefore, we cannot know with certainty whether we were the first to make the inventions claimed in our owned or licensed pending patent applications, or that we were the first to file for patent protection of such inventions. As a result, the issuance, scope, validity, enforceability and commercial value of our patent rights cannot be predicted with any certainty.

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In addition, the patent prosecution process is expensive and time-consuming, and we may not be able to file and prosecute all necessary or desirable patent applications at a reasonable cost or in a timely manner. Patent prosecution is a lengthy process, during which the scope of the claims initially submitted for examination by the USPTO may have been significantly narrowed by the time they issue. It is also possible that we will fail to identify patentable aspects of our research and development output before it is too late to obtain patent protection. Moreover, in some circumstances, we may not have the right to control the preparation, filing and prosecution of patent applications, or to maintain the patents, covering technology that we license from third parties. Therefore, these patents and applications may not be prosecuted or enforced in a manner consistent with our best interests.

Even if we obtain a patent, third parties may challenge its validity, enforceability or scope, which could result in its being narrowed, invalidated or held unenforceable. The issuance of a patent is not conclusive as to its inventorship, scope, validity or enforceability, and our owned and licensed patents may be challenged in the courts or patent offices in the United States and abroad. For example, we may be subject to a third-party submission of prior art to the USPTO challenging the priority of an invention claimed within one year of the issuance of a patent, and such a submission could also be made before the patent’s issuance, precluding its grant. We may become involved in opposition, derivation, reexamination, inter partes review, post-grant review, or interference proceedings challenging a patent or a patent of a person from whom we have obtained a patent license.

Third parties may claim that they invented the inventions claimed in our issued patents or patent applications before us or may file patent applications before we do. They may also claim that we are infringing their patents and that, therefore, we may not practice our technology claimed under our patents. They may also contest our patents and patent applications, claiming that our invention was not original, was not novel or was obvious. In litigation, they could claim that a patent is not valid and if the court agreed, we would lose our rights to the patent.

In addition, we may be subject to claims by former employees or consultants asserting ownership rights in our patents or patent applications arising from work that they performed on our behalf. Even though we may require an employee, consultant, advisor or third party that has access to our proprietary know-how, information or technology to assign or grant rights to their inventions to us, we cannot be certain that we will execute such agreements with all such parties, nor can we be certain that our agreements with them will be upheld in the face of a potential challenge, or that, if they are breached, we will have an adequate remedy.

Even if unchallenged, our patents may not provide meaningful protection or prevent third parties from circumventing them by designing similar or alternative technologies or products. If the patent protection provided by our patents and patent applications is not sufficiently broad to impede such action, our ability to successfully commercialize our products could be negatively affected.

Obtaining and maintaining patent protection depends on compliance with the procedural requirements of the USPTO and foreign agencies and our patent protection could be reduced or eliminated for non-compliance with these requirements.

The USPTO and various foreign government agencies require compliance with procedural requirements. In addition, periodic maintenance fees for issued patents may need to be paid over the lifetime of a patent. While an unintentional lapse may sometimes be cured, there are situations in which noncompliance can result in abandonment or lapse of the patent or patent application, resulting in partial or complete loss of patent rights in the relevant jurisdiction. Events that could result in abandonment or lapse of a patent or patent application include failure to respond to official actions on time and non-payment of fees. If we fail to maintain our patents and patent applications, we may be unable to prevent a third party from marketing products that are identical to or substantially similar to ours.

In addition to the protection afforded by patents, we may rely on unpatented trade secrets and know-how to develop and maintain our competitive position. With respect to the building of our proprietary compound portfolio, we consider trade secrets and know-how to be significant components of our intellectual property. We intend to protect it by entering into confidentiality agreements with our collaborators, scientific advisors, employees and consultants and by entering into invention-assignment agreements with them. Nevertheless, we may not be able to prevent the unauthorized disclosure or use of our trade secrets and know-how by the parties to these agreements. While we may monitor unauthorized use and disclosure, doing so is difficult, and we do not know whether these measures are effective. If any of these parties breach the terms of their agreements, we may not have adequate remedies and we could lose our trade secrets or know-how as a result. Enforcing a claim that a third party illegally obtained and is using our trade secrets or know-how would be expensive and time-consuming and the outcome would be unpredictable. Our trade secrets and know-how could lawfully be known or discovered by third parties and if so, we would have no right to prevent their use.

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Third parties may initiate legal proceedings alleging that we are infringing their intellectual property rights, the outcome of which would be uncertain and could have a material adverse effect on the success of our business.

Our commercial success depends on our ability to develop, manufacture, market and sell our products and use our proprietary intellectual property without infringing the proprietary rights and intellectual property of third parties. We may become a party to, or be threatened with, proceedings or litigation regarding intellectual property rights relating to our products and intellectual property. Third parties may assert infringement claims against us, alleging that our products or intellectual property infringe their patents. We cannot be certain that we do not infringe existing patents or that we will not infringe future patents. Further, because patent applications can take many years to issue and may be confidential after filing, and because pending patent claims can be revised before issuance, there may be applications now pending that may later result in issued patents that may be infringed by the manufacture, use, or sale of our products or intellectual property. If a patent holder believes our product infringes on his patent, he may sue us even if we have received a patent.

If we are found to infringe a third party’s intellectual property rights, we could be required to seek a license from such third party or we could elect to seek such a license, even in the absence of an action or finding of infringement. In either case, we might not be able to obtain such license on commercially reasonable terms or at all. Even if we were able to obtain such a license, it could be granted on non-exclusive terms, thereby providing our competitors and other third parties access to the same intellectual property licensed to us. Without such license, we could be forced to cease developing and commercializing the infringing product or intellectual property. In addition, we could be liable for monetary damages, including treble damages and attorneys’ fees if we are found to have willfully infringed such third-party patent rights. A finding of infringement could prevent us from commercializing our products or require us to cease or curtail our business operations.

We may be subject to damages arising from claims that we or our employees have wrongfully used or disclosed third parties' trade secrets.

We could become subject to claims that we or our employees have inadvertently or otherwise used or disclosed alleged trade secrets or other proprietary information of former employers or competitors. Although we try to ensure that our employees and consultants do not use the intellectual property, proprietary information, know-how or trade secrets of others in their work for us, we may in the future be subject to claims that we caused an employee to breach the terms of his or her non-competition or non-solicitation agreement, or that we or these individuals have, inadvertently or otherwise, used or disclosed the alleged trade secrets or other proprietary information of a former employer or competitor. Litigation may be necessary to defend against these claims. Even if we are successful in defending against these claims, litigation could result in substantial costs and could distract management. If our defenses to these claims fail, in addition to requiring us to pay monetary damages, a court could prohibit us from using technologies or features that are essential to our product candidates, if such technologies or features are found to incorporate or be derived from the trade secrets or other proprietary information of the former employers. An inability to incorporate such technologies or features would have a material adverse effect on our business and may prevent us from successfully commercializing our product candidates. In addition, we may lose valuable intellectual property rights or personnel as a result of such claims. Moreover, any such litigation or the threat thereof may adversely affect our ability to hire employees or contract with independent sales representatives. The loss of key personnel or their work product could hamper or prevent our ability to commercialize our product candidates, thereby adversely affecting our business, results of operations, and financial condition.

We may become involved in lawsuits to protect or enforce our patents and other intellectual property rights, which could be expensive, time-consuming and unsuccessful.

Competitors and other third parties may infringe, misappropriate or otherwise violate our patents and other intellectual property rights. To counter infringement or unauthorized use, we may be required to file infringement claims. A court might disagree with our allegations and refuse to stop the other party from using the technology at issue because our patents do not cover that third-party technology. Further, third parties may assert a counterclaim that we infringe their intellectual property rights or that a patent we have asserted against them is invalid or unenforceable. In patent litigation in the United States, defendant counterclaims challenging the validity, enforceability or scope of asserted patents are common. Grounds for a validity challenge could be our alleged failure to meet any of several statutory requirements, including lack of novelty, obviousness or non-enablement. Patents may be unenforceable if a person connected with the prosecution of the patent withheld relevant information from the USPTO or made a misleading statement during prosecution. It is possible that prior art, of which the patent examiner and we were unaware during prosecution, exists, which could render an issued patent invalid. Moreover, prior art may exist of which we are unaware that could render our patents invalid.

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An adverse outcome in any such proceeding could invalidate one or more of our patents or cause them to be construed narrowly. If a third party were to prevail on an assertion of invalidity or unenforceability of our patents covering one of our products, we would lose at least part, and perhaps all, of the patent protection covering it. Competing products may also be sold in countries in which our patent protection may not exist or be as strong as in the United States.

Intellectual property litigation could require us to expend substantial resources and distract our personnel from their normal responsibilities.

Litigation or other legal proceedings relating to intellectual property claims, with or without merit, are unpredictable, are often expensive and time-consuming and may divert significant resources from our core business, including distracting our technical and management personnel from their normal responsibilities. Furthermore, because substantial discovery is required in intellectual property litigation, there is a risk that some of our confidential information could be compromised by disclosure. In addition, there could be public announcements of the results of hearings, motions, or other interim proceedings or developments. If these results are perceived as negative, they could materially adversely affect the price of our Common Stock. Such litigation or proceedings could substantially increase our operating losses and reduce the resources available for development activities or any future sales, marketing or distribution activities.

We may not have sufficient financial or other resources to conduct such litigation or proceedings adequately. Some third parties may be able to bear the costs of such litigation or proceedings better than we. Accordingly, we may not have the financial resources to prevent third parties from infringing, misappropriating or successfully challenging our intellectual property rights. Uncertainties arising from the initiation or continuation of patent litigation or other proceedings could materially affect our ability to compete in the marketplace.

We may not be able to enforce our intellectual property rights effectively worldwide.

Filing, prosecuting and defending patents for our products worldwide would be prohibitively expensive. Patent requirements vary worldwide, and our ability to protect and enforce our intellectual property rights may be adversely affected by changes in foreign intellectual property laws. The patent laws of certain foreign countries do not provide the same level of protection for intellectual property rights as those in the United States, and we may face significant challenges in protecting and enforcing our intellectual property in those jurisdictions. The legal systems of some countries, particularly developing countries, do not favor the enforcement of patents and other intellectual property rights. This could make it difficult for us to stop patent infringement or the misappropriation of our other intellectual property rights. Consequently, we may not be able to prevent third parties from practicing our inventions in all countries outside the United States. Third parties may use our intellectual property in jurisdictions where we have not obtained patent protection to develop their own products and, further, may export otherwise infringing products to territories where we have patent protection, if our ability to enforce our patents to stop infringing activities is inadequate.

Proceedings to enforce our patent rights in foreign jurisdictions, whether or not successful, could result in substantial costs and divert our efforts and resources from other aspects of our business. Furthermore, while we intend to protect our intellectual property rights in the major markets for our product candidates, we cannot ensure that we will be able to initiate or maintain similar efforts in all jurisdictions in which we may wish to market our product candidates.

We may need to license intellectual property from third parties, and such licenses may not be available or may not be available on commercially reasonable terms.

A third party may hold intellectual property that is important or necessary to the development of our products. It may be necessary for us to use third parties' patented or proprietary technology to commercialize our products, in which case we would be required to obtain a license from them on satisfactory terms. If we were unable to do so, our business could be materially harmed.

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If we fail to comply with our obligations under agreements under which we license intellectual property from third parties, we could lose rights important to our business.

If we enter into license agreements, they may impose various obligations on us in order to maintain them. If a licensor were to determine that we breached our obligations thereunder, it could seek to terminate these agreements, thereby depriving us of the ability to develop and commercialize the products and technology covered thereby.

Moreover, disputes may arise regarding intellectual property subject to a licensing agreement, including:

•	the scope of rights granted under the license agreement and other interpretation-related issues;
•	the extent to which our technology and processes infringe on the intellectual property of the licensor that is not subject to the licensing agreement;
•	the sublicensing of patents and other rights under our collaborative development relationships;
•	our diligence obligations under the license agreement and what activities satisfy those diligence obligations;
•	the inventorship and ownership of inventions and know-how resulting from the joint creation or use of intellectual property by our licensors and us and our partners; and
•	the priority of the invention of patented technology.

Agreements under which we may license intellectual property or technology from third parties may be complex, and certain provisions that may be subject/ to multiple interpretations. The resolution of any contract interpretation disagreement that may arise could narrow what we believe to be the scope of our rights to the relevant intellectual property or technology, or increase what we believe to be our financial or other obligations under the relevant agreement, either of which could have a material adverse effect on our business, financial condition, results of operations, and prospects. Moreover, if disputes over intellectual property that we have licensed prevent or impair our ability to maintain our licensing arrangements on commercially acceptable terms, we may be unable to successfully develop and commercialize the affected product candidates, which could have a material adverse effect on our business, financial conditions, results of operations, and prospects.

Changes to patent law could diminish the value of our patents, thereby impairing our ability to protect our products.

Our success with CBD products will be heavily dependent on intellectual property, particularly patents. Obtaining and enforcing patents involves both technological and legal complexity and may be costly, time-consuming and uncertain. Recent patent reform legislation in the United States and other countries could increase those costs and uncertainties. The U.S. Supreme Court has ruled on several patent cases in recent years, narrowing the scope of patent protection in some circumstances and weakening patent owners' rights in others. Additionally, there have been recent proposals to amend the patent laws of the United States and other countries, which, if adopted, could affect our ability to obtain patents or enforce our rights in them. Depending on future actions by the U.S. Congress, the U.S. courts, the USPTO and similar bodies in other countries, the laws and regulations governing patents could change in ways that would weaken our ability to obtain new patents or to enforce them.

RISKS ASSOCIATED WITH THE OFFERING AND THE OWNERSHIP OF COMMON STOCK

No minimum proceeds are required in the Offering.

We cannot assure that all or even a significant number of shares of Common Stock offered by us will be sold. Funds from an investor’s subscription will be immediately available to the Company upon acceptance of the subscription, and no refunds will be made if insufficient funds are raised. Investors who subscribe for shares earlier in the Offering will face a greater risk than those who subscribe later, as the Offering progresses.

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The Offering Price has been arbitrarily determined.

The Offering Price has been determined by the Company, and bears no relationship to its assets, book value, potential earnings, net worth or any other recognized criterion of value.

The Offering is being conducted on a “best efforts” basis and does not require a minimum amount to be raised. As a result, we may not raise sufficient funds in the Offering to fully implement our business plan and investors may lose their entire investment.

The Offering is on a “best efforts” basis and does not require a minimum amount to be raised. If we do not raise sufficient funds, we will be unable to fund our operations as planned and our growth opportunities may be materially adversely affected. This could increase the likelihood that an investor may lose his entire investment.

There is no underwriter or placement agent for the Offering and therefore, no independent party has verified any of the statements contained in this Offering Circular.

There are no sales agents, placement agents, or underwriters in connection with the Offering. As a result, no third party has performed due diligence or a valuation of the Company in connection with the Offering.

We do not intend to pay dividends on our Common Stock.

We have never paid cash dividends on the Common Stock and do not expect to do so in the foreseeable future. It is the present intention of our board of directors to retain all earnings, if any, for use in our business operations. Accordingly, our board of directors does not anticipate declaring any dividends on our Common Stock in the foreseeable future. As a result, any gain you will realize on our Common Stock will result solely from the appreciation of your Shares. The payment of cash dividends on our Common Stock in the future will be at the discretion of our board of directors and will depend, among other things, upon our revenues and earnings, if any, capital requirements and general financial condition.

Two of our executive officers, who are also directors and principal shareholders, have the power to control all matters submitted to shareholders for approval.

Controlling shares of the Company are now, and upon completion of the Offering will be, beneficially owned by two officers and directors. Thus, they are, and will continue to be, able to determine the outcome of all matters submitted to our shareholders for approval, including the election and removal of directors, the approval of a merger or consolidation or the sale of all or substantially all of our assets. They also have sufficient voting power to take shareholder action without a meeting or prior notice. For further information, see “Description of Capital Stock – Preferred Stock – Series B Preferred and Its Anti-Takeover Effects”.

The SEC’s “Penny Stock” rules may affect your ability to sell Common Stock.

The Common Stock is subject to the SEC’s “penny stock” rules. Generally, a “penny stock” is any equity security that has a market price of less than $5.00 per share, subject to certain exceptions that are not relevant to the Common Stock. Trading in penny stock is subject to certain sales practice requirements for broker-dealers that sell penny stocks to persons other than established customers and accredited investors. For transactions covered by these rules, broker-dealers must make a special suitability determination for the purchase of the penny stock and must have received the purchaser’s written consent to the transaction before the purchase. In addition, for any transaction involving a penny stock, the rules require delivery of a risk disclosure document before the first transaction. A broker-dealer must also disclose the commissions payable to both the broker-dealer and its registered representative, as well as current quotations for the security. Finally, monthly statements must be sent that disclose recent price information for penny stocks. These rules may restrict broker-dealers' ability to trade in or maintain a market for our Common Stock and may adversely affect shareholders' ability to sell their shares.

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Because we do not currently have an audit committee, compensation committee or any other corporate governance committee, shareholders will have to rely on our directors, none of whom is independent, to perform these functions.

We do not have an audit committee, compensation committee or any other corporate governance committee. The board of directors performs these functions and none of its members is independent. Accordingly, there is a risk of conflict because board members who are also members of management will participate in discussions regarding management compensation and audit matters that may affect their management.

Failure to file SEC reports on time may adversely affect us.

We have failed to file Quarterly Reports on Form 10-Q and Annual Reports on Form 10-K with the SEC on time. Timely filing of these reports is required to comply with the law, the SEC’s rules and regulations, and OTC Markets’ rules. Failure to file these reports on time or at all could result in OTC Markets’ reducing our quotation level from Pink Current initially to Pink Limited and, if the failure to file reports were to continue, to lower levels and eventually, to delisting; each of these reductions would progressively and adversely affect investors’ ability to sell their Common Stock. Other adverse consequences include possible SEC enforcement action, the imposition of fines and penalties and a loss of investor confidence. All of the foregoing would very likely result in a decline in the market value of Common Stock. We are taking measures to ensure that we will file our reports on time, but we cannot assure that we will be successful. In addition, the unavailability of funds to pay our accountants and attorneys may adversely affect our ability to prepare and file reports.

The sale or availability for sale of substantial amounts of Common Stock could adversely affect its market price.

Common Stock is quoted OTC Pink tier of the alternate quotation system operated by OTC Markets, and, despite increases in trading volume from time to time, there have been periods when it was “thinly traded,” meaning that the number of persons interested in purchasing or selling Common Stock at or near bid prices at that time was relatively small or nonexistent and that persons interested in selling Common Stock were not able to do so or could do so only in limited amounts. Transactions that result in the issuance of a large number of newly issued shares that are immediately tradable, such as the Offering, or other events that cause shareholders to sell their shares, could place downward pressure on the market price of Common Stock. In addition, the lack of a robust resale market may adversely affect the market price of Common Stock if many shareholders seek to sell their Common Stock at the same time.

Sales of substantial amounts of Common Stock or the perception that these sales could occur could adversely affect the market price of Common Stock and could impair our future ability to raise capital through offerings of Common Stock. As of the date of this Offering Circular, we had 11,626,749,347 shares of Common stock outstanding, of which 5,337,215,759 shares were held by persons who were not affiliates of the Company and substantially all of which can be sold without limitation as to amount under the exemption from registration afforded by Rule 144 promulgated by the SEC under the Securities Act (“Rule 144”). Accordingly, upon completion of the Offering (assuming that all of the Shares are sold), there will be 10,337,215,759 shares of Common Stock that could be publicly sold. The sale or potential sale of a substantial number of these shares into the market could adversely affect the market price of the Common Stock.

FINRA’s sales practice requirements may also limit your ability to buy and sell our Common Stock, which could depress the price of our securities.

FINRA’s rules require that broker-dealers have reasonable grounds for believing that an investment is suitable for a customer before recommending it to a customer. Before recommending low-priced, speculative securities, such as the Shares, to their non-institutional customers, broker-dealers must make reasonable efforts to obtain information about the customer’s financial status, tax status and investment objectives, among others. Under FINRA’S interpretations of these rules, there is a high probability that the Share will not be suitable for many customers. Thus, FINRA’s requirements make it more difficult for broker-dealers to recommend that their customers buy Common Stock, which may limit your ability to buy and sell Common Stock, have an adverse effect on the market for Common Stock, and thereby depress its market price.

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A sustained and active trading market for Common Stock may not be maintained, which may limit investors’ ability to sell shares at all or at an acceptable price.

The market for our Common Stock has not always been active and we cannot predict whether a more active market will develop or, if developed, be sustained. In the absence of an active trading market, investors may have difficulty buying and selling their shares; market visibility for our Common Stock may be limited; and such lack of visibility may depress its market price. The lack of an active market could impair investors’ ability to sell Common Stock when they desire to do so or at satisfactory prices. An inactive market may also impair our ability to raise capital by selling Common Stock and may impair our ability to acquire additional assets by using Common Stock as consideration.

The market price of Common Stock may be volatile and purchasers of Common Stock could incur substantial losses.

The market price of Common Stock may be volatile and subject to wide fluctuations in response to various factors. The market in which the Common Stock is traded has experienced extreme volatility that has often been unrelated to the operating performance of particular companies. The market price for Common Stock may be influenced by many additional factors, including:

•	our ability to successfully commercialize and realize revenues from sales of any products we may develop or sell;

•	regulatory or legal developments in the U.S. and other countries, especially changes in laws or regulations applicable to any products we may develop or sell or to our customers;

•	variations in our financial results or those of companies that are perceived to be similar to the Company;

•	announcements by us or our competitors of significant acquisitions, strategic partnerships, joint ventures or capital commitments;

•	developments or disputes concerning patents or other proprietary rights, including patents, litigation matters and our ability to obtain patent protection for our products;

•	our ability or inability to raise additional capital and the terms upon which we raise it, including dilution;

•	the recruitment or departure of key personnel;

•	actual or anticipated changes in earnings estimates or changes in stock market analyst recommendations regarding our securities, other comparable companies or our industry generally;

•	general economic, industry and market conditions;

•	the other risks described in “Risk Factors”; and

•	general business risks that are not described in this Offering Circular.

Market and industry factors may adversely affect the market price of Common Stock, regardless of our operating performance. Following periods of market volatility, securities class action litigation has often been instituted against companies. Such litigation, if instituted against us, could result in substantial costs and diversion of management’s attention and resources, which could materially and adversely affect our business, financial condition, results of operations and prospects.

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We have broad discretion in the use of the proceeds of the Offering and may not use them effectively.

Our management will have broad discretion in the application of the proceeds from the Offering, including for any of the currently intended purposes described in “Use of Proceeds.” Because of the number and variability of factors that will determine our use of the net proceeds from this offering, their ultimate use may vary substantially from the uses set forth in this Offering Circular. Our management may not apply the proceeds of the Offering in ways that increase the value of your investment or shareholder value. Our management's failure to apply these proceeds effectively could harm our business. Pending the use of such proceeds, we may invest them in short-term, investment-grade, interest-bearing securities. These investments may not yield a favorable return to our shareholders. If we do not invest or apply our cash in ways that enhance shareholder value, we not achieve expected financial results, which may result in a decline in the price of our Common Stock, and, therefore, may negatively impact our ability to raise capital, invest in or expand our business, acquire additional products or licenses, commercialize our products or continue our operations.

You will experience immediate and substantial dilution and may experience future dilution.

You will incur immediate and substantial dilution if you invest in the Offering. For further information, see “Dilution”. In addition, you may suffer further dilution in the event that the Company issues additional shares of Common Stock or securities convertible into Common Stock. There is no assurance that future dilution will not occur.

Provisions in our corporate charter documents, together with the fact that two shareholders have voting control of the Company, could make an acquisition of the Company more difficult and may prevent attempts by our shareholders to replace or remove our current management.

Provisions in our corporate charter and bylaws may discourage, delay, or prevent a merger, acquisition, or other change in control of us that shareholders may consider favorable, including transactions in which shareholders might otherwise receive a premium for their shares. These provisions could also limit the price that investors will be willing to pay for our securities, thereby depressing the market price of our Common Stock. In addition, these provisions may frustrate or prevent any attempts by our shareholders to replace or remove our current management by making it more difficult for shareholders to replace members of our board of directors. Because our board of directors is responsible for appointing our management, these provisions could, in turn, affect any attempt by our shareholders to replace current members of our management team. These provisions include the following:

•	our board of directors has the right to elect directors to fill a vacancy created by the expansion of our board of directors or the resignation, death or removal of a director, which will prevent shareholders from being able to fill vacancies on our board of directors;

•	our certificate of incorporation prohibits cumulative voting in the election of directors, which limits the ability of minority shareholders to elect director candidates; and

•	our board of directors can issue, without shareholder approval, shares of undesignated preferred stock, including shares with voting or other rights or preferences that could impede the success of any attempt to acquire us.

These provisions may also frustrate or prevent any attempts by our shareholders to replace or remove our current management or members of our board of directors. Further, other provisions of Colorado law may also discourage, delay or prevent someone from acquiring us or merging with us.

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The Company is an “emerging growth company,” as defined in the Securities Act (an “EGC”), and a “smaller reporting company,” as defined in Rule 405 promulgated under the Securities Act (an “SRC”) and intends to take advantage of certain exemptions from disclosure requirements available to it. Doing so could make the Common Stock less attractive to investors and make it more difficult to compare the Company's performance with that of other public companies.

As long as the Company is an EGC, it intends to utilize certain exemptions from reporting requirements that apply to public companies that are not EGCs. Among the reporting requirements from which the Company is so exempted are the auditor attestation requirements of the Sarbanes-Oxley Act (“SOX”), certain disclosures relating to executive compensation, holding a nonbinding advisory vote on executive compensation and shareholder approval of “golden parachute” payments. The Company is permitted to be an emerging growth company for up to five years or until the earliest of (i) the last day of the first fiscal year in which its annual gross revenues exceed $1 billion, (ii) the date that it becomes a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of Common Stock that is held by non-affiliates exceeds $700 million as of the last business day of its most recently completed second fiscal quarter, or (iii) the date on which it has issued more than $1 billion in nonconvertible debt during the preceding three-year period.

As an SRC, the Company intends to utilize certain reduced disclosure requirements, including publishing two years of audited financial statements instead of three years, as required for companies that are not SRCs. The Company will remain an SRC until the last day of the fiscal year in which it had (i) a public float that exceeded $250 million or (ii) annual revenues greater than $100 million and (iii) a public float that was greater than $700 million. To the extent the Company takes advantage of such reduced disclosure obligations, it may make comparison of its financial statements with those of other public companies difficult or impossible.

After the Company ceases to be an EGC, it is expected to incur additional management time and costs to comply with the more stringent reporting requirements applicable to accelerated filers or large accelerated filers under the SEC’s rules, including compliance with the auditor attestation requirements of Section 404 of SOX.

Changes to existing financial accounting standards or practices may adversely affect our results of operations.

Changes in existing accounting rules or practices, including generally accepted accounting principles in the United States (“GAAP”), new accounting pronouncements or varying interpretations of current accounting pronouncements or practices could harm our results of operations or the manner in which we conduct our business. Further, such changes could affect our reporting of transactions completed before they become effective. GAAP is subject to interpretation by the Financial Accounting Standards Board, FASB, the SEC and various bodies formed to promulgate and interpret appropriate accounting principles. A change in these principles or interpretations could materially affect our reported financial results and the reporting of transactions completed before the announcement of such a change. Difficulties in implementing these pronouncements could cause us to fail to meet our financial reporting obligations, leading to regulatory action and harm to investors’ confidence in us.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS,

THIRD-PARTY INFORMATION AND DESCRIPTIONS OF CONTRACTS

Forward Looking Statements

This Offering Circular, including “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” contains forward-looking statements about us and our industry that involve substantial risks and uncertainties. All statements other than statements of historical facts contained in this Offering Circular, including statements regarding our strategy, future financial condition, future operations, projected costs, prospects, plans, objectives of management, and expected market growth, are forward-looking statements. In some cases, you can identify forward-looking statements because they contain words such as “may,” “will,” “shall,” “should,” “expects,” “plans,” “anticipates,” “could,” “intends,” “target,” “projects,” “contemplates,” “believes,” “estimates,” “predicts,” “potential,” “goal,” “objective,” “seeks,” or “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans, or intentions. Forward-looking statements contained in this Offering Circular include, but are not limited to, our expectations regarding our financial performance; our expectations regarding future operating performance; our ability to attract and retain customers; our ability to compete in our industries; our ability to meet our liquidity needs; our ability to effectively manage our exposure to fluctuations in foreign currency exchange rates; the increased expenses associated with being a public company; the size of our addressable markets, market share, and market trends, including our ability to grow our business in the countries we have identified as near- term priorities; anticipated trends, developments, and challenges in our industry, business, and the highly competitive markets in which we operate; our ability to anticipate market needs or develop new or enhanced offerings and services to meet those needs; our ability to manage expansion into international markets and new industries; our ability to comply with laws and regulations, including laws affecting the cannabis and pharmaceutical industries, that currently apply or may become applicable to our business both in the United States and internationally; our ability to effectively manage our growth and expand our infrastructure and maintain our corporate culture; our ability to identify, recruit, and retain skilled personnel, including key members SPECIAL of senior management; our ability to successfully defend litigation brought against us; our ability to successfully identify, manage, and integrate any existing and potential acquisitions; our ability to maintain, protect, and enhance our intellectual property.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements in this Offering Circular primarily on our current expectations, estimates, forecasts, and projections about future events and trends that we believe may affect our business, results of operations, financial condition, and prospects. Although we believe that we have a reasonable basis for each such forward-looking statement, we cannot guarantee that the future results, activity levels, performance, or events and circumstances reflected in the forward-looking statements will be achieved. The outcome of the events described or discussed in these forward-looking statements is subject to risks, uncertainties, and other factors described in this Offering Circular. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and we cannot predict all of them that could affect these forward-looking statements. The results, events, and circumstances reflected in the forward-looking statements may not be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements in this Offering Circular relate only to events or circumstances as of the date on which they are made. We undertake no obligation to update any forward-looking statement in this Offering Circular to reflect events or circumstances after the date of this Offering Circular or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not achieve the plans, intentions, or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures, or investments we may make.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this Offering Circular, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete. Such statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain, and you should not unduly rely upon them.

You should read this Offering Circular and the documents referred to in it completely and with the understanding that our actual future results may be materially different from what we expect. All forward-looking statements in this Offering Circular are qualified by these cautionary statements.

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Third-Party Information

This Offering Circular includes information and estimates based on reports and other publications, sources from industry analysts, market research firms and other independent sources that were generally available to the public and not commissioned by us, in addition to management’s good-faith estimates and analyses. We believe that such reports and publications are reliable, but have not independently verified them or their underlying data sources, methodologies or assumptions. They contain information and estimates that are based on estimates, forecasts, projections, market research, or similar methodologies and are inherently subject to uncertainties. Actual events or circumstances may differ materially from events and circumstances reflected in these reports.

Descriptions of Contracts

This Offering Circular may contain descriptions of contracts and instruments to which the Company or its officers and directors are parties or by which it is affected. These contracts and instruments are exhibits to this Offering Circular and are identified under the caption “Exhibits, Financial Statement Schedules” in the Offering Statement of which this Offering Circular forms a part. Where any such contract or instrument is described in this Offering Circular, you are referred to the related exhibit, which may be found on the SEC’s website, and the description thereof is qualified by such reference.

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USE OF PROCEEDS

The proceeds from the Offering will be $2,000,000, assuming the sale of all of the Shares offered hereby. However, because the Offering is being conducted on a best-efforts basis, we may not sell all of these shares, which could significantly reduce the proceeds that we receive.

We currently intend to use the proceeds of the Offering for the purposes set forth in the table below, based upon our present plans and business conditions.

	Shares sold (25%)	Shares sold (50%)	Shares sold (75%)	Shares sold (100%)
Launch of VitaCookies
Production, packaging, distribution and sales expenses	$230,000	$385,000	$550,000	$750,000
Marketing and brand positioning	40,000	100,000	160,000	200,000
Total	$270,000	$485,000	$710,000	$950,000
Intellectual Property
Filing and prosecution of our patent and trademark portfolio	$50,000	$120,000	$150,000	$190,000
Total	$50,000	$120,000	$150,000	$190,000
Product Development
Development and improvement of CBD and medical formulations)	$25,000	$100,000	$200,000	$280,000
Research and validation (non-clinical) / stability / quality	–	50,000	90,000	150,000
Total	$25,000	$150,000	$290,000	$430,000
Corporate Expenses
Expenses related to the Offering[1]	$30,000	$–	$–	$–
General corporate expense[2]	125,000	245,000	350,000	430,000
Total	$155,000	$245,000	$350,000	$430,000
GRAND TOTAL	$500,000	$1,000,000	$1,500,000	$2,000,000

_____________

1 Includes filing, printing, legal, marketing and accounting expenses.

2 Includes general and administrative, contract labor, professional fees, officer compensation, rent, travel, advisory fees and interest.

The Company reserves the right to change the above use of proceeds if management believes it is in the best interest of the Company.

The use of proceeds set forth above represents management’s estimates based upon our current plans and business and economic conditions. Although we do not contemplate changes in the use of proceeds, we reserve the right to adjust the use of the proceeds as we deem appropriate, based on changes in our plans and other factors, including those set forth under “Risk Factors.” Therefore, the actual use of proceeds may differ materially from that set forth above.

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DILUTION

If you invest in the shares offered by this Offering Circular, your ownership interest will be diluted to the extent of the difference between the Offering Price and the pro forma as adjusted net tangible book value per share of Common Stock immediately after this offering. Dilution results from the fact that the Offering Price is substantially higher than the book value per share attributable to our existing shareholders. Pro forma net tangible book value per share represents the amount of shareholders’ equity (deficit), excluding intangible assets, divided by the number of shares of Common Stock outstanding at that date, without giving effect to the conversion of the Series A Convertible Preferred Stock, which is convertible into shares of Common Stock, but cannot be so converted, now or for the foreseeable future, on an economically rational basis.

Our historical net tangible book value deficit at November 30, 2025, was $1,363,195, or $0.00011 per share of Common Stock. This deficit is the difference between our total tangible assets minus and our total liabilities. Our historical net tangible book value deficit per share is our historical net tangible book value deficit divided by the number of shares of Common Stock outstanding as of November 30, 2025.

Assuming the sale of all of the 5,000,000,000 the shares of Common Stock offered by the Company in the Offering at an assumed an Offering Price of $0.0004 per share (the midpoint of the price range set forth on the cover page of this Offering Circular), our pro forma as adjusted net tangible book value as of November 30, 2025, would have been approximately $636,805, or $0.000039 per share of Common Stock. This represents an immediate dilution of $0.000361 per share, or 90.25% per share, to investors purchasing shares in the Offering.

The following table illustrates such dilution.

Assumed offering price per share	$0.0004
Net tangible book value per share as of November 30, 2025	$(0.000119)
Increase in net tangible book value per share attributable to investors in the Offering	$0.000158
Net tangible book value per share after the Offering	$0.000039
Dilution in net tangible book value per share to investors in the Offering	$0.000361

If the Company issues additional shares, which may occur from time to time, an investor could experience value dilution, with each share being worth less than before. There may also be earnings dilution, reducing earnings per share. The type of dilution that hurts early-stage investors most occurs when a company sells more shares in a “down round,” meaning at a lower valuation than in earlier offerings.

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MANAGEMENT’S DISCUSSION AND ANALYSIS

OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Information about the Company

The Company is headquartered in Houston, Texas, and conducts clinical trials for Sponsors and CROs as a Sponsor through Alpha Research Institute, and formulates, manufactures, markets and sells CBD products. Until December 31, 2025, the Company provided cannabis-related education in classrooms, seminars and online through its Pharmacology University operation. For detailed information about the Company and its operations, see “Business.”

The Company’s fiscal year begins on June 1 in each year and ends on May 31 in the following year.

Going Concern

As indicated in Note 3 of the notes to the audited consolidated financial statements for the year ended May 31, 2025, and the report thereon of the Company’s independent auditing firm, there is substantial doubt as to the ability of the Company to continue as a going concern. The Company has incurred recurring losses and recurring negative cash flow from operating activities and has an accumulated deficit, and its ability to continue as a going concern depends on the successful execution of its operating plan, which includes increasing sales of existing services and introducing new services, as well as raising either debt or equity financing.

The Company needs substantial additional capital to fund its business and repay its debts. No assurance can be given that any additional capital can be obtained or, if obtained, will be adequate to meet its needs, and the Company may need to take measures to remain a going concern. If adequate capital cannot be obtained on a timely basis and satisfactory terms, the Company’s operations could be materially negatively impacted, or it could be forced to terminate its operations.

Overview

The Company conducts clinical trials through Alpha Research Institute and researches, manufactures and markets CBD products through its CBD Business. For further information concerning the Company and its business, see “Business.” On December 31, 2025, the Company terminated its cannabis-related education business conducted under the trade name Pharmacology University.

Results of Operations

Comparison of the Quarter Ended November 30, 2025, and the Quarter Ended November 30, 2024

The following table sets forth information from the consolidated statements of operations for the quarters ended November 30, 2025, and November 30, 2024.

	Quarter Ended November 30,
	2025	2024
Revenues	$53,266	$74,248
Cost of revenues	10,500	7,803
Gross profit	42,766	66,445
Total operating expenses	138,643	126,072
Operating loss	(95,877)	(59,627)

Amortization of discount	(3,230)	–
Note discount	–	(11,200)
Forgiveness of debt	–	–
Change in fair value of derivative liabilities	–	–
Interest	(17,860)	(8,701)
Net loss	$(116,966)	$(79,528)

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Revenues

Revenues were $53,266 and $74,248 for the quarters ended November 30, 2025, and November 30, 2024, respectively, primarily due to a decrease of $32,878 in revenues from clinical trial contracts, which were $40,903 in the latter period and $73,781 in the former. This reduction was due to fewer clinical trial contracts taken in the 2nd quarter. Online sales of educational materials decreased by $334, from $467 in the quarter ended November 30, 2024, to $133 in the quarter ended November 30, 2025, due to lower demand for the Company’s online products.

Operating Expenses

Operating expenses for the quarters ended November 30, 2025, and November 30, 2024, consisted of the following:

	Quarter Ended November 30,
	2025	2024
General and administrative	$30,972	$40,128
Contract labor	36,141	54,296
Professional fees	52,035	7,112
Officer compensation	8,094	6,000
Share-based compensation	–	–
Rent	11,339	18,439
Travel	62	97
Total operating expenses	$138,643	$126,072

The increase in operating expenses was primarily due to an increase of $44,923 in Professional Fees.

Operating Loss

For the reasons set forth above, operating loss increased from $79,528 in the quarter ended November 30, 2024, to $116,966 in the quarter ended November 30, 2025, primarily due to a decrease in revenue from clinical trial amounting to $32,878 and an increase in operating expense from Professional fees of $44,923.

Interest

Interest was $17,860 in the quarter ended November 30, 2025, and $8,701 in the quarter ended November 30, 2024.

Other Income

For the quarters ended November 30, 2025, and November 30, 2024, interest was $17,860 and $8,701, respectively. During the quarter ended November 30, 2024, the Company recorded an expense from note discount of $11,200 and $3,230 for the quarter ended November 30, 2025. As a result, other income (expense) for the quarters ended November 30, 2025, and November 30, 2024, showed losses of $21,090 and $19,901, respectively.

Net Loss

Net loss for the quarter ended November 30, 2025, was $116,966, compared with a net loss of $79,528 for the quarter ended November 30, 2024, for the reasons set forth above in relation to loss from operations ended November 30, 2025.

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Changes in Financial Condition and Results of Operations

At November 30, 2025, the Company had $132 in cash and cash equivalents and accounts receivable of $21,811, negative working capital of $1,113,695 and no commitments for capital expenditures. At May 31, 2025, the Company had $12,952 in cash and cash equivalents, accounts receivable of $6,380, negative working capital of $916,878 and no commitments for capital expenditures. The Company has cash and cash equivalents of $___ on the date of this Offering Circular.

During the six months ended November 30, 2025, the Company had net cash used in operations of negative $109,205, while during the six months ended November 30, 2024, the Company had net cash used in operations of $102,503. During the six months ended November 30, 2025, the Company had net cash provided by financing activities of $96,385,   while during the six months ended November 30, 2024, the Company had net cash provided by financing activities of $102,750. The Company had accumulated deficits of $6,082,513 at November 30, 2025, and $5,882,901 at May 31, 2025.

Off-Balance-Sheet Arrangements

The Company has no off-balance-sheet arrangements.

Recent Accounting Pronouncements

Refer to Note 2 of the accompanying financial statements.

Comparison of the Year Ended May 31, 2025, and the Year Ended May 31, 2024

The following table sets forth information from the consolidated statements of operations for the years ended May 31, 2025, and May 31, 2024.

	Year Ended May 31,
	2025	2024
Revenues	$303,022	$248,841
Cost of revenues	40,106	45,599
Gross profit	262,916	203,242

Total operating expenses	684,281	689,382
Operating loss	(421,365)	(486,140)

Non-operating income (expense):

Amortization of discount	(44,154)	–
Note discount	–	(11,000)
Forgiveness of debt	23,638	–
Change in fair value of derivative liabilities	29,323	–
Interest	(136,262)	(154,206)
Net loss	$(548,820)	$(651,345)

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Revenues

Revenues were $303,022 and $248,841 for the years ended May 31, 2025, and May 31, 2024, respectively, primarily due to an increase of $87,866 in revenues from clinical trial contracts, which were $213,865 in the earlier period and $301,731 in the later period. Revenues from cannabis-related educational classes and seminars were $1,291 for the year ended May 31, 2025, compared with $6,335 for the year ended May 31, 2024, because the Company conducted fewer classes and seminars in the year ended May 31, 2024. Consulting fees were $0 for the year ended May 31, 2025, versus $28,641 for the year ended May 31, 2024.

Operating Expenses

Operating expenses for the years ended May 31, 2025, and May 31, 2024, consisted of the following:

	Years Ended May 31,
	2025	2024
General and administrative	$101,906	$123,759
Contract labor	175,420	205,984
Professional fees	317,137	232,844
Officer compensation	24,000	38,000
Rent	65,301	86,730
Travel	517	2,065
Total operating expenses	$684,281	$689,382

Officer compensation decreased because of an officer’s death. Rent was reduced by $21,429 because a lease terminated and the Company entered into a new lease for a smaller area and rent.

Operating Loss

For the reasons set forth above, operating loss decreased from $486,140 in the year ended May 31, 2024, to $421,365 in the year ended May 31, 2025.

Interest

Interest was $136,262 in the year ended May 31, 2025, and $154,206 in the year ended May 31, 2024.

Other Income

On May 13, 2024, the Company agreed to settle $38,638 owing under a financing agreement in consideration of a payment of $15,000, which the Company made on June 12, 2024. Under ASC 470-50-40, the $23,638 difference between the fair value of the extinguished debt and the fair value of the payment has been treated as gain.

Net Loss

Net loss for the year ended May 31, 2024, was $651,345, compared with a net loss of $548,820 for the year ended May 31, 2025, for the reasons set forth above.

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Liquidity and Capital Resources

At May 31, 2025, the Company had $12,952 in cash and cash equivalents, accounts receivable of $6,380, negative working capital of $916,878 and no commitments for capital expenditures. At May 31, 2024, the Company had $755 in cash and cash equivalents, accounts receivable of $20,139, negative working capital of $860,417 and no commitments for capital expenditures. The Company had cash in the amount of $228 on September 10, 2025.

During the years ended May 31, 2025, and May 31, 2024, the Company had net cash used in operations of $329,627 and $479,382, respectively, and net cash provided by financing activities of $341,824 and $471,224, respectively. The Company had accumulated deficits of $5,882,901 at May 31, 2025, and $5,334,081 at May 31, 2024.

Since June 1, 2023, the Company has raised capital as follows:

•	In the year ended May 31, 2025, and May 31, 2024, the Company received $244,250 and $70,000, respectively, from sales of Common Stock to private investors.
•	In the years ended May 31, 2025, and May 31, 2024, the Company received loans of $120,907 (of which $105,187 was related-party loans) and $428,201 (of which $398,041 was related-party loans), respectively.

In the year ended May 31, 2024, the Company offered 6,250,000,000 shares of Common Stock to the public at an offering price of $0.0008 per share. If this offering had been fully sold, the Company would have raised new capital of $5,000,000. However, no shares were sold. The Company believes that it will be able to raise equity capital only through the sale of shares of Common Stock in the Offering or in private transactions at discounts from the market price for Common Stock, which may be substantial.

The Company believes that, through the Offering or otherwise, it will need funding of $2,000,000 to meet its capital requirements and fully fund its business for the next two years through revenue from operations, profits, the Offering and private sales of its equity securities and loans.

There is no assurance that such funding will be available on acceptable terms or at all or that the Company will attain profitability. If the Company cannot raise sufficient funds when required or on acceptable terms, it may have to reduce its operations significantly or discontinue them entirely. To the extent that funds are raised by issuing equity securities or securities that are convertible into the Company’s equity securities, its shareholders may experience significant dilution. If the Company is successful in raising funds for its businessand in carrying it out, it expects to become profitable in the year ending May 31, 2027, and beyond.

Financial Outlook

The Company has not generated significant revenues and has never been profitable. Furthermore, its revenues have decreased substantially during the past two years. However, it believes that its growing portfolio of CBD products and intellectual property indicate that the Company is on the right track. The Company believes that the imminent introduction of VitaCookies will generate additional revenue and enable it to become profitable in the near future, provided that it is able to keep its expenses near current levels. The Company pays some of its officers and directors in shares of Common Stock and expects to continue doing so for the foreseeable future. While paying these officers and directors in shares conserves cash, which is important in light of the Company’s limited capital, GAAP requires that the value of these shares be presented as an operating expense, thereby reducing operating income.

The Company believes, but cannot assure, that sales of VitaCookies and other CBD products may result in substantial revenue and profits.

Off-Balance Sheet Arrangements

The Company has no off-balance sheet arrangements.

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Smaller Growth Company

We are a smaller reporting company as defined in Item 10(f)(1) of Regulation S-K. As such, we may take advantage of certain of the scaled disclosures available to smaller reporting companies as long as (i) the market value of our voting and non-voting common stock held by non-affiliates is less than $250 million measured on the last business day of our second fiscal quarter or (ii) our annual revenue is less than $100 million during the most recently completed fiscal year and the market value of our voting and non-voting common stock held by non-affiliates is less than $700 million measured on the last business day of our second fiscal quarter. As a smaller reporting company, we may choose to present only the two most recent fiscal years of audited financial statements in our Annual Report on Form 10-K and have reduced disclosure obligations regarding executive compensation; and, as long as we remain a smaller reporting company with less than $100 million in annual revenue, we will not be required to obtain an attestation report on internal control over financial reporting issued by our independent registered public accounting firm.

Climate Change

The Company’s business, financial condition, and results of operations have not been materially impacted by federal and state legislation and regulation and international accords regarding climate change, but it cannot predict how they may be impacted in the future. The Company has had no material past capital expenditures for climate-related projects and, unless there are regulatory changes, does not expect to incur them in the future.

Long-Term Obligations

The Company has no long-term obligation that it expects to have a material impact on its liquidity or capital resources.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Actual results could differ from those estimates. Certain estimates could be affected by external conditions, including those unique to its industry and general economic conditions, which could affect the Company’s estimates so as to cause actual results to differ materially from its estimates. The Company re-evaluates all of its accounting estimates at least quarterly, based on these conditions and records adjustments when necessary.

Significant estimates relied upon in preparing the consolidated financial statements contained in this Offering Circular include revenue recognition, accounts receivable reserves, inventory and related reserves, valuations and purchase price allocations related to business combinations, expected future cash flows used to evaluate the recoverability of long-lived assets, estimated fair values of long-lived assets used to record impairment charges related to intangible assets and goodwill, amortization periods, accrued expenses, share-based compensation, and recoverability of the Company s net deferred tax assets and any related valuation allowances.

Fair Value Measurements

The Company has adopted the provisions of ASC Topic 820, Fair Value Measurements, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair-value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, is carried on a historical cost basis, which approximates their fair value because of the short-term nature of these instruments. The carrying amounts of the Company’s short- and long-term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

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ASC Topic 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC Topic 820 also establishes a fair-value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC Topic 820 describes three levels of inputs that may be used to measure fair value:

Level 1 Quoted prices in active markets for identical assets or liabilities.

Level 2 Quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3 Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

Revenue Recognition

Accounting Standards Update (ASU) No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended by ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations (Reporting Revenue Gross versus Net); ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing; ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients; and ASU No. 2016-20, Technical Corrections and Improvements to Topic 606, Revenue from Contracts with Customers, requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that it expects to receive for them.

Under ASU No. 2014-09, as amended, the Company recognizes revenues when a customer obtains control of promised goods or services, or when they are shipped to a customer, in an amount that reflects the consideration that it expects to receive in exchange for them. The Company recognizes revenues following a five-step model: (a) it identifies contract(s) with a customer; (b) it identifies the performance obligations in the contract; (c) it determines the transaction price; (d) it allocates the transaction price to the performance obligations in the contract; and (e) it recognizes revenues when (or as) it satisfies its performance obligation.

Revenues from product sales are recognized when a customer obtains control of the Company’s product, which occurs at a point in time, typically upon shipment to the customer. The Company expenses incremental costs of obtaining a contract as and when incurred if the expected amortization period of the asset that it would have been recognized is one year or less, or the amount is immaterial.

Taxes

The Company accounts for income taxes under FASB ASC Topic 740, Accounting for Income Taxes, under which the Company is required to recognize a current tax liability or asset for current taxes payable or refundable and a deferred tax liability or asset for the estimated future tax effects of temporary differences and carryforwards to the extent they are realizable.

Recent Accounting Pronouncements

Refer to Note 2 of the accompanying financial statements.

Risks and Uncertainties

See “Risk Factors” for information as to certain significant risks. Also, the Company may be affected by general business risks and events that management cannot predict.

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BUSINESS

History

Overview

The Company was formed in Colorado on February 28, 2003, as a limited liability company under the name Fidelity Aircraft Partners LLC. On December 16, 2009, it converted to a corporation under the name Fidelity Aviation Corporation, and on August 24, 2004, it changed its name to China Infrastructure Construction Corp. On February 28, 2018, the Company changed its name to Hippocrates Direct Healthcare, Inc., and on December 6, 2022, it changed its corporate name to Cannabis Bioscience International Holdings, Inc.

The Company’s vision is to provide superior services while adhering to its core values of integrity, respect, compassion, inclusiveness, social responsibility, excellence and innovation.

The Company has two businesses:

•	The Company conducts clinical trials, some of which may involve cannabis and CBD products as a Sponsor and a CRO under the trade name Alpha Research Institute (the “Alpha Research Business’). For a description of the Alpha Research Business, see “The Alpha Research Business.”
•	The Company plans to manufacture, market and sell CBD products under the name “VitaCookies” (the “CBD Business”). For a description of the CBD Business, see “The CBD Business.”

On December 31, 2025, the Company terminated its cannabis-related education business that was conducted under the trade name Pharmacology University.

The Company is seeking to establish a prominent position in clinical trials and scientific research and biotechnology applied to medicinal cannabis. Despite operating with substantially lower capital, facilities, and manpower, the Company is attempting to establish a strong foundation in scientific research and biotechnology and to achieve scientific and clinical results that rival those of larger companies. The Company has filed 10 applications for utility patents with the USPTO and plans to file 12 more. The Company also holds 12 trademarks registered with the USPTO. The Company also has a portfolio of more than 100 medical formulations for treating many conditions, including menopause, PTSD, dysbiosis, depression, and Alzheimer’s disease, along with scientific literature and educational audiovisual materials.

The Company has actively engaged in public policy and regulatory discourse. Along with firms that have invested substantial amounts in the cannabis industry, the Company was selected to participate in the Drug Enforcement Administration’s 2024 hearing on the rescheduling of cannabis from Schedule 1 to Schedule III, where the Company’s representative gave testimony emphasizing the importance of scientific research, biotechnological development and regulated access to cannabis for medical purposes. These hearings have been paused, but the Company intends to participate in them when they resume to maintain its position in support of medical cannabis based on a strong bioscientific foundation.

Cannabis and CBD

The term “Cannabis” refers to the dried flowers, leaves, stems, and seeds of the cannabis plant, which contains more than 100 compounds (or cannabinoids). These compounds include tetrahydrocannabinol (THC), which is psychoactive, as well as other compounds, such as cannabidiol (“CBD”). Unlike THC, CBD is not psychoactive. Both cannabis and CBD are the subjects of ongoing scientific research and clinical investigation for potential applications in health and wellness. For example, studies have explored the use of cannabis in certain childhood epilepsy syndromes and the effect of CBD on mood, sleep, pain management, and other health-related outcomes. THC is the component of plants in the cannabis family, generally identified as marihuana or marijuana. In 2024, pharmaceutical companies worldwide invested approximately $288 billion in research and development.

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For a CBD product to be legal at the federal level (a “Legal CBD Product”), it must be derived from hemp, which is Cannabis that contains no more than 0.3% Delta-9 THC on a dry weight basis. The FDA has not approved any CBD products sold as dietary supplements or food additives. State-legalized “medical marijuana” products are not FDA-approved and do not undergo the federal testing required for licensed pharmaceuticals. For information regarding CBD that is not federally legal, see “Business – The CBD Business – Legal Environment – Cannabis”.

The Cannabis Industry

The cannabis and CBD cannabinoid industry is a rapidly evolving sector characterized by increasing scientific research, expanding medical applications, and a complex regulatory environment. The Company believes that continued growth in cannabinoid-based research, education, and product development presents a meaningful opportunity for its operations, which focus on research activities, educational services, and cannabinoid-infused consumer products.

Medical and scientific research into cannabinoids continues to accelerate as patient access expands and regulatory acceptance evolves. As of early 2025, medical cannabis programs are authorized in 40 U.S. states, four U.S. territories, and the District of Columbia, with millions of patients participating.

According to Precedence Research, the global medical cannabis market was valued at approximately $43.95 billion in 2025, and is projected to reach roughly $49.7 billion in 2026, reflecting sustained growth driven by expanding clinical research, broader adoption in therapeutic settings, and regulatory developments. Other estimates similarly forecast the global market rising from around USD 39.4 billion in 2025 to near USD 47.9 billion in 2026. The U.S. CBD market is projected to reach approximately $34.66 billion by 2034, representing a compound annual growth rate (CAGR) of roughly 14.45%. This growth reflects both domestic demand and potential innovation in product formulations, as well as the possible easing of regulatory frameworks over time. These trends illustrate the continued global expansion of the medical cannabis sector and increasing interest in cannabinoid-based therapies. Growth has been driven by increased availability of CBD products across dietary supplements, cosmetics, functional beverages, and wellness formulations, as well as growing consumer interest in these products.

The Company believes that legalization trends, expanding scientific research, and increased public acceptance of cannabinoids will continue to drive demand for cannabinoid-focused education, research initiatives, and compliant product offerings, supporting its long-term business strategy. The Company is also developing cannabinoid-infused consumer products, including Vita Cookies and other edible goods. These products are intended to align with applicable regulatory frameworks and reflect growing consumer interest in cannabinoid-based offerings beyond traditional medical channels.

Market for Legal CBD Products

According to a report published in 2024 by Precedence Research, a market intelligence and consulting firm based in Canada and India, the global market size for Legal CBD Products was approximately $20.9 billion, of which U.S. markets accounted for about $9.0 billion in 2024. According to the report, this growth has been driven by the expansion in the availability of Legal CBD Products across various categories, such as dietary supplements, cosmetics, functional beverages, and wellness formulations, as well as by the growing consumer acceptance regarding the use of cannabidiol as an ingredient with therapeutic potential. The report projects that the U.S. market for Legal CBD Products will reach about $34.66 billion by 2034, representing a compound annual growth rate of approximately 14.45%, which reflects not only the strength of domestic demand but also the expected impact of innovation in new formulations and the possible easing of the regulatory framework. If these projections are realized, Legal CBD Products will become a significant sector in the U.S. health and wellness, impacting the pharmaceutical and mass consumer markets.

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Legal Environment

Cannabis

Forty U.S. states, the District of Columbia, Puerto Rico and Guam have legalized some form of whole-plant cannabis cultivation, sales and use for certain medical purposes. Eighteen of those states, the District of Columbia and Northern Mariana Islands have also legalized cannabis for adults for non-medical purposes (sometimes referred to as adult use). Under federal law, however, those activities are illegal. Cannabis, other than hemp (defined by the U.S. government as Cannabis Sativa L., with a THC concentration of not more than 0.3% on a dry weight basis), is a Schedule I controlled substance under the Controlled Substances Act (the “CSA”). Even in states or territories that have legalized cannabis to some extent, the cultivation, possession, and sale of cannabis, whether in-state or interstate, violate the CSA and are punishable by imprisonment, substantial fines and forfeiture. Moreover, individuals and entities may violate federal law if they aid and abet another in violating the CSA or conspire with another to violate the law. Violation of the CSA is a predicate for violation of other criminal laws, including money laundering laws and the Racketeer Influenced and Corrupt Organizations Act. The U.S. Supreme Court has ruled that the federal government has the authority to regulate and criminalize the sale, possession and use of cannabis, even for individual medical purposes, regardless of whether it is legal under state law.

While the U.S. government has not enforced these laws against companies that comply with state cannabis laws, it retains the authority to do so; therefore, the likelihood of future adverse enforcement against such companies is uncertain. U.S. Attorneys can prosecute violations of the CSA, including cannabis activities that comply with state law; however, U.S. Attorneys have not targeted state-law-compliant entities in recent years.

Since 2014, versions of the U.S. omnibus spending bill have included provisions prohibiting the Department of Justice (the “DOJ,” including the Drug Enforcement Administration (the “DEA”) from using appropriated funds to prevent states from implementing their medical-use cannabis laws. In 2016, the U.S. Court of Appeals for the Ninth Circuit held that this provision prohibits the DOJ from spending funds to prosecute individuals who engage in conduct permitted by state medical-use cannabis laws and who strictly comply with such laws and other courts that have considered the issue have ruled similarly. However, the court noted that if these provisions were not continued, prosecutors could still prosecute conduct that occurred while these provisions were in force. This decision does not apply to adult-use businesses.

Despite the ongoing federal illegality of cannabis, the DEA has authorized certain institutions to conduct research using cannabis. Between January 2017 and January 2019, the DEA’s projections for federally approved cannabis research projects increased dramatically: the number of federally registered cannabis researchers increased from 384 to 542. In 2019, the DEA announced that it would further facilitate and expand scientific and medical research for cannabis in the United States, including registering additional entities to produce cannabis for researchers and increasing the amount and variety of cannabis available for research to “facilitate research, advance scientific understanding about the effects of marijuana, and potentially aid in the development of safe and effective drug products that may be approved for marketing by the Food and Drug Administration.” Further, this announcement acknowledged the possibility that medical cannabis or related products may, in the future, require FDA approval and come under the FDA’s FDCA jurisdiction.

On December 18, 2020, the DEA finalized regulations pertaining to applications by entities seeking to become registered with the DEA to grow cannabis as bulk manufacturers for authorized purposes. Under these and other applicable regulations, applicants are responsible for demonstrating that they have met various requirements, including requirements to possess appropriate state authority, document that their customers are licensed to perform research, and employ adequate safeguards to prevent diversion.

On May 14, 2021, the DEA announced that memorandums of agreement were provided to an unspecified and unnamed number of companies to collaborate with the DEA “to facilitate the production, storage, packaging, and distribution of marijuana under the new regulations as well as other applicable legal standards and relevant laws.” To the extent these memorandums of agreement are finalized, DEA anticipates issuing DEA registrations to these manufacturers. Each applicant will then be authorized to cultivate cannabis – up to an allotted quota – in support of the more than 575 DEA-licensed researchers nationwide. As of 2022, six companies have been granted DEA registrations to bulk-manufacture cannabis.

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If the DEA continues the above policies and activities (as to which no assurance can be given), the Company believes that demand for medical cannabis will increase.

The Trump Cannabis Executive Order directed the Attorney General and relevant federal agencies to take steps intended to expedite the federal process of rescheduling cannabis from Schedule I to Schedule III, as well as to expand research on medical marijuana and cannabidiol, stating that “It is the policy of my Administration to increase medical marijuana and CBD research to better inform patients and doctors” and that “It is critical to close the gap between current medical marijuana and CBD use and medical knowledge of risks and benefits, including for specific populations and conditions.” The Company believes that, if implemented, this direction could meaningfully reduce certain regulatory barriers historically associated with Schedule I status, strengthen the clinical development pathway for cannabinoid-based therapies, and support broader institutional engagement within the applicable compliance framework.

As discussed under the caption “Alpha Research Business,” recent legislation has enabled research on product candidates containing hemp-derived cannabinoids without FDA approval.

The Company believes that if the legalization of cannabis and cannabis research continues – and, in particular, cannabis is rescheduled – the Company will be able to expand its business, increase its revenues and become profitable.

Legal CBD

Federal Regulation

Until 2014, when 7 U.S. Code §5940 became federal law as part of the Agricultural Act of 2014 (the “2014 Farm Act”), products containing oils derived from hemp, notwithstanding a minimal or no THC content, were classified under the CSA Controlled Substances Act (the “CSA”), as Schedule I illegal drugs. The 2014 Farm Act expired on September 30, 2018, and was replaced by the Agricultural Improvement Act of 2018 on December 20, 2018 (the “2018 Farm Act “), which removed hemp, defined as cannabis with less than 0.3% of THC (“Federally Legal CBD”), as a controlled substance under Schedule I and legalized the cultivation and sale of hemp at the federal level, subject to compliance with certain federal requirements and state law.

The 2018 Farm Bill also shifted regulatory authority from the Drug Enforcement Administration to the Department of Agriculture. The 2018 Farm Bill did not change the FDA’s oversight authority over CBD products. The 2018 Farm Act delegated the authority to the states to regulate and limit the production of hemp and hemp-derived products within their territories. As of the date of this Offering Circular, 44 states have adopted laws and regulations that fully or partially legalize the production and sale of hemp and hemp-derived products.

The FDA has indicated that, in its view, certain products containing CBD may not be lawful under the Federal Food, Drug and Cosmetic Act (“FDCA”). On December 20, 2018, after the passage of the 2018 Farm Bill, FDA Commissioner Scott Gottlieb issued a statement in which he reiterated the FDA’s position that the FDA requires that a cannabis product (hemp-derived or otherwise) that is marketed with a claim of therapeutic benefit or with any other claim with respect to disease to be approved by the FDA for its intended use before it may be introduced into interstate commerce and that the FDCA prohibits introducing into interstate commerce food products containing added CBD, and marketing products containing CBD as a dietary supplement, regardless of whether the substances are hemp-derived.

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State Regulation

In General

CBD products are legal in 24 states and partially legal in 20 others. Because the Company plans to manufacture and sell VitaCookies only within the State of Texas for the time being, the Company has not analyzed the laws of other states regarding the legality of its CBD products, but will do so before marketing its CBD products therein.

The State of Texas

In 2015, Texas adopted the Texas Compassionate Use Act (the “TCUP”), which permitted the use of cannabis products with low levels of THC for patients who suffered from intractable epilepsy. The TCUP was amended in 2019, 2021, and 2025 to include several other conditions, including cancer, autism and chronic pain, that could be treated by THC products and increase the permissible level of THC.

In June 2025, the State of Texas approved Law HB 46 (“Law HB 46”), which expands and enhances the TCUP. The changes made by HB 46 include:

•	Adding the following qualifying conditions to those set forth in the TCUP: chronic pain (continuous or intermittent severe pain for more than 90 days), Crohn’s disease, traumatic brain injury, terminal illnesses, and being in hospice care.

•	Adding methods of delivery, including lotions, patches, suppositories, and non-smoked pulmonary inhalation.

•	Replacing the limit of 1% THC by weight under the TCUP with a level of up to 10 milligrams per dose and a package not to exceed 1 gram of THC.

•	Making recommendations effective for one year with four 90-day refills.

•	Directing the Department of Public Safety to issue 12 additional licenses for dispensing organizations, for a total of 15, and requiring a dispensing organization to become operational within 24 months after its license is issued.

•	Requiring monitoring of dispensed cannabis by the Texas Board of Pharmacy via the Prescription Monitoring Program.

•	Requiring that a person owning 10% or more in a dispensing organization submit his fingerprints for a background check

•	Requiring that patient information held by a registry be kept confidential.

Vita Cookies and Other CBD Products

As indicated in the next paragraph, the Company has developed and plans to manufacture and market CBD-infused products under the “VitaCookies” brand in Texas. These products are intended to meet consumer demand in the health and wellness sector in compliance with regulatory requirements. The Company also intends to continue research and development initiatives to explore new CBD-based formulations and potential applications, leveraging its expertise in cannabinoid science and regulatory compliance. All of these products will contain Federally Legal CBD. VitaCookies, which the Company believes have therapeutic properties, are formulated with cannabinoids and natural extracts to provide relief for a variety of medical conditions. Unlike other stigmatized products, such as cigarettes or gummies, the Company believes that VitaCookies are a more refined, safe and appealing product that will integrate well into customers’ daily lives.

We plan to market the following VitaCookie products:

•	VitaDepression Cherry Cookies: intended to improve mood balance, sleep quality, and cognitive function by acting on the gut microbiota and reducing oxidative stress.

•	VitaMenopause Mango Cookies: intended to relieve symptoms of perimenopause and menopause, such as hot flashes, fatigue, insomnia, and emotional changes.

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•	VitaFibromyalgia Strawberry Cookies: intended to reduce pain, neuroinflammation, and chronic fatigue in patients with fibromyalgia.

•	VitaPainRelief Blackberry Cookies: intended to provide analgesic support for patients with chronic pain, reducing inflammation and improving daily well-being.

•	VitaOsteoporosis Fig Cookies: designed for bone and joint health, with nutrients such as calcium, magnesium, and vitamin D that help prevent the loss of bone mineral density.

•	VitaPrebiotic Plum Cookies: aimed at digestive health and the balance of the gut microbiota.

•	VitaDiabetes Support Pecan Nut Cookies: intended to help regulate glucose and metabolism in individuals with Type 2 diabetes or insulin resistance.

•	VitaCollagen Guava Cookies: intended to promote collagen production, thereby improving skin elasticity, joint function, and tissue recovery.

•	VitaPTSD Dark Chocolate and Passion Fruit Cookies: intended to support patients with post-traumatic stress disorder, anxiety, and insomnia.

•	VitaAnxiety Banana Cookies: formulated to assuage anxiety and emotional disturbances and to help balance the nervous system and regulate sleep.

The Company intends to launch VitaCookies after it has received at least $200,000 of proceeds from the Offering. The Company will initially manufacture the VitaCookies on its own leased premises and market them initially through its own website. In the future, depending on the demand for VitaCookies, it may subcontract manufacturing.

Initially, the Company plans to market only in the State of Texas, where its headquarters are located and VitaCookies will be manufactured. Because the FDA has taken the position that foods containing CBD cannot be introduced in interstate commerce, the Company will not sell VitaCookies and other products over which the FDA has jurisdiction outside the State of Texas, but may in the future expand its sales into other states if such sales become legal under federal law and the laws of these jurisdictions. At that time, the Company will offer these products to large national retail and pharmaceutical chains, and specialized marketplaces for health and wellness products.

THE ALPHA RESEARCH BUSINESS

Introduction

Through the Alpha Research Business, the Company offers services in all therapeutic areas of clinical trials and has conducted over 20 clinical trials for Sponsors and CROs. These trials have included drugs relating to diseases in the areas of asthma, allergies, renal disorders, neurology disorders, cardiac and vascular disorders, nutrition/metabolism, obstetrics/gynecology, dermatology, oncology, ophthalmology, orthopedics, gastroenterology, psychiatric disorders, infectious diseases, pulmonary and respiratory diseases, urology and COVID-19, as well as devices for orthopedic and cardiovascular problems. Our clients have included Sponsors such as Pfizer Inc., Merck & Co., Inc., Novartis, GlaxoSmithKline plc, Gilead Sciences, Inc. and Johnson & Johnson and CROs, such as PPD, Inc., Icon plc, Parexel, PRA Health Sciences, Inc., Covance, IQVIA Holdings Inc. and Medpace Holdings, Inc.

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The Company contracts with Sponsors and CROs following a structured process, including facility visits, budget establishment, and issuance of a Site Activation Letter before patient enrollment. Sponsors and CROs are sourced through recruitment websites, company websites, and direct contacts. Alpha Research strengthens the Company’s position as a scientifically rigorous provider of clinical trial services, supporting the development of cannabinoid-based therapies and broader research initiatives.

For the fiscal years ending May 31, 2025, and May 31, 2024, Alpha Research generated revenues of $301,731 and $213,865, respectively and for the six months ended November 30, 2025, $65,042.

Clinical Trials

Clinical trials are research methods used to evaluate and test new drugs or devices. They are typically conducted in four phases, each of which has a different purpose and helps scientists to answer various questions.

•	Phase I. Researchers test an experimental drug or treatment in a small group of people for the first time. The researchers evaluate the treatment’s safety, determine a safe dosage range, and identify side effects.

•	Phase II. The experimental drug or treatment is administered to a larger group of people to determine its effectiveness and further evaluate its safety.

•	Phase III. The experimental study drug or treatment is administered to large groups of people. Researchers confirm its effectiveness, monitor side effects, compare it to commonly used treatments, and collect information that will allow the experimental drug or treatment to be used safely.

•	Phase IV. Post-marketing studies, conducted after a treatment is approved for use by the FDA, provide additional information, including treatment-related risks, benefits, and best use.

The Company contracts with only clinical research coordinators (“CRCs”) with at least five years of experience. CRCs are involved in supervising drug trials and medical research, which involves recruiting patients for medical and drug trials and screening them to ensure that they meet the guidelines of the trial, as well as following good clinical practice, overseeing the progress of the clinical trial and ensuring that it is properly conducted, recorded, and reported.

The recruitment of subjects from minority, rural and economically disadvantaged groups is important to clinical trials because the benefits and risks of new drugs with respect to them may differ from other groups due to genetic, environmental and other factors. To enhance such recruitment, the Company has worked with community organizations, churches, social services and public agencies and has provided transportation services.

Staffing

The Alpha Research Business is staffed by seven personnel responsible for regulatory and Investigational Review Board (“IRB”) processes and two auditors. An IRB is an independent body required by federal regulation, comprising medical, scientific, and nonscientific members, whose responsibility is to ensure the protection of the rights, safety, and well-being of human subjects involved in a clinical trial. An IRB reviews and approves clinical trials, protocols, amendments, methods and materials to be used in obtaining and documenting informed consents from trial subjects.

We utilize principal investigators, who are physicians who prepare and conduct or oversee clinical trials, usually in conjunction with their medical practices. In addition, we contract with professional personnel who analyze data and report the results of trials to Sponsors and CROs and who are up to date on good clinical practices and regulations relating to clinical research, as well as a part-time accountant. These personnel are independent contractors.

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Clinical Trials for Sponsors and CROs

In connection with these clinical trials, the Company will contract with a Sponsor or CRO to provide services in connection with a clinical trial after it has provided information respecting its ability to provide them and after a visit by the Sponsor or CRO to our facilities to confirm our ability to conduct the trial and to establish communications procedures. After further measures, which include establishing a budget and providing additional information about the Company and a second visit to our facilities, we will enter into a contract with the Sponsor or CRO, which will issue a “Site Activation Letter.” Upon receipt of this letter, we will begin enrolling volunteer test subjects.

Alpha Research finds Sponsors and CROs in three ways:

•	Recruitment websites. On these websites, we search for trials within our competence and contact the related Sponsors or CROs, providing relevant information about ourselves, who will respond if they are interested in our services. The Sponsor or CRO will consider entering into a contract for the study only after it has met with us and has visited facilities used to conduct the trial, and if the Sponsor or CRO is satisfied that we can conduct the trial and comply with the terms of its contract, which, as indicated above, are complex. Even then, the Sponsor or CRO may award the contract to a firm that it considers better qualified.
•	Sponsor or CRO websites. The process is similar to that described above for recruitment websites.
•	Personal contact.

We are currently conducting clinical trials for Sponsors and CROs in non-cirrhotic, non-alcoholic steatohepatitis, chronic obstructive pulmonary disease, a multivalent pneumococcal vaccine, iron deficiency anemia and the collection of biospecimen collections and samples across all ages and various therapeutic areas, and multiple medical conditions. We are actively seeking contracts, have bid on four and believe that we will be successful in obtaining some of them.

Based on these factors and the expertise of the Company in conducting clinical trials, it believes that it can develop and test CBD products.

These trials will be conducted in the Company’s facilities, adding additional CRCs to handle the new studies. It will contract with an IRB to ensure all protocols are met and approved.

If a clinical trial indicates that a product is safe and effective, the Company intends to exploit it by selling or licensing it. Where possible, it will seek protection of intellectual property related to the use of a product through patents and trademarks.

Cannabis-Related and CBD Research

Medical Cannabis and Its Properties

Medical cannabis is the cannabis plant and its constituents, comprising cannabinoids (including CBD), terpenes, and other phytochemicals, when used for therapeutic and medical purposes. Medical cannabis formulations may include multiple cannabinoids and non-cannabinoids may have pharmacological effects through complex and not yet fully understood mechanisms. The therapeutic activity of medical cannabis is generally understood to involve interaction with the endocannabinoid system, including cannabinoid receptors, endogenous ligands and related signaling pathways that influence neurological, immunological, inflammatory, and metabolic processes.

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According to an article in Harvard Health Publishing, the consumer health education division of Harvard Medical School (“Cannabidiol (CBD): What We Know and What We Don't,” published on September 24, 2021), there is strong evidence for the use of CBD in treating certain childhood epilepsy syndromes. This article states that animal studies and human research, and self-reporting suggest that CBD may help with anxiety, insomnia, chronic pain and the treatment of addiction. Other articles state, with varying degrees of certainty, that CBD may be used to treat other conditions, including mental disorders, such as depression, psychosis and PTSD; cancer-related symptoms, such as nausea, vomiting and pain; neurological conditions, such as Parkinson’s disease, Huntington’s disease, autism spectrum disorder and motor disorders; substance abuse; glioblastoma; high blood pressure; and sleep disorders. Initially, the Company intends to conduct research in endocannabinoid system physiology to study the normal endocannabinoid range in healthy individuals, the medical consequences of low endocannabinoid levels and the effects of cannabinoid administration. These studies will involve various methodologies, which will include blood tests, breathalyzer tests and electroencephalograms (EEGs) to determine the impact of cannabinoids on pathologies that have been linked to clinical endocannabinoid deficiencies, such as irritable bowel syndrome, migraine and fibromyalgia. Research will also be conducted in oncology regarding the influence of cannabinoid-based treatments of cancer, cancer-related symptoms and chemotherapy-induced symptoms. Finally, the Company intends to conduct research in anxiety disorders with a view to determining whether cannabinoids can reduce anxiety-related symptoms and improve quality of life. However, the degree of clinical evidence varies by indication, formulation, dosage, route of administration, and patient population, and additional controlled clinical trials are required to further establish safety, efficacy, and appropriate medical use across indications.

As of early 2026, although the FDA has encouraged research on cannabis-derived compounds and has noted the need for more studies, it has not approved the marketing of cannabis for any medical use. However, it has licensed one cannabis-derived drug and two synthetic cannabis-related prescription drugs for specific medical conditions:

•	Epidiolex, which is derived from the cannabis plant and is approved for treating seizures associated with specific syndromes in patients aged one year and older.

•	Marinol and Syndros, which contain synthetic THC and are approved for treating chemotherapy-induced nausea and vomiting and for appetite stimulation in AIDS patients.

•	Cesamet, which contains a synthetic cannabinoid similar to THC andis approved for treating severe nausea and vomiting due to cancer chemotherapy.

The Company believes that the Trump Cannabis Executive Order, if implemented, will result in increased cannabis-related research and drug approval.

Research

The Company intends to conduct research related to medical cannabis, including CBD at higher concentrations than Federally Legal CBD, with a focus on understanding safety, tolerability, pharmacological effects, and potential therapeutic applications. Areas of research interest may include, but are not limited to: endocannabinoid system physiology; the interaction of multiple cannabinoids and non-cannabinoid constituents; the medical implications of endocannabinoid system dysregulation; and the effects of medical cannabis–based formulations on conditions such as chronic pain, neurological disorders, inflammatory conditions, sleep disorders, anxiety-related conditions, cancer-related symptoms, and substance use–related conditions.

Regulation of Cannabis Research

•	We would need to obtain a location-specific DEA registration for Schedule I research.

•	We would need to submit detailed protocols, specifying the purpose of the research, the specific substance(s) involved, the amounts needed, the security measures to be taken and the study methodology.

•	Before we submit a research project to the DEA, it could require approval by an institutional review board for human studies or an institutional animal care and use committee.

•	We must provide for the storage of Schedule I substances in a securely locked, substantially constructed cabinet or a safe that is anchored to the floor or wall and which is accessible only by authorized personnel.

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•	We may obtain cannabis only from DEA-registered manufacturers.

•	We will be subject to strict inventory management, disposal and record keeping requirements.

•	We will be subject to state regulation, which may include obtaining a license or authorization for dangerous drugs.

While cannabis remains in Schedule I, we would also need to obtain a DEA Schedule I registration.

Patents and Trademarks

The Company has filed ten utility patent applications with the U.S. Patent and Trademark Office relating to cannabinoid-based compounds, formulations, and methods of treatment. These applications are intended to protect the Company’s innovations, compositions and methods of use. The applications are:

•	Application No. 18/905,128, filed on October 2, 2024, for a method of treatment for pancreatic cancer.

•	Application No. 18/918,386, filed on October 17, 2024, for a cannabinoid-based nanoplatform composition and methods for treating breast cancer by inhibiting VEGF.

•	Application No. 18/920,359, filed on October 18, 2024, for an integrative treatment for shingles based on cannabinoid compounds.

•	Application No. 18/922,127, filed on October 21, 2024, for a cannabinoid-based nanoplatform composition and methods for treating knee osteoarthritis.

•	Application No. 18/921,140, filed on October 21, 2024, for a cannabinoid-based nanoplatform composition and methods for treating menopause.

•	Application No. 18/924,087, filed on October 23, 2024, for a cannabinoid composition and method for treating symptoms of respiratory viral infections.

•	Application No. 18/929,972, filed on October 29, 2024, for an advanced cannabinoid therapeutic composition targeting the microbiota-gut-brain axis for comprehensive depression management.

•	Application No. 18/934,360, filed on November 1, 2024, for comprehensive cannabinoid compositions and methods for the management of anxiety disorders.

•	Application No. 18/942,512, filed on November 9, 2024, for an advanced cannabinoid formulation for targeted management of multiple sclerosis.

•	Application No. 18/957,035, filed on November 22, 2024, for cannabinoid formulations and methods for oral care and health management.

No assurance can be given that any of these applications will result in the issuance of a patent.

In addition to its pending patent applications, the Company has developed 12 additional investigational formulations and related therapeutic methods that management intends to prepare and submit for filing with the USPTO, subject to internal review, budgeting, and customary diligence. These include:

•	Polymer-Based Cannabinoid Gel Composition and Methods for Intimate Lubrication

•	Nanoemulsion Cannabinoid Gummies Composition and Methods for Promoting Collagen Production and Reducing Symptoms Related to Collagen Deficiency

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•	Acute Pain Management Using Cannabis-Derived Compounds

•	Therapeutic Method Utilizing Cannabinoids and Natural Compounds for Post-Traumatic Stress Disorder

•	Nanoemulsion-Based Therapeutic Composition of Cannabinoids and Natural Compounds for the Treatment of Ewing Sarcoma

•	Nanoemulsion-Based Intranasal Therapeutic Formulation for the Treatment of Alzheimer’s Disease Using Neuroactive Natural Compounds

•	Edible Composition for the Prevention and Treatment of Dysbiosis and Gut-Related Disorders

•	Sustained-Release Ophthalmic Composition for Targeted Treatment of Glaucoma and Optic Nerve Degeneration

•	Optimized Nanoemulsion Delivery of Antioxidants, Cannabinoids, and Nutraceuticals for Age-Related Female Fertility Decline in Softgels

•	Oral Liquid Pharmaceutical Composition in the Form of an Oil-in-Water Nanoemulsion Comprising Phytocannabinoids and Bioactive Natural Compounds for the Metabolic Regulation and Management of Type 2 Diabetes Mellitus

•	Nanoemulsion-Based Transmucosal Formulation for Craving, Withdrawal, and Relapse Prevention in Opioid Addiction

•	Oral Liquid Nanoemulsion Compositions of Phytocannabinoids and Natural Bioactives for Modulating Neurobiological Pathways Associated with Autism Spectrum Disorder

The timing, scope, and outcome of any prospective USPTO filings are forward-looking and depend on multiple factors.

No assurance can be given that any of these applications will be filed; or if filed, granted; or if granted, will generate revenue directly or through licensing.

Employees

The Company has two employees, namely its executive officers, who serve full-time. It is meets its other manpower needs through approximately 10 independent contractors; the number of these persons changes as the Company’s staffing needs change. For a description of the services provided by these independent contractors, see the descriptions of the two segments of the Company’s business.

Concentration of Revenues

The Company has depended on a few customers of Alpha Research Business for substantial portions of its revenue. For the year ended May 31, 2025, the Company had revenues of $303,022, of which 66.7% and 24.1% were received from two customers. For the year ended May 31, 2024, the Company had revenues of $248,841, of which 62.8% and 24.1% were received from two customers. The Company had three customers that provided 99% of gross revenue for the quarter ended November 30, 2025.

Property

The Company leases approximately 1,367 square feet at 6201 Bonhomme Road, Suite 435N, Houston, Texas, under a lease dated April 12, 2024, and amended on June 18, 2025. The lease, as amended, added a one-year term that commenced on June 1, 2025, at a base rent of $1,730 per month. For information regarding the recording of the right-of-use asset and the lease liability in the consolidated balance sheets, see Note 5 to the Company’s financial statements.

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One of the Company’s officers leased 1,400 square feet at 1625 Main St., Houston, Texas, under a lease the term of which commenced on March 15, 2023, and expired on September 14, 2023, at a rent of $3,168 per month. This officer made these premises available to the Company for office space, for which the Company paid them $2,817 per month. The lease was renewed for these premises, which commenced on September 15, 2023, and expired on September 14, 2024, at a rent of $3,164 per month. The officer made these premises available to the Company for use as office space, for which the Company paid him $2,817 per month. On September 3, 2024, one of the Company’s officers entered into a new lease for these premises. The term of the lease began on September 15, 2024, and expired on August 14, 2025. The lease has not been renewed and under its terms, it has been renewed on a month-to-month basis. The officer has made these premises available to the Company for use as office space, for which the Company has paid him $3,333 per month.

The Company believes that its properties are suitable and adequate for its purposes.

Legal Proceedings

The Company is not a party to any litigation and is not aware of any threatened litigation.

Off-Balance Sheet Arrangements

We have no off-balance-sheet arrangements.

Government Regulation

The Company’s businesses are affected by laws and regulations relating to cannabis and clinical trials. In the future, the Company may sell cannabinoid products that are subject to legal restriction and regulation in some states and, although not subject to federal regulation today, could be regulated or restricted in the future. The Company intends to comply with all such restrictions and regulations.

The Company and its expenditures, earnings and competitive position have not been materially affected by compliance with the above or other governmental regulations, including those relating to climate change. See also “Management’s Discussion and Analysis of Financial Condition and Results of Operations – Climate Change.”

The Company believes that it is in compliance with all material government regulations.

Cybersecurity

The Company does not believe that it is subject to material cybersecurity risks and does not expect to incur material costs in connection with cybersecurity or that it has been the object of any cyberattack.

Legal Proceedings

We are not a party to any legal proceedings.

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MANAGEMENT

Directors, Executive Officers and Corporate Governance.

The following table presents information with respect to our officers and directors:

Name	Age	Position
Dante Picazo	70	Chief Executive Officer and Director
John Jones	60	Treasurer and Director
Jose Torres Torres	64	Secretary and Director

Each of our directors serves until his death, resignation or removal or until his successor is elected and qualified. Each of our officers is elected by the Board for a term of one year and serves until his successor is duly elected and qualified or until he dies, resigns or is removed. Our directors receive no compensation for their services as such. Mr. Picazo receives no compensation for his services as an officer. Mr. Jones receives compensation for his services as treasurer pursuant to the Jones Agreement. See “Certain Relationships and Related Transactions, and Director Independence – Certain Relationships and Related Transactions – Jones Agreement.” Mr. Torres Torres will receive compensation for his services as treasurer. See “Certain Relationships and Related Transactions, and Director Independence – Certain Relationships and Related Transactions – Issuance of Shares to Officer.”

Biographical Information Regarding Officers and Directors

Dante Picazo

Mr. Picazo has been the chief executive officer and a director of the Company since December 19, 2019.

He has 45 years of experience in operating and growing from concept to profitability, originating marketing and branding efforts, leading to initial public offerings for three companies.

He graduated from Cornell University School of Hotel Administration, AMP in Ithaca, N.Y., and is fluent in three languages.

Mr. Picazo’s control of the Company through his ownership of its capital stock, together with his extensive experience in international business and finance, led to the conclusion that he should serve as a member of the Board.

John Jones

On August 11, 2024, Mr. Jones was appointed by the Board to fill the vacancy in the Board created by the death of Henry Levinski on December 29, 2023, and as the Company’s treasurer.

He has 35 years of experience as a senior executive in the food services industry.

Mr. Jones’ ownership of a significant portion of the Company’s capital stock, together with his extensive experience in business, and his willingness to assist the Company in raising equity capital, led to the conclusion that he should serve as a member of the Board.

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Jose Torres

Dr. Torres has served as a director and national medical director of the Company since December 19, 2019. He served in similar positions with PUI until the merger. He is board-certified in General and internal medicine and is an Anti-aging medicine Specialist with 35 years of medical practice experience.

He received his medical degree from the Autonomous University of Guerrero in Chilpancingo, Guerrero, Mexico, and completed a residency in internal medicine at Caguas Regional Hospital in Puerto Rico. He is certified in urgent care and by World Link Medical. He is a Member of the American College of Physicians, the Puerto Rico College of Physicians and the American Academy of Cannabinoid Medicine. He is an expert in the medical uses of cannabis and is involved in research respecting its use in treating several medical conditions, including sleep disorders, pain management, treatment of nausea and vomiting associated with cancer and chemotherapy, asthma and other bronchial ailments, and decreased libido.

Mr. Torres’ experience with the medicinal use of cannabis and with sleep disorders led to the conclusion that he should serve as a member of the board.

Family Relationships

There are no family relationships between any of the directors and officers named above, and there is no arrangement or understanding between any of them and any other person pursuant to which he was selected as a director or officer.

Director Compensation

Pursuant to the provisions of the Jones Agreement (see Certain Relationships and Related Transactions, and Director Independence – The Jones Agreement), John Jones was issued 100,000,000 shares of Common Stock in consideration of his services as a director during the year ended May 31, 2025, and is entitled to receive like numbers of shares on May 31, 2026, May 31, 2027, and May 31, 2028, provided that he is serving as a director on those dates,

Involvement in Certain Legal Proceedings

None of the Company’s directors and executive officers has been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, or has been a party to any judicial or administrative proceeding during the past five years that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Committees

The Board of Directors has not designated any committee, including a compensation committee, nominating committee or audit committee, although it is permitted to do so under the CBCA and the Company’s by-laws. With respect to the absence of a nominating committee, the board has determined that it is appropriate not to have one in light of the fact that two of its directors have voting control of the Company and can together nominate and elect directors without the vote of the other shareholders. The Company does not have a compensation committee. Although it has adopted the Incentive Plan, in which its officers and directors are eligible to participate, no awards have been made to any of them, and the Company believes that a compensation committee will not be necessary until one or more of them is selected for such participation. The Company has no audit committee.

Code of Conduct

The Board has adopted a Code of Conduct, which is applicable to all of the Company’s employees, officers (including its principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions), directors, agents and other parties acting on its behalf. A copy of this Code has been filed as an exhibit to Offering Statement of which this Offering Circular is a part, and is posted on the Company’s website at www.cbih.net. The Code may also be viewed by accessing the Company’s public filings at the SEC’s website at www.sec.gov. A copy of the Code will be provided without charge upon request by mail at the Company’s address shown on the cover page of this Offering Circular, to the attention of the chief executive officer.

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The Company intends to satisfy the disclosure requirement under Item 5.05 of Form 8-K regarding an amendment to, or a waiver from, a provision of its code of ethics that applies to the Company's principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions by posting such information on its website at www.cbih.net or by filing a Current Report on Form 8-K in relation to such amendment or waiver.

Clawback Policy

The Board has adopted a Clawback Policy that requires that, in the event of an Accounting Restatement, the Company will reasonably promptly recover Erroneously Awarded Compensation after an Accounting Restatement from executive officers. An “Accounting Restatement” is an accounting restatement due to the material noncompliance of the Company with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period. “Erroneously Awarded Compensation” means the amount of incentive-based compensation received by him as an executive officer that exceeds the amount of incentive-based compensation that he otherwise would have received had it been determined based on the restated amounts, computed without regard to any taxes paid. The Company has delivered no compensation that is subject to recovery under this policy.

Insider Trading Policy

The Board has adopted an Insider Trading Policy to promote compliance by officers, directors, employees and certain other persons who are aware of material nonpublic information about the Company with laws that prohibit them from trading in its securities or providing material nonpublic information to persons who may trade on the basis of that information. A copy of the Insider Trading Policy has been filed as an exhibit to this Offering Circular.

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EXECUTIVE COMPENSATION

Compensation of Officers

The following table sets forth information concerning all compensation awarded to, earned by, or paid to our executive officers for the fiscal years ended May 31, 2025, and May 31, 2024.

SUMMARY COMPENSATION TABLE

Name and principal position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-equity incentive plan compensation ($)	Change in pension value and nonqualified deferred compensation earnings ($)	All Other Compensation ($)	Total ($)
(a)	(b)	(c)		(d)	(e)	(f)	(g)	(h)	(i)	(j)
Dante Picazo	2025	24,000		–	–	–	–	–	–	24,000
PEO and PFO	2024	24,500		–	–	–	–	–	–	24,500
John Jones	2025	75,000	[1]	–	–	–	–	–	–	75,000
Treasurer	2024	–		–	–	–	–	–	–	–

_____________

1 Market value of 125,000,000 shares of Common Stock issued to Mr. Jones as compensation for his services.

Compensation Discussion and Analysis

The Company has determined the amount paid as salary to Mr. Picazo based solely on the Company’s ability to pay. The Company believes that his salary is substantially lower than he could earn in an equivalent position at another company and that he has elected to receive his salary and remain with the Company because of his equity position in the Company, his belief in the prospects of the Company and intangible reasons of which the Company may not be aware. The Company believes that it needs to be able to provide competitive compensation to Mr. Picazo, as well as to persons that it hires in the future, but will not be able to do so until it can generate materially increased revenue. Until then, the Company is subject to the risk that Mr. Picazo or persons that it may hire in the future will seek employment elsewhere. The Company has adopted its 2022 Equity Incentive Plan (see “Incentive Plan”) and may explore the adoption of plans that will enable it to reward and retain the loyalty of Mr. Picazo and other employees through awards of share-based compensation, such as stock options, restricted stock and restricted stock units.

Incentive Plan

General Information

On July 20, 2022, the Board adopted, and the shareholders approved, the Incentive Plan, which provides for the grant of stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units, and performance awards to directors, officers, employees and consultants (“Grantees”). The Incentive Plan is administered by the Board, which has the authority, among other things, to select eligible persons to receive awards and determine the terms of awards.

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The Company will recognize as share-based compensation expense all share-based payments to Grantees over the requisite service period (generally the vesting period) in its consolidated statements of operations based on the fair values of the awards that are ultimately expected to vest. As a result, for most awards, recognized share-based compensation expense will be reduced for estimated forfeitures prior to vesting, primarily based initially on the judgment of management and thereafter, estimated forfeitures will be reassessed in subsequent periods based on facts and circumstances. As no awards were made under the Incentive Plan during the periods covered by the consolidated financial statements included in this Offering Circular, no expense for share-based compensation was recorded therein.

The Company adopted the Incentive Plan because it believes that long-term incentives for Grantees will be a significant factor in generating returns for its shareholders based upon the Incentive Plan’s ability to focus on long-term performance. By providing grantees with opportunities to acquire a meaningful equity stake in the Company, it can better align their interests with those of its shareholders and create value for them.

The Company expects to make periodic awards to its executive officers, employees and consultants, as well as awards in connection with promotions or new hires, the occurrence of significant events or to promote retention of employees.

Awards will generally be subject to time- or performance-based vesting over periods determined by the Board. Performance-based goals will be determined by the Board. We believe that performance-based awards will encourage Grantees to achieve key strategic objectives and maximize value creation for our shareholders.

No awards have been made as of the date of this Offering Circular.

Provisions of the Incentive Plan

The following is a description of the material terms of the Incentive Plan, which is not a complete description and is qualified in its entirety by reference to the Incentive Plan, which is filed as an exhibit to the Offering Statement on Form 1-A, of which this Offering Circular forms a part.

Authorized shares. Subject to adjustment in certain events, the maximum number of shares of Common Stock that may be issued in satisfaction of awards is 600,000,000. As of the date of this Offering Circular, no awards had been granted.

Eligibility. The Board may select participants from among employees and directors of, and consultants to, the Company.

Types of awards; vesting. The Incentive Plan provides for various awards, including incentive stock options (“ISOs”), nonstatutory stock options, stock appreciation rights, restricted and unrestricted stock and stock units, performance awards and cash. The Board has the authority to determine the vesting schedule applicable to each award and to accelerate the vesting or exercisability of any award.

Termination of awards

Unless otherwise provided in an award agreement, upon termination of employment or service, a participant’s options and SARS will terminate and the participant will have no further right, title or interest therein, the shares of Common Stock subject thereto or any consideration in respect thereof. If employment or service terminates otherwise than for cause, the Participant may exercise his Option or SAR to the extent vested, but only within the following period or, if applicable, such other period provided in the Award Agreement.

Except as otherwise provided in the Award Agreement or other written agreement, if a Participant’s continuous service terminates for any reason, (i) the Company may receive through a forfeiture condition or a repurchase right any or all of the shares of Common Stock held by the participant under his restricted stock award that have not vested as of the date of such termination as set forth in such agreement and (ii) any portion of his RSU award that has not vested shall terminate upon such termination and he shall have no further right, title or interest in the RSU award, the shares of Common Stock issuable pursuant thereto the RSU Award or any consideration in respect thereof the RSU.

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Except as provided in an award agreement, in the event of a dissolution or liquidation of the Company, outstanding awards (other than those consisting of vested and outstanding shares of Common Stock not subject to a forfeiture condition or the Company’s right of repurchase) shall terminate prior to the completion of such dissolution or liquidation, and the shares of Common Stock subject to the Company’s repurchase rights or subject to a forfeiture condition may be repurchased or reacquired by the Company, provided that the Board may cause some or all expired or terminated Awards to become fully vested, exercisable or no longer subject to repurchase or forfeiture before the dissolution or liquidation is completed but contingent on its completion.

Transferability

Options and SARs may not be transferred to financial institutions for value and the Board may impose such additional limitations on the transferability of an option or SAR as it determines. In the absence of any such determination, the following restrictions shall apply (provided that, except as explicitly provided in the Incentive Plan, an option or a SAR may not be transferred for consideration and, if an option is an ISO, it may be deemed to be a nonstatutory stock option as a result of such transfer):

An option or SAR shall not be transferable, except by will or by the laws of descent and distribution, and shall be exercisable during the lifetime of a participant only by him (provided that, in certain cases, the Board may permit the transfer of an Option or SAR in a manner that is not prohibited by applicable tax and securities laws upon the Participant’s request, including to a trust if the Participant is considered to be the sole beneficial owner of such trust (as determined under Section 671 of the IRC and applicable state law) while such Option or SAR is held in such trust, provided that the Participant and the trustee enter into a transfer and other agreements required by the Company.

Subject to the execution of transfer documentation in a format acceptable to the Company and subject to the approval of the Board or a duly authorized officer, an Option or SAR may be transferred pursuant to a domestic relations order.

Corporate transactions

In the event of certain corporate transactions (including merger, consolidation, reorganization, recapitalization, reincorporation, stock dividend, dividend in property other than cash, large nonrecurring cash dividend, stock split, reverse stock split, liquidating dividend, combination of shares, exchange of shares, change in corporate structure), the Board shall appropriately and proportionately adjust (a) the class or classes and the maximum number of shares of Common Stock subject to the Plan, (b) the class or classes and the maximum number of shares that may be issued pursuant to the exercise of ISOs and (c) the class or classes and the number of securities and exercise price, strike price or purchase price of Common Stock subject to outstanding Awards.

Acceleration

The Board may accelerate the time at which an award may first be exercised or the time during which an award or any part thereof will vest.

Change in control

In the event of a change in control of the Company (as defined in the Incentive Plan), the Board shall have discretion (i) settle awards for an amount of cash or securities equal to their value, where in the case of options and SARs, the value of such Awards, if any, shall be equal to their in-the-money spread value (if any), as determined in the sole discretion of the Board, (ii) arrange for the surviving corporation or acquiring corporation (or its parent company) to assume or continue the award or to substitute a substantially similar award, (iii) arrange for the assignment of any reacquisition or repurchase rights held by the Company in respect of Common Stock issued pursuant to the award to the surviving corporation or acquiring corporation (or its parent company), (iv) modify the terms of awards to add events, conditions or circumstances (including termination of employment within any specified period after a change in control) upon which the vesting of such awards or lapse of restrictions thereon shall accelerate or deem any performance conditions satisfied at target, maximum or actual performance through closing or provide for the performance conditions to continue after closing, (v) arrange for the lapse, in whole or in part, of any reacquisition or repurchase rights held by the Company with respect to awards, (vi) cancel or arrange for the cancellation of awards, to the extent not vested or not exercised prior to the effective time of the change in control, in exchange for such cash consideration, if any, as the Board may consider appropriate, or(vii) provide that, for at least 20 days prior to the change in control, any Options or SARs that would not otherwise become exercisable prior thereto shall be exercisable as to all shares of Common Stock subject thereto, contingent upon and subject to the occurrence of the change in control, and that any options or SARs not exercised prior to the consummation of the change in control shall terminate and be of no further force and effect as of the consummation thereof.

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Amendment and termination

The Board may amend the Incentive Plan or outstanding awards, except that it may not materially impair the rights and obligations under any award except with the written consent of the affected participant.

Retirement, Resignation or Termination Plans

We have or sponsor no plan, whether written or verbal, that would provide compensation or benefits of any type to an executive upon retirement or any plan that would provide payment for retirement, resignation, or termination as a result of a change in control of our company or as a result of a change in the responsibilities of an executive following a change in control of our company.

Pension Benefits

The Company has no plan under which retirement payments and benefits, or payments and benefits that will be provided primarily following retirement may be or have been paid.

Nonqualified Defined Contribution and Other Nonqualified Deferred Compensation Plans

The Company has no defined contribution or other plan that provides for the deferral of compensation.

Potential Payments upon Termination or Change-in-Control

The Company is not a party to any contract, agreement, plan or arrangement, whether written or unwritten, that provides for payment to any of its executive officers at, following or in connection with any termination, including without limitation resignation, severance, retirement or constructive termination, or a change in control of the Company or a change in any of their responsibilities.

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CERTAIN RELATIONSHIPS, RELATED TRANSACTIONS AND DIRECTOR INDEPENDENCE

Affiliate Loans

On May 1, 2025, the Company made a promissory note in the principal amount of $340,855 in favor of John Jones and Barbara Kamienski (the “Original Jones Note”). This note bore interest at the rate of 2.5% per annum and was repayable in monthly installments of $8,521, beginning on May 31, 2025, until paid in full. Events of default include failure to pay principal or interest when due, breach of covenant, breach of representation and warranty, assignment for the benefit of creditors or appointment of a receiver, bankruptcy and cessation of operations. This note replaces several promissory notes previously made by the Company in favor of Mr. Jones and Ms. Kamienski.

On November 1, 2025, the foregoing note was replaced by a new promissory note made by the Company in the principal amount of $360,154.38 in favor of Mr. Jones and/or Ms. Barbara Kamienski. This Note bears interest at a rate of 2.5% per annum and is repayable in monthly installments of $9,003.86, with the first payment due on November 30, 2025, continuing until the balance is paid in full. Events of default included failure to pay principal or interest when due, breach of covenant, breach of representation and warranty, assignment for the benefit of creditors or appointment of a receiver, bankruptcy and cessation of operations.

The Jones Agreement

Pursuant to the Jones Agreement, (i) Mr. Jones made a payment of $37,500, due on September 15, 2024, under a Securities Purchase Agreement, dated as of March 14, 2024, by and between the Company and 1800 Diagonal Lending LLC, a Virginia limited liability company (the “Diagonal SPA”), (ii) Mr. Jones and Ms. Kamienski agreed to reduce (A) the rate of interest on the Original Jones Note to 2.5% monthly, effective as of the date of its making, and (B) establish a monthly payment of $5,000 until this note was paid in full, (iii) the Company, agreed to appoint Jones as a and treasurer of the Company, (iv) in consideration of Jones’ services as treasurer, the Company agreed to issue to Jones 125,000,000 shares of its Common Stock on each of May 31, 2025, May 31, 2026, May 31, 2027, and May 31, 2028, provided that he is serving as treasurer on those dates, (v) in consideration of Jones’ services as a director, the Company agreed to issue to Jones 100,000,000 shares of its Common Stock on each of May 31, 2025, May 31, 2026, May 31, 2027, and May 31, 2028, provided that he is serving as a director on those dates, and (v) Jones agreed that, in consideration of 1,000 shares of Series B Preferred Stock, during a period ending on the first anniversary of the Original Jones Agreement, he will make efforts to raise $250,000 in equity for the Company on terms satisfactory to it.

Issuance of Shares to Officer

On August 11, 2024, the Board adopted resolutions authorizing the issuance of 125,000,000 shares of Common Stock to Jose Torres Torres in compensation for his services as secretary of the Company for the year ended May 31, 2024, and like amounts on May 31, 2025, May 31, 2026, and May 31, 2027, in compensation for such services during the years then ended, if he is serving as secretary on those dates.

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Advances

The Company has, from time to time, received advances from Dante Picazo, its chief executive officer, and Henry Levinski, its former vice president. All of these advances are non-interest-bearing and have no set maturity date. The Company expects to repay these advances when funds become available. During the years ended May 31, 2025, and May 31, 2024, the Company received and repaid advances as follows:

	Dante Picazo	Henry Levinski
Balance at May 31, 2023	$12,485	92,643
Year ended May 31, 2024:
Amounts advanced	1,184	4,420
Amounts repaid	–	–
Balance at May 31, 2024	$13,559	$92,643
Year ended May 31, 2025
Amounts advanced	33,518	4,420
Amounts repaid	–	–
Balance at May 31, 2025	$47,188	$101,483

In the years ended May 31, 2025, and May 31, 2024, Mr. Picazo advanced $33,518 and $1,184 to the Company and has been repaid $0. Mr. Levinski’s estate has been repaid $0. Since May 31, 2025, Mr. Picazo has advanced $23,112 to the Company. As of the date of this Offering Circular, the balances that the Company owed to Mr. Picazo and Mr. Levinski’s estate were $62,881 and $101,483, respectively.

Apartment Lease

See “Business – Property” for information concerning an arrangement under which Mr. Picazo makes a portion of space in an apartment that he leases available for use by the Company.

Director Independence

OTC Markets defines “independent director” as a person other than an executive officer or employee of a company or any other person having a relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out their responsibilities as a director. The persons who are not considered independent for purposes of this definition are (i) a director who is, or at any time during the past three years was, employed by the company; (ii) a director who accepted or has a family member who accepted any compensation from the company in excess of $120,000 during any fiscal year within the three years preceding the determination of independence, other than compensation for board or board committee service; compensation paid to a family member who is an employee (other than an executive officer) of the company or benefits under a tax-qualified retirement plan, or non-discretionary compensation or (iii) a director who is the family member of a person who is, or at any time during the past three years was, employed by the Company as an executive officer.

Inasmuch as all of the directors of the Company are employed by the Company as its officers, none of them is an independent director.

A director is not considered independent if he is also an executive officer or employee of the corporation.

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PRINCIPAL SHAREHOLDERS AND SELLING STOCKHOLDER

The following table sets forth certain information with respect to the beneficial ownership of Common Stock as of the date of this Offering Circular and as adjusted to reflect the sale of Common Stock offered by us and the Selling Shareholder in the Offering, for:

•	each Shareholder known by us to be the beneficial owner of more than 5% of our outstanding shares of Common Stock, Series A Preferred Stock and Series B Preferred Stock;
•	each of our directors;
•	each of our executive officers;
•	all of our directors and executive officers as a group; and
•	the Selling Shareholder.

We have determined beneficial ownership in accordance with the rules of the SEC. We believe that the persons named in the table below have sole voting and investment power with respect to all shares of Common Stock that they beneficially own, subject to applicable community property laws.

	Shares Beneficially Owned Prior to the Offering			% of Total Voting Power Before the Offering(2)	Number of Shares Being Offered	Shares Beneficially Owned After the Offering	%	% of Total Voting Power After the Offering[2]
Name Beneficial Owner[1]	Title of Class or Series	Shares	%

Dante Picazo	Common Stock	4,002,611,700	34.1	13.8	1,000,000,000	3,002,611,700	18.1	7.2
	Series A Preferred	2,000,000	80.0	<1	–	2,000,000	80.0	<1
	Series B Preferred	1,000	50.0	30.0	–	1,000	50.0	30.0
John Jones	Common Stock	2,123,888,888	18.1	7.3	–	2,123,888,888	12.8	5.1
	Series B Preferred	1,000	50.0	30.0	–	1,000	50.0	30.0
Jose Torres Torres	Common Stock	165,000,000	1.4	<1	–	165,000,000	1.4	<1
All directors and executive officers as a group (3 persons)	Common Stock	6,291,500,558	54.1	81.6	1,000,000,000	5,291,500,558	31.8	12.3
	Series A Preferred	2,000,000	80.0	<1	–	2,000,000	80.0	<1
	Series B Preferred	2,000	100.0	60.0	–	2,000	100.0	60.0
Ibeth Coralles	Common Stock	625,000,000	5.3	2.1	–	625,000,000	3.8	1.5

_________

1 The address for each person is c/o Cannabis Bioscience International Holdings, Inc. at the address of the Company shown on the cover page of this Offering Circular.

2 Assuming that all of the shares of Common Stock offered by the Company and the Selling Shareholder are sold.

Mr. Picazo’s and Mr. Jones’ holdings of Common Stock, Series A Preferred and Series B Preferred confer 43.3% and 37.3% of the total voting power on them, respectively. Assuming that all of the shares of Common Stock offered by the Company and the Selling Shareholder are sold, Mr. Picazo’s and Mr. Jones’ holdings of Common Stock, Series A Preferred and Series B Preferred will respectively confer 37.2% and 35.1% of the total voting power on them.

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DESCRIPTION OF CAPITAL STOCK

Our authorized capital stock comprises 20,000,000,000 shares of Common Stock, without par value, of which 10,331,749,347 shares are outstanding, and 10,000,000 shares of preferred stock, without par value, issuable in series, of which 2,500,000 shares have been designated Series A Convertible Preferred Stock (“Series A Preferred”), all of which are outstanding, and 2,000 shares have been designated Series B Convertible Preferred Stock (“Series B Preferred”), all of which are outstanding. The rights of the holders of each class and series are as follows:

Common Stock

Holders of Common Stock are entitled to cast one vote for each share of Common Stock on all matters submitted to a vote of the shareholders; to receive, on a pro-rata basis, dividends and distributions, if any, that the Board may declare out of legally available funds, subject to preferences that are applicable to the Series A Preferred and Series B Preferred, and, if any, to series of preferred stock that may be designated in the future; and upon liquidation, dissolution or winding up, to share equally and ratably in any assets remaining after the payment of all debts and other liabilities, subject to the prior rights of the holders of the Series A Preferred.

We do not expect to declare or pay dividends on Common Stock for the foreseeable future. See “Dividend Policy.”

The holders of Common Stock do not have any preemptive, cumulative voting, subscription, conversion, redemption or sinking fund rights. The Common Stock is not subject to calls or assessments. The rights and privileges of holders of the Common Stock are subject to those of the Series A Preferred, which are described below, and to any other series of preferred stock that we may issue in the future.

As of the date of this Offering Circular, there are 11,626,749,347 shares of Common Stock outstanding.

Preferred Stock

The Company has authorized 10,000,000 shares of preferred stock, of which 2,500,000 shares have been designated Series A Convertible Preferred Stock (“Series A Preferred”) and 1,000 shares have been designated Series B Preferred Stock (“Series B Preferred”). The rights and preferences of the Series A Preferred Stock and the Series B Preferred Stock are as follows:

Series A Preferred

The Company has designated 2,500,000 shares of preferred stock as Series A Convertible Preferred Stock (the “Series A Stock”). Series A Stock (i) is entitled to receive dividends on the shares of Common Stock into which such shares are convertible, (ii) has the voting power of the number of shares of common stock into which such shares are convertible, (iii) is redeemable at the option of the Company for a redemption price equal to the number of shares of Common Stock into which the redeemed shares are convertible and (iv) are senior to the common stock and junior to the Series B Convertible Preferred Stock described below. At May 31, 2025, and May 31, 2024, there were 2,500,000 shares of Series A Stock issued and outstanding. Each share of Series A Preferred Stock is convertible, at the option of the holder, into the number of shares of Common Stock which is equal to the quotient obtained by dividing (A) the greater of: (i) the market price of the Series A Preferred Stock on the date of the liquidation, or (ii) ten cents ($0.10) per share of Series A Preferred Stock plus accrued but unpaid dividends that would be in effect for each share of Series A Preferred Stock if the Company were liquidated on the conversion cate by (B) the greater of (i) ten cents ($0.10) per share or (ii) seventy-five percent (75%) of the Market Price of the Common Stock on the Conversion Date. Currently, each share of Series A Stock is convertible into one share of Common Stock.

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Series B Preferred and Its Anti-Takeover Effects

The Series B Preferred is (i) senior to the Common Stock and the Series A Preferred; in the event of liquidation, (ii) is not entitled to receive any distribution of cash or other property whatsoever, (iii) is not redeemable at the option of the holder or the Company, (iii) votes as a group with the holders of all other classes and series of the Company’s capital stock, (iv) has 60% of the voting power of the Company on all matters, except that it votes as a separate voting group on all matters affecting their rightsif its holders as such or as otherwise specified by law and (v) has no conversion right. No series of preferred stock having voting rights equal or superior to the voting rights of the Series B Preferred may be designated without the unanimous vote of all of the holders thereof.

The provisions of the restated articles of incorporation designating the Series B Preferred vest 60% of the voting power of the Company in the holders thereof. These provisions prevent the holders of Common Stock from taking any action without the approval of the holders of the Series B Preferred. These provisions may have an anti-takeover effect and may delay, deter or prevent a tender offer, takeover attempt or other transaction that might be in a shareholder’s best interest, including an attempt that might result in the receipt of a premium over the market price for shares of Common Stock.

Convertible Securities, Warrants and Options

Other than the Series A Preferred, the Company has no convertible securities, warrants or options outstanding.

Dividends

Dividends are declared at the discretion of the board of directors and may be paid only out of funds legally available for that purpose. We have never paid cash dividends on our Common Stock. It is the intention of the board of directors to retain all earnings, if any, for use in our business operations and accordingly, it does not anticipate declaring dividends in the foreseeable future. Future cash dividends will depend upon our revenues, earnings, capital requirements and financial condition.

Certain Provisions of Law and the Articles of Incorporation

Our articles of incorporation, as amended, contain certain provisions that may affect the rights of our shareholders, as follows:

Vacancies in the Board of Directors. The Company’s by-laws provide that a vacancy in the board of directors, including a vacancy created by reason of an increase in the number of directors, may be filled by the affirmative vote of a majority of the remaining directors, though less than a quorum of the board of directors, or by the shareholders. A director elected to fill a vacancy by the Board shall hold office until the next annual meeting of shareholders and the term of a director elected to fill a vacancy by shareholders shall hold office for the unexpired term of that director’s predecessor in office, except that, if the director’s predecessor had been elected to fill a vacancy by the of directors, the term of a director elected by the shareholders shall be the unexpired term of the last predecessor elected by the shareholders.

Special Meetings of Shareholders. Special meetings of the shareholders may be called for any purpose or purposes by the president or by the Board or if the Company receives one or more written demands for a special meeting, stating the purpose or purposes for holding the meeting, signed and dated by the holders of shares representing at least 10 percent of all votes entitled to be cast on any issue proposed to be considered at the meeting. Only business within the purpose or purposes described in the notice of the meeting required may be conducted at a special shareholders’ meeting.

Cumulative Voting. Shareholders do not have a right to cumulate their votes for directors.

These provisions may have the effect of delaying or discouraging attempts by third parties to take over the Company and the superior voting rights of the Series B Preferred Stock, described above, give the holder thereof power to prevent any takeover.

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Indemnification

The Company’s amended and restated articles of incorporation require it to indemnify, to the full extent permitted by law, any person who is or was a director or officer of the Company and may indemnify any other person against any claim, liability or expense arising against or incurred by such person made a party to a proceeding because he is or was a director, officer, agent, fiduciary or employee of the Company or because he is or was serving another entity as a director, officer, partner, trustee, employee, fiduciary or agent at the Company’s request.

Elimination of Personal Liability

The Company’s amended and restated articles of incorporation provide that the personal liability of the Company’s directors to the Company or its shareholders is limited to the full extent permitted by the CBCA.

Annual Shareholders Meeting

Our by-laws provide that the annual meeting of the shareholders shall be held at such time on such day of each year as shall be fixed annually by the Board, for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting. We are permitted to conduct shareholder meetings by remote communication.

The affirmative vote of holders of a majority of the outstanding shares of our capital stock present, in person or by proxy, at any annual or special meeting of shareholders and entitled to vote will decide all matters voted on by them at such meeting, provided that such shares constitute a quorum, unless the question is one upon which, by express provision of law, under our articles of incorporation, or under our by-laws, a different vote is required, in which case such provision will control. Our articles of incorporation vest 60% of the voting power of the Company in the holders of Series B Preferred Stock.

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DETERMINATION OF OFFERING PRICE

The Offering Price has been arbitrarily determined by the Company and does not bear any relationship to the assets, net worth or projected earnings of the Company or any other generally accepted criterion of value. Therefore, your investment could be worth less than the Offering Price.

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THE OFFERING AND HOW TO SUBSCRIBE

General Information

As indicated on the cover page of this Offering Circular, we are offering 5,000,000,000 shares of our Common Stock on a best-efforts basis at the Offering Price. The minimum purchase requirement per investor is $2,000.00 (5,000,000 shares); however, we may waive this requirement on a case-by-case basis at our sole discretion. The number of shares offered by the Company will be adjusted when the definitive Offering Price is determined, such that the proceeds of the Offering to the Company will be $2,000,000.

Subscription Agreement

Although the Company may receive indications of interest in the Offering before the Offering Statement of which this Offering Circular is a part is qualified, it will not solicit or accept offers to purchase the shares offered by the Offering Circular, solicit or accept money or other consideration in respect of the Offering or enter into any subscription agreement. If an investor makes any such offer, he may withdraw or revoke it, without obligation or commitment of any kind, at any time before notice of its acceptance after the date on which the Offering Statement is qualified.

After the definitive Offering Circular has been filed with the SEC, the Company will accept tenders of subscription agreements, together with the Purchase Price, from investors and will review them in order to determine whether sales may lawfully be made to them (see “Investment Limitations,” below). If the Company determines that such sale is lawful, it may, in its sole and unfettered discretion, accept a subscription as a whole or in part or may reject it entirely. If a subscription agreement is accepted, the Company will notify the investor of its acceptance and of the number of shares for which it has been accepted and will deliver a copy of the accepted subscription agreement to him. The Company will not accept delivery of a subscription agreement without tender of the Purchase Price. After a Subscription Agreement is accepted, an investor may not revoke or change his subscription or request a refund for any reason. In the event that any provision of the subscription agreement conflicts with any provision of this Offering Circular, the provision of the subscription agreement shall govern.

Minimum Investment

The minimum investment per investor is $2,000 (5,000,000 shares); however, we may waive this requirement at our sole discretion. We may waive the minimum investment based on the supply and demand for the Shares, or if there is insufficient demand for the Shares.

Procedure for Subscribing

If you decide to subscribe for the shares being offered pursuant to this Offering Circular, you should:

Go to www.cbih.net/invest, click on the “Invest Now” button and follow the procedures as described therein, which are:

•	Electronically receive, review, sign and deliver to us a Subscription Agreement; and

•	Tender the Purchase Price shown on the Signature Page of the Subscription Agreement by wire or ACH to the account specified in Section 2(b) of the Subscription Agreement or deliver a check payable to the order of the Company personally or at the address of the Company shown on the cover page of this Offering Circular.

You may also obtain a paper copy of the subscription agreement from an officer of the Company.

Any investor will have ample time to review the subscription agreement, along with his counsel, prior to making any final investment decision. We will deliver a subscription agreement only upon request after a potential investor has had ample opportunity to review this Offering Circular.

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Investor Funds; No Escrow

Funds tendered by an investor will not be held in an escrow account but will be held in a separate bank account of the Company until a closing is held under his subscription agreement. Upon such closing, such funds will become available for the Company’s use.

Once an investor’s subscription has been accepted, his funds will not be returned, except for a prorated portion of the Purchase Price in the event that his subscription has been accepted in part or as a whole in the event that his subscription has been fully rejected.

Closing

The closing under each subscription agreement will be held promptly after its acceptance, regardless of the amount of proceeds then obtained in the Offering. Upon closing, an investor will be issued the number of shares for which his subscription agreement was accepted, and the Company will instruct its transfer agent to record such issuance in book-entry form. There are no conditions that the Company must satisfy in order to hold a closing. Upon a closing, funds tendered by investors will be made immediately available to the company for its use.

Investment Limitations

Generally, no sale may be made to you in the Offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth (please see below on how to calculate your net worth). Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2 Regulation A offering, investors must comply with the 10% limitation on investment in the Offering, except for an “accredited investor” as defined under Rule 501 an “Accredited Investor”). If you meet one of the following tests, you should qualify as an Accredited Investor:

•	You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

•	You are a natural person and your individual net worth, or joint net worth with your spouse, exceeds $1,000,000 at the time you purchase Offered Shares (please see below on how to calculate your net worth);

•	You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the Company;

•	You are an organization described in Section 501(c)(3) of the IRC, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the Offered Shares, with total assets in excess of $5,000,000;

•	You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act of 1940 (the “Investment Company Act”), or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

•	You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

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•	You are a trust with total assets in excess of $5,000,000, your purchase of Offered Shares is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the Offered Shares; or

•	You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

Commencement and Termination of Offering

The sale of shares will commence on the date when the definitive Offering Circular filed is filed with the SEC pursuant to Rule 253(g), promulgated by the SEC under the Securities Act, and continue for one year thereafter, until all shares offered by the Company have been sold or on a date determined by the Company, whichever occurs first.

Book-Entry Only

Shares will be registered in book-entry form only in accounts maintained by the transfer agent in the names of the investors. Investors will initially not be entitled to receive paper stock certificates. However, investors may receive certificates representing their shares at any time at their own cost upon application to the transfer agent. Investors will receive written confirmation from the transfer agent promptly after their accounts are established.

Transfer Agent

Our transfer agent is Pacific Stock Transfer Company. Its address is 6725 Via Austi Parkway, Suite 300, Las Vegas, NV 89119 and its telephone number is (800) 785-7782. It may be contacted by email at ss@pacificstocktransfer.com.

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PLAN OF DISTRIBUTION

By the Company

The Company is offering up to 5,000,000,000 shares of Common Stock at the Offering Price, unless modified by a post-effective amendment to the Offering Statement of which this Offering Circular is a part.

Each time we offer and sell such shares, we will, if required, make available an Offering Circular that describes the method of distribution and set forth the terms of the Offering.

The sale of the shares will commence on the date when the definitive Offering Circular filed is filed with the SEC pursuant to Rule 253(g), promulgated by the SEC under the Securities Act, and continue for one year thereafter, until all shares offered by the Company have been sold or on a date determined by the Company, whichever occurs first. We may terminate the offering before all of the shares are sold. There is no minimum number of shares that must be sold before we may use the proceeds. Proceeds will not be returned to investors if we sell less than all of the shares offered by this Offering Circular. The proceeds from the sales of the shares will not be placed in an escrow account.

The offering by the Company will be conducted by its executive officers. Under Rule 3a 4-1 of the Exchange Act, an issuer may conduct a direct offering of its securities without registration as a broker-dealer using officers who perform substantial duties for or on behalf of the issuer otherwise than in connection with securities transactions and who were not brokers or dealers or associated persons of brokers or dealers within the preceding 12 months and who have not participated in selling an offering of securities for any issuer more than once every 12 months, with certain exceptions. Furthermore, such persons may not be subject to statutory disqualification under Section 3(a)(39) of the Securities Exchange Act and may not be compensated in connection with securities offerings by payment of commission or other remuneration based either directly or indirectly on transactions in securities and at the time of offering our shares may not be associated persons of a broker or dealer. Mr. Picazo and our other executive officers meet these requirements.

The Company may issue shares of Common Stock offered by this Offering Circular to service providers as compensation for their services in connection with the Offering or for other services that they have rendered or may render. The Company believes that the value of the shares so issued, based upon the Offering Price, will not exceed $125,000 or 312,500,000 shares of Common Stock.

During the Offering, the Company may offer unregistered shares of Common Stock to investors in private placements at prices per share that may be higher or lower than the Offering Price, but only to the extent that it is permitted to do so by the federal securities laws, including Rule 152 promulgated under the Securities Act.

By the Selling Shareholder

The Selling Shareholder, as that term is used herein, includes his successors-in-interest selling shares of Common Stock received from him after the date of this Offering Statement. He or they may sell, transfer or otherwise dispose of any or all of their shares of Common Stock on any stock exchange, market, alternate trading system or other trading facility or in private transactions. These dispositions may be at fixed prices, at prevailing market prices at the time of sale, at prices related to the prevailing market price, at varying prices determined at the time of sale, or at negotiated prices.

The Selling Shareholder may use any one or more of the following methods when disposing of shares or interests therein:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the shares as agent, but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

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•	privately negotiated transactions;

•	short sales effected after the date the registration statement of which this Offering Circular is a part is declared effective by the SEC;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	broker-dealers may agree with the Selling Shareholder to sell a specified number of such shares at a stipulated price per share;

•	a combination of any such methods of sale; and

•	any other method permitted by applicable law.

The Selling Shareholder reserves the right to accept and, together with their agents from time to time, to reject, in whole or in part, any proposed purchase of shares of Common Stock to be made directly or through agents.

The Selling Shareholder and any underwriters, broker-dealers or agents that participate in the sale of the shares of Common Stock by him may be “underwriters” within the meaning of Section 2(11) of the Securities Act. Any discounts, commissions, concessions or profits they earn on any resale of the shares may be underwriting discounts and commissions under the Securities Act

We have advised the Selling Shareholder that the anti-manipulation rules of Regulation M under the Securities Exchange Act of 1934 may apply to sales of shares in the market and to the activities of the Selling Shareholder and his affiliates.

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SHARES ELIGIBLE FOR FUTURE SALE

Future sales of substantial amounts of Common Stock, including shares issued upon the exercise of outstanding options or warrants, in the public market after the Offering, or the perception that such sales may occur, could cause the market price for the Common Stock to fall or impair our ability to raise capital through sales of our equity securities.

Assuming that all of the shares that are offered by the Company under this Offering Circular are sold, shares of Common Stock will be eligible for future sale:

•	The 5,000,000,000 shares of Common Stock that are offered by this Offering Circular.

•	Approximately 9.5 billion shares of restricted Common Stock held by persons who are not deemed to be affiliates of the Company that may be sold under Rule 144 without notice to the SEC in unlimited amounts and without restriction as to the manner of sale.

•	Approximately 1.8 billion freely tradable shares of Common Stock.

•	Approximately 5.3 billion shares of restricted Common Stock held by persons who are deemed to be affiliates of the Company that may be sold under Rule 144 in limited amounts, subject to notice to the SEC and subject to restriction as to the manner of sale.

•	Up to 600,000,000 shares of Common Stock that may be issued under the Incentive Plan may be sold in the public markets, subject to limitations in the case of shares issued under that plan to affiliates of the Company, upon the filing of a registration statement on Form S-8 with respect thereto or without registration under Rule 144 after being held by for the period required by that rule.

The sale of these shares, the perception that they may be sold and the thin market for Common Stock may substantially and adversely affect the market price of the Common Stock and demand for Common Stock, with the result that persons who acquire shares of Common Stock in the Offering may be able to resell them only at a substantial loss, if at all.

Registration Rights

Persons to whom we sell shares of Common Stock or securities convertible into Common Stock pursuant to exemptions from registration under the Securities Act may acquire these shares or securities under agreements pursuant to which they may demand that we register the sale of the purchased shares under the Securities Act or, if we file a registration statement under the Securities Act other than a registration statement on Form S-8 covering securities issuable under the Incentive Plan or on Form S-4, may have the right to include their shares in such registration. Following such registered sales, these shares will be freely tradable without restriction under the Securities Act, unless they are held by our affiliates.

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MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES TO NON-U.S. HOLDERS

The following is a summary of material U.S. federal income tax consequences to a non-U.S. holder (as defined herein) of the purchase, ownership and disposition of shares of our Common Stock, but does not purport to be a complete analysis of all the potential tax considerations relating thereto. We have not sought, and do not intend to seek, any ruling from the U.S. Internal Revenue Service (the “IRS”) with respect to the statements made and the conclusions reached in the following summary. Accordingly, the discussion below neither binds the IRS nor the courts, and there can be no assurance that the IRS or a court will agree with such statements and conclusions. This summary deals only with Common Stock that is held as a capital asset by a non-U.S. holder.

A “non-U.S. holder” means a beneficial owner of shares of our Common Stock (other than an entity or arrangement treated as a partnership for U.S. federal income tax purposes) that is not, for U.S. federal income tax purposes, any of the following:

•	an individual who is a citizen or resident of the United States;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States, any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•	a trust if it (1) is subject to the primary supervision of a court within the United States and one or more U.S. persons (within the meaning of the IRC) have the authority to control all substantial decisions of the trust or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

This summary is based upon provisions of the Code and regulations, rulings and judicial decisions as of the date hereof. Those authorities may be changed, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. This summary does not address all of the U.S. federal income tax consequences that may be relevant to you in light of your particular circumstances, nor does it address the Medicare tax on net investment income, any alternative minimum taxes, U.S. federal estate and gift taxes, or the effects of any state, local, or non-United States tax laws. In addition, it does not represent a detailed description of the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws (including if you are a U.S. expatriate, “controlled foreign corporation,” “passive foreign investment company,” a partnership or other pass-through entity for U.S. federal income tax purposes, tax-exempt organization or governmental organization, person deemed to sell our Common Stock under the constructive sale provisions of the Code, person who holds or receives our Common Stock pursuant to the exercise of any employee stock option or otherwise as compensation, tax-qualified retirement plan, “qualified foreign pension fund” as defined in the Code, anentity all of the interests of which are held by qualified foreign pension funds or a person subject to special tax accounting rules as a result of any item of gross income with respect to the stock being taken into account in an applicable financial statement). We cannot assure you that a change in law will not significantly alter the tax considerations that we describe in this summary.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds shares of our Common Stock, the tax treatment of a partner generally will depend upon the status of the partner and the activities of the partnership. If you are a partnership or a partner of a partnership considering an investment in our Common Stock, you should consult your tax advisors.

If you are considering the purchase of our Common Stock, you should consult your own tax advisors concerning the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of our Common Stock, as well as the consequences to you arising under other U.S. federal tax laws and the laws of any other taxing jurisdiction.

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Dividends

In the event that we make a distribution of cash or other property (other than certain pro rata distributions of our Common Stock) in respect of shares of our Common Stock, the distribution generally will be treated as a dividend for U.S. federal income tax purposes to the extent it is paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Any portion of a distribution that exceeds our current and accumulated earnings and profits generally will be treated first as a tax-free return of capital, causing a reduction in the adjusted tax basis of a non-U.S. holder’s Common Stock, and to the extent the amount of the distribution exceeds a non-U.S. holder’s adjusted tax basis in shares of our Common Stock, the excess will be treated as a capital gain from the disposition of shares of our Common Stock (the tax treatment of which is discussed below under “—Gain on Disposition of Common Stock”).

Dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. However, dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (and, if required by an applicable income tax treaty, are attributable to a U.S. permanent establishment or fixed base) are not subject to the withholding tax, provided certain certification and disclosure requirements are satisfied. Instead, such dividends are subject to U.S. federal income tax on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. Any such effectively connected dividends received by a foreign corporation may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty.

A non-U.S. holder who wishes to claim the benefit of an applicable treaty rate and avoid backup withholding, as discussed below, for dividends will be required (a) to provide the applicable withholding agent with a properly executed IRS Form W-8BEN or Form W-8BEN-E (or other applicable form) certifying under penalty of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits or (b) if our Common Stock is held through certain foreign intermediaries, to satisfy the relevant certification requirements of applicable U.S. Treasury regulations. Special certification and other requirements apply to certain non-U.S. holders that are pass-through entities rather than corporations or individuals.

A non-U.S. holder eligible for a reduced rate of U.S. federal withholding tax pursuant to an income tax treaty may obtain a refund of any excess amounts withheld by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their tax advisors regarding their entitlement to benefits under any applicable income tax treaty.

Gain on Disposition of Common Stock

Subject to the discussion of backup withholding below, any gain realized by a non-U.S. holder on the sale or other disposition of our Common Stock generally will not be subject to U.S. federal income tax unless:

•	the gain is effectively connected with a trade or business of the non-U.S. holder in the United States (and, if required by an applicable income tax treaty, is attributable to a U.S. permanent establishment or fixed base of the non-U.S. holder);

•	the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of that disposition, and certain other conditions are met; or

•	we are or have been a “U.S. real property holding corporation” for U.S. federal income tax purposes within the shorter of (i) the five-year period ending on the date of the non-U.S. holder’s disposition of shares of our Common Stock or (ii) the non-U.S. holder’s holding period for shares of our Common Stock.

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A non-U.S. holder described in the first bullet point immediately above will be subject to tax on the gain derived from the sale or other disposition in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. In addition, if any non-U.S. holder described in the first bullet point immediately above is a foreign corporation, the gain realized by such non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet point immediately above will be subject to a 30% (or such lower rate as may be specified by an applicable income tax treaty) tax on the gain derived from the sale or other disposition, which gain may be offset by U.S. source capital losses even though the individual is not considered a resident of the United States, provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses.

Generally, a corporation is a “U.S. real property holding corporation” if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business (all as determined for U.S. federal income tax purposes). We believe we are not and do not anticipate becoming a “U.S. real property holding corporation” for U.S. federal income tax purposes.

Information Reporting and Backup Withholding

Distributions paid to a non-U.S. holder and the amount of any tax withheld with respect to such distributions generally will be reported to the IRS. Copies of the information returns reporting such distributions and any withholding may also be made available to the tax authorities in the country in which the non-U.S. holder resides under the provisions of an applicable income tax treaty.

A non-U.S. holder will not be subject to backup withholding on distributions received if such holder certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that such holder is a U.S. person as defined under the Code) such as by furnishing a valid IRS Form W-8BEN, W-8BEN-E, or W-8ECI, or such holder otherwise establishes an exemption.

Information reporting and, depending on the circumstances, backup withholding will apply to the proceeds of a sale or other disposition of our Common Stock within the United States or conducted through certain U.S.-related financial intermediaries, unless the beneficial owner certifies under penalty of perjury that it is a non-U.S. holder (and the payor does not have actual knowledge or reason to know that the beneficial owner is a U.S. person as defined under the Code), or such owner otherwise establishes an exemption.

Backup withholding is not an additional tax and any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Additional Withholding Requirements

Under Sections 1471 through 1474 of the Code (such Sections commonly referred to as “FATCA”), a 30% U.S. federal withholding tax may apply to any dividends paid on our Common Stock to (i) a “foreign financial institution” (as specifically defined in the Code and whether such foreign financial institution is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner which avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code and whether such non-financial foreign entity is the beneficial owner or an intermediary) which does not provide sufficient documentation, typically on IRS Form W-8BEN-E, evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If a dividend payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “—Dividends,” an applicable withholding agent may credit the withholding under FATCA against, and therefore reduce, such other withholding tax. While withholding under FATCA would also have applied to payments of gross proceeds from the sale or other taxable disposition of our Common Stock, proposed United States Treasury regulations (upon which taxpayers may rely until final regulations are issued) eliminate FATCA withholding on payments of gross proceeds entirely. An intergovernmental agreement between the United States and an applicable foreign country may modify these requirements. You should consult your own tax advisors regarding these requirements and whether they may be relevant to your ownership and disposition of our Common Stock.

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LEGAL MATTERS

The validity of the Common Stock offered by the Company in this Offering Circular is being passed upon for us by Barry J. Miller, West Bloomfield, Michigan.

EXPERTS

The annual financial statements included in this Offering Circular have been audited by Victor Mokuolu, CPA PLLC, an independent registered public accounting firm, as stated in their report appearing herein (which contains an explanatory paragraph relating to the company’s ability to continue as a going concern as described in Note 3 to the financial statements) and such report is included in reliance upon such report given upon the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed with the SEC a Regulation A Offering Statement on Form 1-A under the Securities Act, which includes exhibits, schedules and amendments, with respect to the Offering. Although this Offering Circular forms a part of the Form 1-A, portions of the Form 1-A have been omitted as permitted by rules and regulations of the SEC. We refer you to the Form 1-A and its exhibits for further information about us, our securities and this Offering. The Form 1-A and its exhibits, as well as each of our other reports filed with the SEC, can be inspected and copied at the SEC’s public reference room at 100 F. Street, N.E., Washington, D.C. 20549. The public may obtain information about the operation of the public reference room by calling the SEC at 1-800-SEC-0330. In addition, the SEC maintains a website at http://www.sec.gov, which publishes the Form 1-A and other reports that the Company files electronically with the SEC.

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CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

71

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	November 30, 2025	May 31, 2025
	(Unaudited)	(Audited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$132	$12,952
Accounts receivable	21,811	6,380
Related-party receivables	–	9,155
Other current assets	188	598
TOTAL CURRENT ASSETS	22,131	29,085
Right-of-use asset	–	2,795
TOTAL ASSETS	$22,131	$31,880

LIABILITIES
CURRENT LIABILITIES
Accounts payable and accrued expenses	$159,116	$100,343
Credit cards	30,327	30,327
Accrued interest	26,773	22,095
Related-party payables	793,196	623,474
Short-term loans (net of amortization of loan fees)	111,721	111,722
SBA loans	14,592	14,592
Derivative liabilities	–	29,322
Lease liabilities	–	4,906
Convertible note	101	9,182
TOTAL CURRENT LIABILITIES	1,135,826	945,963

LONG-TERM LIABILITIES
SBA loans	249,500	249,500
TOTAL LONG-TERM LIABILITIES	249,500	249,500
TOTAL LIABILITIES	1,385,326	1,195,463

STOCKHOLDERS’ DEFICIENCY
Authorized: 10,000,000 shares of preferred stock, without par value, of which 2,500,000 shares have been designated Series A Convertible Preferred Stock (2,500,000 shares outstanding at November 30, 2025, and May 31, 2025) and 2,000 shares have been designated Series B Preferred Stock (2,000 shares outstanding at November 30, 2025, and May 31, 2025)	–	–
Common Stock, without par value: 20,000,000,000 shares authorized, of which 11,626,749,347 shares were issued and outstanding at November 30, 2025, and May 31, 2025	–	–
Additional paid-in capital	4,719,318	4,719,318
Accumulated deficit	(6,082,513)	(5,882,901)
TOTAL STOCKHOLDERS’ DEFICIENCY	(1,363,195)	(1,163,583)

TOTAL LIABILITIES AND STOCKHOLDERS’ DEFICIENCY	$22,131	$31,880

See accompanying notes to consolidated financial statements.

F-1

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

	Three Months Ended November 30,		Six Months Ended November 30,
	2025	2024	2025	2024

Revenues	$53,266	$74,248	$77,466	$253,135
Cost of revenues	10,500	7,803	18,643	16,165
Gross profit	42,766	66,445	58,823	236,970

Cost and expenses
General and administrative	30,972	40,128	54,280	101,424
Contract labor	36,141	54,296	78,661	100,169
Professional fees	52,035	7,112	59,776	143,682
Officer compensation	8,094	6,000	14,094	12,000
Rent and lease	11,339	18,439	22,398	36,687
Travel	62	97	275	239
Total operating expenses	138,643	126,072	229,484	394,201

Operating loss	(95,877)	(59,627)	(170,661)	(157,231)

Other income (expense)
Amortization of discount	–	–	(19,816)	–
Note discount expense	(3,230)	(11,200)	(3,230)	(11,200)
Forgiveness of debt	–	–	–	23,638
Change in fair value of derivative liabilities	–	–	29,322	–
Interest	(17,860)	(8,701)	(35,228)	(11,040)
Total other income (expense)	(21,090)	(19,901)	(28,952)	1,398

Net loss	$(116,966)	$(79,528)	$(199,612)	$(155,833)

Average common stock outstanding	11,626,749,347	10,497,459,730	11,626,749,347	10,497,459,730

Average earnings (loss) per share	$(0.000010)	$(0.000008)	$(0.000017)	$(0.0000015)

See accompanying notes to consolidated financial statements.

F-2

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

	Six Months Ended November 30,
	2025	2024
CASH FLOW FROM OPERATING ACTIVITIES:
Net loss	$(199,612)	$(155,833)
Adjustment to reconcile net cash used in operations:
Issuance of common stock for services	–	70,000
Amortization of right-of-use asset and liability	–	16,323
Change in value of derivative liabilities	(29,322)	–
Changes in assets and liabilities:
Accounts receivable	(15,431)	6,320
Accounts payable and accrued expenses	116,116	(29,969)
Related party payable	21,155	–
Lease liability (net)	(2,111)	(9,173)
NET CASH USED IN OPERATIONS	(109,205)	(102,503)

CASH FLOW FROM FINANCING ACTIVITIES:
Proceeds from (repayments of) short-term loans	–	(38,638)
Proceeds from (payment of) notes payable	(9,082)	77,437
Repayment of SBA loans	–	139
Proceeds from shareholder loans	–	7,538
Proceeds from related-party loan	105,467	56,274
NET CASH PROVIDED BY FINANCING ACTIVITIES	96,385	102,750

NET INCREASE (DECREASE) IN CASH	(12,820)	247

CASH AT BEGINNING OF PERIOD	12,952	755

CASH AT END OF PERIOD	$132	$1,002

Supplemental disclosure of cash flow information
Cash paid for interest	$35,228	$11,040
Cash paid for taxes	$–	$–

See accompanying notes to consolidated financial statements.

F-3

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2025

(Unaudited)

	Series A Convertible Preferred Stock		Series B Preferred Stock		Common Stock	Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Capital	Deficit	Total
Balance - May 31, 2025	2,500,000	$–	2,000	$–	11,626,749,347	$4,719,318	$(5,882,901)	$(1,163,583)
Net loss for the quarter	–	–	–	–	–	–	(82,645)	(82,645)
Balance – August 31, 2025	2,500,000	$–	2,000	$–	11,626,749,347	$4,719,318	$(5,965,546)	$(1,246,228)
Net loss for the quarter	–	–	–	–	–	–	(116,966)	(116,966)
Balance - November 30, 2025	2,500,000	$–	2,000	$–	11,626,749,347	$4,719,318	$(6,082,513)	$(1,363,195)

CONSOLIDATED STATEMENT OF STOCKHOLDERS’ DEFICIENCY

FOR THE SIX MONTHS ENDED NOVEMBER 30, 2024

(Unaudited)

	Series A Convertible Preferred Stock		Series B Preferred Stock		Common Stock	Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Capital	Deficit	Total
Balance - May 31, 2024	2,500,000	$–	1,000	$–	10,431,749,347	$4,255,068	$(5,334,081)	$(1,079,013)
Issuance of common stock for services	–	–	–	–	125,000,000	100,000	–	100,000
Issuance of shares of Series B Preferred	–	–	1,000	–	–	–	–	–
Net income for the quarter	–	–	–	–	–	–	(76,305)	(76,305)
Balance - August 31, 2024	2,500,000	$–	2,000	$–	10,556,749,347	$4,355,068	$(5,410,385)	$(1,055,317)
Net income for the quarter	–	–	–	–	–	–	(79,528)	(79,528)
Balance – November 30, 2024	2,500,000	$–	2,000	$–	10,556,749,347	$4,355,068	$(5,489,914)	$(1,134,846)

See accompanying notes to consolidated financial statements.

F-4

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

November 30, 2025
(Unaudited)

Note 1 – Organization and Operations

Cannabis Bioscience International Holdings, Inc., a Colorado corporation (the “Company”), was formed on February 28, 2003, as a limited liability company under the name Fidelity Aircraft Partners LLC. On December 16, 2009, it converted to a corporation under the name Fidelity Aviation Corporation, and on August 24, 2009, it changed its name to China Infrastructure Construction Corp. On February 28, 2018, the Company changed its name to Hippocrates Direct Healthcare, Inc.; on July 4, 2018, it resumed the name China Infrastructure Construction Corp. On December 6, 2022, it changed its name to its present name. The Company provides educational systems focused on medical cannabis in the United States; provides services to third parties in therapeutic areas of clinical; and is developing cannabidiol-based products.

Note 2 – Summary of Significant Accounting Policies

Accounting Principles

The accompanying unaudited consolidated financial statements have been prepared by management using the accrual basis of accounting in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial statements and with the instructions to Article 10 of Regulation S-X of the U.S. Securities and Exchange Commission (the “SEC”). Accordingly, they do not contain all of the information and footnotes required by U.S. GAAP for annual financial statements. In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company at November 30, 2025, and the results of operations and cash flows for the periods presented. The results of operations for the three months ended November 30, 2025, are not necessarily indicative of the operating results for the full fiscal year or any future period. These unaudited consolidated financial statements should be read in conjunction with the Company’s audited consolidated financial statements and related notes thereto for the year ended May 31, 2025, filed with the SEC on September 22, 2025, as part of the Company’s Annual Report on Form 10-K.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make significant estimates and assumptions. The preparation of financial statements in conformity with U.S. GAAP requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Making estimates requires management to exercise significant judgment. Certain of these estimates could be affected by external conditions, including those unique to the Company’s businesses and general economic conditions. These external conditions could affect the Company’s estimates, which could cause actual results to differ materially from its estimates. Actual results could differ from those estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and records adjustments when necessary. Significant estimates relied upon in preparing these statements include revenue recognition, accounts receivable reserves, accrued expenses, share-based compensation and the recoverability of the Company’s net deferred tax assets and any related valuation allowance.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiary. All intercompany accounts and transactions have been eliminated in consolidation.

F-5

Cash and Cash Equivalents

Cash equivalents are short-term, highly liquid investments that are readily convertible to cash with original maturities of three months or less at the date acquired. The Company had no investment securities that were deemed cash equivalents at November 30, 2025, and May 31, 2025.

Accounts Receivable

Included in accounts receivable on the balance sheets are amounts primarily related to customers. The Company estimates losses on receivables based on known troubled accounts and historical experience of losses incurred. Receivables are considered impaired and written off when it is probable that all contractual payments due will not be collected in accordance with the terms of the related agreement. Based upon experience and the judgment of management, there was no allowance for doubtful accounts at November 30, 2025, and May 31, 2025.

Revenue Recognition

The Company follows the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended. This standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that it expects to receive for them.

Under ASU No. 2014-09, the Company recognizes revenue when a customer obtains control of promised goods or services, or when they are shipped to a customer, in an amount that reflects the consideration that it expects to receive in exchange for them. The Company recognizes revenues following the five-step model prescribed under ASU No. 2014-09: (a) it identifies a contract with a customer; (b) it identifies the performance obligations in the contract; (c) it determines the transaction price; (d) it allocates the transaction price to the performance obligations in the contract; and (e) it recognizes revenues when (or as) it satisfies its performance obligation.

The Company generates revenue from multiple streams, namely, clinical trials, consulting fees, seminars and merchandise sales. Revenues from product sales are recognized when a customer obtains control of the Company’s product, which occurs at a point in time or over time, typically upon shipment to the customer or when services are fulfilled and the customer receives benefit from such services. Revenue is deferred and a liability is established to the extent that the Company receives payments from customers in advance of goods being shipped or services being rendered.

The Company expenses incremental costs of obtaining a contract as and when incurred if the expected amortization period of the asset in which it would have been recognized is one year or less or if the amount is immaterial.

A performance obligation is a contractual promise to transfer a distinct product or service to a customer and is the unit of account in the new revenue standard. The contract transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Each contract has a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contract and, therefore, not distinct. Revenue from contracts that satisfy the criteria for overtime recognition is recognized as the work progresses. The majority of the Company’s revenue is derived from services provided to customers and is typically executed over a period that is typically between 1 and 12 months, based on evaluation of when these services are rendered. Contracts will continue to be recognized over time because of the continuous transfer of control to the customer as services are rendered to customers. Payments made by customers in advance of services being rendered are recorded as deferred revenue.

Our significant payment terms for customer contracts vary based on the revenue stream. Franchising business clients are required to advance a percentage of the franchise fee upon acceptance of the contract. These advances, when received, are accounted for as contract liabilities on the consolidated balance sheet and are subsequently recognized in revenue when they are earned. Contracts for clinical trials typically provide for progress payments based on the number of patients seen, with final payments generally due within 30 days upon completion of work or the termination of the contract. Revenue is recognized when all performance obligations under the terms of a contract are satisfied. The Company requires advance payments from its consulting customers and these payments are recorded as contract liabilities on the consolidated balance sheet until service is performed and revenue is recognized. These advance payments are not treated as financing components, based upon the guidance in ASC 606-10-32-196-16 and -17, whereby the timing of when services are provided is at the discretion of the customers, or a substantial amount of the consideration promised by the customer is variable and not in the control of the customer or the Company.

F-6

Contracts for educational services require nonrefundable payments in advance and are recorded as revenue when received.

There is no significant financing component to any contracts.

Contract Modifications

Contracts for the Company’s clinical trial business are subject to modification. These modifications may create new, or change existing, enforceable rights and obligations of the parties thereto. Modifications are generally effected pursuant to an amendment or addendum to the original contract. A contract modification is accounted for as a new contract if it reflects an increase in scope that is regarded as distinct from the original contract and is priced in line with the standalone price for the related services. If a contract modification is not considered a new contract, the modification is combined with the original contract and the impact on revenue recognition will depend on whether the remaining services are distinct from the original contract. If they are distinct from those in the original contract, all remaining performance obligations will be accounted for on a prospective basis, with unrecognized consideration allocated to the remaining performance obligations. If the remaining goods or services are not distinct, the modification will be treated as if it were a part of the existing contract and the effect that the contract modification has on the transaction price and the measure of progress toward satisfaction of the performance obligations are recognized as an adjustment to revenue (either as an increase in or a reduction of revenue) at the date of the contract modification on a cumulative catch-up basis.

Remaining Performance Obligations

The Company follows ASC 606, which requires the allocation of the transaction price to the remaining performance obligations of a contract and applies a practical expedient allowing it not to disclose the amount of the transaction price allocated to the remaining performance obligations for contracts with an original expected duration of one year or less. At November 30, 2025, and May 31, 2025, the Company had no remaining performance obligations.

Share-Based Payments

ASC 718, “Compensation – Stock Compensation,” prescribes accounting and reporting standards for all share-based payment transactions. In June 2018, FASB issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which aligns accounting for share-based payments issued to non-employees with that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for share-based payments to non-employees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees. The Company follows FASB guidance related to equity-based payments, which requires that equity-based compensation be accounted for using a fair value method and recognized as expense in the accompanying statements of operations. Equity-based compensation expense will be recognized as compensation expense.

Leases

The Company has adopted ASU 2016-02, Leases (Topic 842), along with related clarifications and improvements, under which lessees are required to recognize a lease liability, which represents the discounted obligation to make future minimum lease payments and a corresponding right-of-use asset on the balance sheet for most leases. The guidance retains the historical accounting for lessors and does not make significant changes to the recognition, measurement, and presentation of expenses and cash flows by a lessee. Enhanced disclosures are also required to give financial statement users the ability to assess the amount, timing and uncertainty of cash flows arising from leases.

Cash Flows

The Company follows ASU 2016-18, “Statement of Cash Flows (Topic 230),” requiring that the statement of cash flows explain the change in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. The provisions of this guidance are to be applied using a retrospective approach, which requires the application of the guidance for all periods presented.

F-7

Fair Value Measurements

The Company has adopted ASC Topic 820, Fair Value Measurements, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair-value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, is carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of the Company’s short- and long-term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features, such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

ASC Topic 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC Topic 820 also establishes a fair-value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC Topic 820 describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3: Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

Income Taxes

The Company accounts for income taxes in accordance with Accounting Standards Codification No. 740, “Income Taxes” (“ASC 740”). This codification prescribes the use of the asset-and-liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and for carryforward tax losses. Deferred taxes are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it is more likely than not that some portion or all of the deferred tax assets will not be realized.

Deferred tax liabilities and assets are classified as current or noncurrent based on the classification of the related asset or liability for financial reporting or according to the expected reversal dates of the specific temporary differences, if not related to an asset or liability for financial reporting.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740, which provides guidance as to the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in its financial statements, under which a company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The tax benefits recognized in financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Accordingly, the Company would report a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company elects to recognize any interest and penalties, if any, related to unrecognized tax benefits in tax expense.

F-8

Income (Loss) per Share

The Company computes basic earnings per share amounts in accordance with Accounting Standards Codification Topic 260, “Earnings per Share.” (“ASC 260”) Under ASC 260, (i) basic earnings (loss) per share is calculated by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the reporting period and (ii) diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. At November 30, 2025, and May 31, 2025, the Company had no dilutive securities.

Recently Issued Accounting Standards

In November 2024, FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40): Disaggregation of Income Statement Expenses. This standard requires disclosure of specified information about certain costs and expenses, including purchases of inventory, employee compensation, depreciation, and amortization. As clarified on the subsequent amendment, ASU No. 2025-01, issued by FASB in January 2025, this guidance is effective for the Company’s Annual Report on Form 10-K for the fiscal year ending May 31, 2028, and subsequent interim periods. Early adoption is permitted and may be applied either prospectively or retrospectively. The Company is currently evaluating the timing of its adoption of this ASU and the impact on its consolidated financial statements.

In November 2023, FASB issued ASU 2023-07 to enhance disclosures of significant expense and segment profitability categories and amounts for each of the Company’s reportable business segments. The amendments are effective in annual periods beginning after December 15, 2023, and subsequent interim periods, with early adoption permitted. The Company has adopted this amendment. The adoption of this amendment did not have a material impact on the Company’s consolidated financial statements.

In March 2024, FASB issued ASU 2024-01 to clarify how an entity should determine whether a profits interest or similar award should be accounted for as a share-based payment arrangement or similar to a cash bonus or profit-sharing arrangement. The amendments are effective in annual periods beginning after December 15, 2024, and interim periods within those annual periods, with early adoption permitted. The Company adopted the amendments as of January 1, 2025. The adoption of this amendment did not have a material impact on the Company’s consolidated financial statements.

In October 2023, FASB issued ASU 2023-06 to clarify or improve disclosure and presentation requirements of a variety of topics, which will allow users to more easily compare entities subject to the SEC's existing disclosures with those entities that were not previously subject to the requirements, and align the requirements in FASB accounting standard codification with the SEC's regulations. The amendments will be effective on the date the SEC removes related disclosure requirements from Regulation S-X or Regulation S-K. If by June 30, 2027, the SEC has not removed the applicable disclosure requirements, the pending amendments will not become effective. Early adoption is prohibited. The Company does not expect the future adoption of this amendment to have a material impact on its consolidated financial statements since the Company is currently subject to the SEC’s disclosure and presentation requirements under Regulation S-X and Regulation S-K.

In December 2023, FASB issued ASU 2023-09 to improve disclosures and presentation requirements to the transparency of the income tax disclosures by requiring consistent categories and greater disaggregation of information in the rate reconciliation and income taxes paid disaggregated by jurisdiction. The amendments are effective in annual periods beginning after December 15, 2024, with early adoption permitted. The Company is currently evaluating the amendments, which are not expected to have an impact on its financial condition or results of operations. The Company expects to adopt this guidance in its Annual Report on Form 10-K for the year ending May 31, 2026.

In November 2024, FASB issued ASU 2024-03, which was further clarified through the issuance of ASU 2025-01 in January 2025, to improve disclosure on an entity’s expenses and provide more detailed information for specific expense categories in the notes to financial statements at interim and annual reporting periods. The amendments are effective in annual periods beginning after December 15, 2026, and interim periods within annual reporting periods beginning after December 15, 2027, with early adoption permitted. The Company is currently evaluating the provisions of the amendments and the impact on its future consolidated statements.

F-9

In November 2024, FASB issued ASU No. 2024-03, Income Statement—Reporting Comprehensive Income—Expense Disaggregation Disclosures (Subtopic 220-40) (“ASU 2024-03”). ASU 2024-03 requires enhanced disclosures about types of expenses, including purchases of inventory, employee compensation, depreciation, and amortization, in commonly presented expense captions. The amendments are effective for fiscal years beginning after December 15, 2026, and interim periods beginning after December 15, 2027, with early adoption permitted. Entities may apply the amendments prospectively or retrospectively to any or all prior periods presented in the financial statements. We are currently evaluating the impact that this guidance will have on the disclosures within our consolidated financial statements. While ASU 2024-03 will impact only our disclosures and not our financial condition and results of operations, we are assessing when we will adopt ASU 2024-03.

In May 2025, FASB issued ASU No. 2025-04, Compensation—Stock Compensation (Topic 718) and Revenue from Contracts with Customers (Topic 606): Clarifications to Share-Based Consideration Payable to a Customer (“ASU 2025-04”), which clarifies the guidance on the accounting for share-based payment awards that are granted by an entity as consideration payable to its customer, with the intent to reduce diversity in practice and improve existing guidance by revising the definition of a “performance condition” and eliminating a forfeiture policy election for service conditions associated with share-based consideration payable to a customer. ASU 2025-04 also clarifies the guidance in Topic 606 on the variable consideration constraint does not apply to share-based consideration payable to a customer “regardless of whether an award’s grant date has occurred.” ASU 2025-04 is effective for our reporting period beginning January 1, 2027, with early adoption permitted. We are currently assessing the impact that the adoption of ASU 2025-04 will have on the disclosures in our annual consolidated financial statements.

The Company does not believe there are any other recently issued, but not yet effective, accounting standards that would have a significant impact on the Company’s financial position or results of operations.

Note 3 – Going Concern

The accompanying consolidated financial statements have been prepared in conformity with U.S. GAAP, which contemplates the Company’s continuation as a going concern in accordance with ASC 240-40-50. The Company’s history of recurring losses, negative working capital and negative cash flows from operating activities raises substantial doubt about its ability to continue as a going concern. The Company has not generated sufficient income to cover its operating expenses since its inception. During the six months ended November 30, 2025, the Company had net loss from operations of $199,612, net cash used in operations of $109,205, a working capital deficit of $1,113,695 and an accumulated deficit of $6,082,513.

The ability of the Company to continue as a going concern depends on the successful execution of its operating plan, which includes expanding its operations and raising debt or equity financing. There is no assurance that the Company will be able to expand its operations or obtain such financing on satisfactory terms or at all. If the Company is unsuccessful in these endeavors, it may be required to curtail or cease its operations.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Note 4 – Debt

EIDL Loans

In May 2020, the Company received $143,100 from the Small Business Administration as an Economic Injury Disaster Loan (“EIDL”) to help fund its operations during the COVID-19 pandemic. The loan bears interest at the rate of 3.75% per annum and is payable in monthly installments of $698 over a 30-year period.

In June 2020, the Company received proceeds of $106,200 from the Small Business Administration through a second EIDL loan to help fund its operations during the COVID-19 pandemic. The loan bears interest at the rate of 3.75% per annum and is payable in monthly installments of $518 over a 30-year period.

F-10

The Company’s EIDL loans were recorded in the consolidated balance sheets as follows:

	November 30, 2025	May 31, 2025
SBA (EIDL) – current	$14,952	$14,592
SBA (EIDL) – noncurrent	249,500	249,500
Accrued interest	26,773	22,095
	$291,225	$286,187

Short-Term Debt

Non-Convertible Loans and Financing Agreements

The Company has entered into loans under which it borrowed money and financing agreements under which it sold receivables to third parties. In accordance with ASC 470, the financing agreements are treated as loans encumbering the receivables of the Company in the event of default and are accounted for as indebtedness, such that payments are allocated to principal and interest expense as they are made. These transactions are as follows:

•	In May 2022, the Company entered into a financing agreement with an unrelated party for a loan of $50,000, bearing interest at the rate of 20.9% per annum, to be repaid at the rate of $1,218 per week for one year. At November 30, 2025, the outstanding balance, including interest, was $55,422 This loan is in default.

•	In January 2023, the Company entered into a financing agreement with an unrelated party for a loan of $20,000, bearing interest at the rate of 33.5% per annum, to be repaid at the rate of $1,874 per month. The outstanding balance at November 30, 2025, was $2,921. Payments under this agreement are in arrears and the Company is negotiating with the unrelated party to reschedule them.

•	In April 2023, the Company entered into a financing agreement with an unrelated party for a loan of $37,475, bearing interest at the rate of 19% per annum, to be repaid at the rate of $1,718 per month. The outstanding balance at November 30, 2025, was $36,507. Payments under this agreement are in arrears and the Company is negotiating with the unrelated party to reschedule them.

•	On August 8, 2022, the Company entered into a financing agreement with an unrelated party for a loan of $45,000, bearing interest at the rate of 26.4% per annum, to be repaid at the rate of $6,114 per week for 20 weeks. As refinanced, the loan was increased to $76,000 at the same rate of interest and was to be repaid at the rate of $6,114 per week for 17 weeks. On May 13, 2024, the Company agreed to settle the $38,638 owing under this agreement in consideration of a payment of $15,000, which the Company made on June 12, 2024. Under ASC 470-50-40, the fair value of extinguished debt, less the fair value of the payment, is treated as gain. Accordingly, $23,638 has been recorded in the Company’s consolidated statement of operations as other income (expense) – Forgiveness of debt.

•	On October 8, 2019, the Company borrowed $12,500 from an unrelated party bearing interest at the rate of 14% per annum (the “Headway Loan”). This loan was repayable at the weekly rate of $589 for 24 weeks. On October 13, 2022, an additional loan of $6,304 was obtained with a weekly payment of $297 for 24 weeks. The loan was guaranteed by a related party. At November 30, 2025, the outstanding balance of this loan, including interest, was $16,871 This loan is in default.

F-11

Convertible Notes

The Company has borrowed money under promissory notes that have convertibility features as follows:

•	On March 14, 2024, the Company made a promissory note in the principal amount of $66,000 in favor of an unrelated party. The note was subject to an original issuance discount of $11,000 and to an initial interest charge of 13% of its principal amount, or $8,580. The net proceeds received by the Company after the original issuance discount, the initial interest charge and payment of legal and due diligence fees of $5,000, were $50,000. The note required repayment in five installments, as follows: a payment of $37,290 on September 15, 2024, and payments of $9,322 on October 15, 2024, November 15, 2024, December 15, 2024, and January 15, 2025. Each of these payments included accrued interest. The note was repaid on January 12, 2025, at which time, it was not in default. The note provided that upon an event of default, the holder could convert the amount then unpaid into Common Stock at a conversion price of 65% of the lowest trading price therefor during the 10 trading days prior to the date of conversion.

•	On November 7, 2024, the Company made a promissory note in the principal amount of $67,200 in favor of an unrelated party. The note was subject to an original issuance discount of $11,200. The net proceeds received by the Company, after payment of legal and due diligence fees of $6,000, were $56,000. The note required repayment in five installments, as follows: a payment of $37,968 on May 15, 2025, and payments of $9,492 on June 15, 2025, July 15, 2025, August 15, 2025, and September 15, 2025. Each of these payments included accrued interest. The note provided that upon an event of default, the holder could convert the amount then unpaid into Common Stock at a conversion price of 65% of the lowest trading price therefor during the 10 trading days prior to the date of conversion. The balance as of November 30, 2025, was $101.

Related Party Debt

For information about related party debt, see Note 11 – Related Party Transactions – Loans and Advances.

Note 5 – Right-of-Use Assets and Lease Liabilities

The Company leases real property from unrelated parties under leases that are classified as operating leases. The right-of-use assets for operating leases are included in right-of-use assets on the balance sheets, with the corresponding lease liability in liabilities. Lease expense is recognized on a straight-line basis over the lease term. Renewals and terminations are included in the calculation of right-of-use assets and lease liabilities when they are considered reasonably certain to be exercised. When the implicit rate is unknown, the incremental borrowing rate, based on the commencement date, is used to determine the present value of lease payments.

The following amounts related to leases were recorded in the balance sheets:

	November 30, 2025	May 31, 2025
Right-of-use asset	$–	$2,795
Less: Accumulated amortization	–	–
Right-of-use asset, net	$–	$2,795
	–
Lease liabilities – current	$–	$4,906
Lease liabilities – noncurrent	–	–
	$–	$4,906

The Company reimburses a related party for an operating lease for office space under a month-to-month arrangement, payable at the discretion of management. See Note 10.

The Company’s total operating lease expenses were $22,398 and $36,687 during the six months ended November 30, 2025, and November 30, 2024, respectively.

See Note 10 for additional lease information.

F-12

Note 6 – Revenue

Most of the Company’s revenue is generated by the performance of services to customers and recognized at a point in time based on the evaluation of when the customer obtains control of the products. Revenue is recognized when all performance obligations under the terms of a contract are satisfied, net of certain taxes and gain/loss resulting from changes in foreign currency. Revenue is recorded when customer acceptance is received and all performance obligations have been satisfied. Sales of goods typically do not include multiple products and/or service elements.

The table below summarizes the Company’s disaggregated revenue information:

	Three Months Ended November 30,		Six Months Ended November 30,
	2025	2024	2025	2024
Clinical trials	$40,903	$73,781	$65,042	$252,167
Consulting fees	12,000	–	12,000	–
Seminar fees	291	–	291	–
Merchandise	72	467	133	968
Total revenue	$53,266	$74,248	$77,466	$253,135

Cost of revenue consists of third-party costs associated with patient stipends. At November 30, 2025, and November 30, 2024, cost of revenue was $18,643 and $16,165, respectively.

Note 7 – Stockholders’ Deficiency

The Company is authorized to issue 20,010,000,000 shares of capital stock, of which 20,000,000,000 shares are common stock, without par value, and 10,000,000 are preferred stock, without par value, issuable in series.

Preferred Stock

The Company has designated 2,500,000 shares of preferred stock as Series A Convertible Preferred Stock (the “Series A Stock”). Until July 20, 2022, each share had a par value of $0.001; on that date, the Company amended its articles of incorporation to provide that each such share has no par value. Under this amendment, (i) Series A Stock is entitled to receive dividends on the shares of Common Stock into which such shares are convertible, (ii) has the voting power of the number of shares of Common Stock into which such shares are convertible, (iii) is redeemable at the option of the Company for a redemption price equal to the number of shares of Common Stock into which the redeemed shares are convertible and (iv) are senior to the Common Stock and junior to the Series B Convertible Preferred Stock described below. At November 30, 2025, and May 31, 2025, there were 2,500,000 shares of Series A Stock issued and outstanding.

On July 20, 2022, the Company designated a series of preferred stock, named Series B Preferred Convertible Preferred Stock, comprising 1,000 shares (“Series B Preferred”). The shares of this series have no par value, are not entitled to dividends, have no liquidation rights, are not redeemable, are not convertible, have 60% of the Company’s voting power and rank senior to the common stock and Series A Convertible Preferred Stock. On August 12, 2024, the Company amended its amended and restated articles of incorporation to increase the number of shares designated Series A Preferred Stock from 1,000 to 2,000 and on August 11, 2024, the Board authorized the issuance of the 1,000 shares created by the amendment to a related party. The 1,000 preferred shares created by this amendment were issued in exchange for common stock to an existing holder of Common Stock, who is a related party. The Company deemed the value of the preferred and common shares to be the same, resulting in no change to additional paid-in capital. At November 30, 2025, and May 31, 2025, there were 2,000 shares of Series B Preferred issued and outstanding.

F-13

Common Stock

On August 11, 2024, the Board authorized the issuance of 125,000,000 shares of Common Stock to a related party on May 31, 2025, May 31, 2026, May 31, 2027, and May 31, 2028, as compensation for his services as treasurer and a director of the Company during the years then ended, if he is serving as treasurer on those dates. Also, on August 11, 2024, the Board authorized the issuance of, and the Company issued 1,000 shares of Series B Preferred to this related party as compensation for services to be rendered by him in raising capital.

On August 11, 2024, the Board authorized the issuance of 125,000,000 shares of Common Stock to a related party as compensation for his services as secretary the Company for the years ended May 31, 2024, May 31, 2025, May 31, 2026, and May 31, 2027, in compensation for such services during the years then ended, if he is serving as secretary on those dates.

At November 30, 2025, and May 31, 2025, there were 11,626,749,347 shares of Common Stock issued and outstanding.

Note 8 – Share-Based Compensation

On July 20, 2022, the Company adopted its 2022 Equity Incentive Plan, which provides for the grant of incentive and non-statutory stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units and performance awards to directors, officers, employees and consultants, as determined by the Board, as plan administrator. The Company will recognize as share-based compensation expense all share-based payments to employees over the requisite service period (generally the vesting period) in its consolidated statements of operations based on the fair values of the awards that are issued.

Note 9 – Income Taxes

The Company provides for income taxes under ASC 740. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

On December 22, 2017, the 2017 Tax Cuts and Jobs Act (the “Tax Act”) was enacted into law, making significant changes to the Code. These changes included a federal corporate tax rate decrease from 35% to 21% for tax years beginning after December 31, 2017, the transition of U.S. international taxation from a worldwide tax system to a territorial system and a one-time transition tax on the mandatory deemed repatriation of foreign earnings. The Company is required to recognize the effect of the tax law changes in the period of enactment, such as re-measuring its U.S. deferred tax assets and liabilities, as well as reassessing the net realizability of its deferred tax assets and liabilities. The Tax Act did not give rise to any material impact on the balance sheets and statements of operations due to the Company’s historical worldwide loss position and the full valuation allowance on its net U.S. deferred tax assets.

Due to changes in ownership provisions of the income tax laws of the United States of America, net operating loss carryforwards of $6,082,513 and $5,882,901 at November 30, 2025, and May 31, 2025, respectively, for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, the use of net operating loss carryforwards may be limited in future years. They generally expire 20 years from when incurred.

Income taxes for 2020 to 2025 remain subject to examination by the Internal Revenue Service.

F-14

Note 10 – Commitments and Contingencies

The Company leases premises of approximately 4,500 square feet located at 6201 Bonhomme Road, Suites 460S and 466S, Houston, Texas. The lease provided for a base rent of $3,382 per month, increasing to (i) $3,529 per month on July 1, 2020, (ii) $3,676.04 per month on July 1, 2021, and (iii) $3,823 per month on July 1, 2022, subject to CPI increase. On March 23, 2023, the Company amended the lease to extend its term to June 30, 2024, at a base rent of $4,779 per month. On September 5, 2023, the lease was amended to extend its term to June 30, 2025, at rentals of $0 per month for the two months ended February 29, 2024, $$4,779 per month for the 10 months ending June 30, 2024, and $4,926 per month for the 12 months ending June 30, 2025.  This lease was amended on June 18, 2025, to add a one-year term that commenced on June 1, 2025, at a base rent of $1,730 per month. For information regarding the recording of the right-of-use asset and the lease liability in the consolidated balance sheets in respect of this lease, see Note 5.

One of the Company’s officers leased 1,400 square feet at 1625 Main St., Houston, Texas, under a lease the term of which commenced on March 15, 2023, and expired on September 14, 2023, at a rent of $3,168 per month. This officer made these premises available to the Company for office space, for which the Company paid them $2,817 per month. The lease was renewed for these premises, which commenced on September 15, 2023, and expired on September 14, 2024, at a rent of $3,164 per month. The officer made these premises available to the Company for use as office space, for which the Company paid him $2,817 per month.

On September 3, 2024, one of the Company’s officers entered into a new lease for these premises. The term of the lease began on September 15, 2024, and expired on August 14, 2025. The lease has not been renewed and under its terms, it has been renewed on a month-to-month basis. The officer has made these premises available to the Company for use as office space, for which the Company has paid him $3,333 per month.

Note 11 – Related Party Transactions

See Note 10 for information respecting the lease of real property to the Company by one of its officers.

The Headway Loan (see Note 4) was guaranteed by a related party.

On August 3, 2022, the Company borrowed $15,000 from a related party. This loan is undocumented. The understanding between the Company and the related party is that it would make payments under the note as they became due. In the year ended May 31, 2024, the Company ceased making such payments. This note bears interest at the rate of 42.5% per annum and is to be repaid at the rate of $1,188 per month for 18 months. The Company believes that, at November 30, 2025, the outstanding balance of this loan, including interest, was $16,465 and that it is in default or has been written off by the lender.

On November 1, 2025, the Company issued a new promissory note in the principal amount of $360,154.38 in favor of John Jones and/or Barbara Kamienski (the “Note”). This Note bears interest at a rate of 2.5% per annum and is repayable in monthly installments of $9,003.86, with the first payment due on November 30, 2025, continuing until the balance is paid in full. Events of default included failure to pay principal or interest when due, breach of covenant, breach of representation and warranty, assignment for the benefit of creditors or appointment of a receiver, bankruptcy and cessation of operations. The Jones Note replaces promissory notes previously made by the Company in favor of Mr. Jones and Ms. Kamienski.

On April 26, 2024, the Company made a promissory note in the principal amount of $291,451 in favor of a related party, which had a maturity date of April 25, 2025, bore interest at the rate of 10% per annum and was repayable in 10 monthly installments of $29,145. Events of default include failure to pay principal or interest when due, breach of covenant, breach of representation and warranty, assignment for the benefit of creditors or appointment of a receiver, bankruptcy and cessation of operations. This note replaced promissory notes previously made by the Company in favor of the related party. This note was replaced by the Jones Note.

The balance of related party liabilities owed to certain shareholders totaled $793,196  and $623,474 at November 30, 2025, and May 31, 2025, respectively. The balance of related party receivables owed by certain shareholders totaled $0 and $9,155 at November 30, 2025, and May 31, 2025.

F-15

Note 12 – Off-Balance-Sheet Arrangements

The Company has no off-balance sheet arrangements.

Note 13 – Concentration of Risk

The Company had three customers that provided 99% of gross revenue for the quarter ended November 30, 2025, and two customers that provided 98% of gross revenue for the quarter ended November 30, 2024.

Note 14 – Subsequent Events

On December 31, 2025, the Company terminated its Pharmacology University business.

Management has evaluated all other subsequent events when these consolidated financial statements were issued and has determined that none of them requires disclosure herein.

F-16

VICTOR MOKUOLU, CPA PLLC Accounting | Advisory | Assurance & Audit | Tax

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders

Cannabis Bioscience International Holdings, Inc. (formerly China Infrastructure Construction Corp)

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Cannabis Bioscience International Holdings, Inc. (formerly China Infrastructure Construction Corp) (the “Company”) as of May 31, 2025, and May 31, 2024, and the related consolidated statements of operations, stockholders’ deficiency, and cash flows for each of the two years in the period ended May 31, 2025, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2025, and May 31, 2024, and the results of its operations and its cash flows for each of the two years in the period ended May 31, 2025, in conformity with accounting principles generally accepted in the United States of America.

Substantial Doubt about the Company’s ability to continue as a Going Concern

The accompanying financial statements have been prepared assuming the Company will continue as a going concern. As discussed in Note 3, Going Concern, to the consolidated financial statements, the Company has suffered recurring losses from operations and had a working capital deficit of $916,878 and an accumulated deficit of $5,882,901 as on May 31, 2025. These factors raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 3, Going Concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

A critical audit matter is a matter arising from the current period audit of the financial statements that was communicated or required to be communicated to the Company’s governance and that: (1) relates to accounts or disclosures that are material to the financial statements and (2) involved our especially challenging, subjective, or complex judgments. We determined that there are no critical audit matters.

/s/ Victor Mokuolu, CPA PLLC

We have served as the Company’s auditor since 2023.

Houston, Texas

September 22, 2025

PCAOB ID: 6771

www.vmcpafirm.com | Ph: 713.588.6622 | Fax: 1.833.694.1494 | ask@vmcpafirm.com

F-17

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

CONSOLIDATED BALANCE SHEETS

	May 31,
	2025	2024

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,952	$755
Accounts receivable	6,380	20,139
Related party receivables	9,155	–
Other current assets	598	598
TOTAL CURRENT ASSETS	29,085	21,492
Right-of-use asset	2,795	35,670
TOTAL ASSETS	$31,880	$57,162

LIABILITIES AND STOCKHOLDERS' DEFICIENCY
CURRENT LIABILITIES
Accounts payable and accrued expenses	$100,343	$165,858
Bank overdraft	–	2,408
Credit cards	30,327	30,230
Accrued interest	22,095	–
Related party payables	623,474	518,287
Short-term loans (net of amortization of loan fees)	111,722	136,194
SBA loans	14,592	7,054
Derivative liabilities	29,322	–
Lease liabilities	4,906	21,877
Convertible note	9,182	–
TOTAL CURRENT LIABILITIES	945,963	881,909

LONG-TERM LIABILITIES
Notes payable	–	–
SBA loan	249,500	249,361
Lease liabilities	–	4,906
TOTAL LONG-TERM LIABILITIES	249,500	254,267
TOTAL LIABILITIES	1,195,463	1,136,175

STOCKHOLDERS' DEFICIENCY
Preferred stock: 10,000,000 shares, without par value, authorized, of which 2,500,000 shares have been designated Series A Convertible Preferred Stock and 2,000 shares have been designated Series B Preferred Stock (2,000 and 1,000 shares outstanding at May 31, 2025, and May 31, 2024, respectively)	–	–
Common Stock, without par value: 20,000,000,000 shares authorized 11,626,749,347 and 10,431,749,347 shares issued and outstanding at May 31, 2025, and May 31, 2024, respectively	–	–
Additional paid-in capital	4,719,318	4,255,068
Accumulated deficit	(5,882,901)	(5,334,081)
TOTAL STOCKHOLDERS' DEFICIENCY	(1,163,583)	(1,079,013)

TOTAL LIABILITIES AND STOCKHOLDERS' DEFICIENCY	$31,880	$57,162

The accompanying notes are an integral part of these consolidated financial statements.

F-18

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

	May 31,
	2025	2024

Revenues	$303,022	$248,841
Cost of revenues	40,106	45,599
Gross profit	262,916	203,242

Cost and expenses
General and administrative	101,906	123,759
Contract labor	175,420	205,984
Professional fees	317,137	232,844
Officer compensation	24,000	38,000
Rent and lease	65,301	86,730
Travel	517	2,065
Total operating expenses	684,281	689,382

Operating loss	(421,365)	(486,140)

Other income (Expense)
Amortization of discount	(44,154)	–
Note discount	–	(11,000)
Forgiveness of debt	23,638	–
Change in fair value of derivative liabilities	29,323	–
Interest	(136,262)	(154,206)
Total other income	(127,455)	(165,206)

Net loss	$(548,820)	$(651,345)

Average common stock outstanding	10,716,352,087	10,317,612,225

Average earnings (loss) per share	$(0.00005)	$(0.00006)

The accompanying notes are an integral part of these consolidated financial statements.

F-19

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

	May 31,
	2025	2024

OPERATING ACTIVITIES
Net loss	$(548,820)	$(651,345)
Adjustment to reconcile net loss:
Issuance of common stock for services	220,000	112,997
Amortization of right-of-use asset and liability	32,875	(11,750)
Loss on valuation of convertible notes	29,322	–
Changes in assets and liabilities
Accounts receivables	13,759	(10,188)
Bank overdraft	(2,408)	2,408
Related party receivables	(9,155)	–
Accounts payable and accrued expenses	(65,515)	84,789
Credit cards	97	–
Accrued interest	22,095	–
Deferred revenue	–	(28,641)
Lease liability	(21,877)	22,348
NET CASH USED IN OPERATIONS	(329,627)	(479,382)

FINANCING ACTIVITIES
Proceeds from issuance of common stock	244,250	70,000
Proceeds from (repayments of) short-term loans	(24,472)	29,860
Proceeds from shareholders’ loans	7,538	(7,538)
Changes in notes payable	9,182	–
Payments to SBA Loan	139	(139)
Repayment of related party loan	–	(19,000)
Proceeds from related party loan	105,187	398,041
NET CASH PROVIDED BY FINANCING ACTIVITIES	341,824	471,224

NET INCREASE (DECREASE) IN CASH	12,197	(8,158)

CASH AT BEGINNING OF PERIOD	755	8,913

CASH AT END OF PERIOD	$12,952	$755

Supplemental disclosure of cash flow information
Cash paid for interest	$136,262	$93,472

The accompanying notes are an integral part of these consolidated financial statements.

F-20

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

CONSOLIDATED STATEMENTS OF STOCKHOLDERS’ DEFICIENCY

	Series A Convertible Preferred Stock		Series B Preferred Convertible Stock		Common Stock		Additional Paid-In	Accumulated
	Shares	Amount	Shares	Amount	Shares	Amount	Capital	Deficit	Total

Balance - May 31, 2023	2,500,000	$–	1,000	$–	10,059,677,919	$–	$4,091,071	$(4,682,736)	$(591,665)
Sales of common stock for cash	–	–	–	–	272,071,428	–	70,000	–	70,000
Issuance of common stock for service	–	–	–	–	100,000,000	–	75,000	–	75,000
Issuance of common stock for employees	–	–	–	–	–	–	37,997	–	37,997
Shares withdrawal	–	–	–	–	–	–	(19,000)	–	(19,000)
Net loss	–	–	–	–	–	–	–	(651,345)	(651,345)
Balance - May 31, 2024	2,500,000	$–	1,000	$–	10,431,749,347	$–	$4,255,068	$(5,334,081)	$(1,079,013)

Balance - May 31, 2024	2,500,000	$–	1,000	$–	10,431,749,347	$–	$4,255,068	$(5,334,081)	$(1,079,013)
Issuance of Series B Preferred	–	–	1,000	–	–	–	–	–	–
Sales of common stock for cash	–	–	–	–	575,000,000	–	158,000	–	158,000
Issuance of common stock for service	–	–	–	–	325,000,000	–	250,000	–	250,000
Issuance of common stock for repayment of note payable	–	–	–	–	345,000,000	–	86,250	–	86,250
Return of common stock for service	–	–	–	–	(50,000,000)	–	(30,000)	–	(30,000)
Net loss	–	–	–	–	–	–	–	(548,820)	(548,820)
Balance - May 31, 2025	2,500,000	$–	2,000	$–	11,626,749,347	$–	$4,719,318	$(5,882,901)	$(1,163,583)

The accompanying notes are an integral part of these consolidated financial statements.

F-21

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

May 31, 2025

Note 1 – Organization and Business

Organization and Operations

Cannabis Bioscience International Holdings, Inc., a Colorado corporation (the “Company”), was formed on February 28, 2003, as a limited liability company under the name Fidelity Aircraft Partners LLC. On December 16, 2009, it converted to a corporation under the name Fidelity Aviation Corporation, and on August 24, 2009, it changed its name to China Infrastructure Construction Corp. On February 28, 2018, the Company changed its name to Hippocrates Direct Healthcare, Inc.; on July 4, 2018, it resumed the name China Infrastructure Construction Corp. On December 6, 2022, it changed its name to its present name. The Company provides educational systems focused on medical cannabis in the United States; provides services to third parties in therapeutic areas of clinical; and is developing cannabidiol-based products.

Note 2 – Summary of Significant Accounting Policies

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the dates of the financial statements and the reported amounts of revenue and expenses during the reporting periods. Making estimates requires management to exercise significant judgment. Certain of these estimates could be affected by external conditions, including those unique to the Company’s businesses, and general economic conditions. These external conditions could affect the Company’s estimates that could cause actual results to differ materially from its estimates. Actual results could differ from those estimates. The Company re-evaluates all of its accounting estimates at least quarterly based on these conditions and records adjustments when necessary. Significant estimates relied upon in preparing these statements include revenue recognition, accounts receivable reserves, accrued expenses, share-based compensation and the recoverability of the Company’s net deferred tax assets and any related valuation allowance.

Principles of Consolidation

The consolidated financial statements include the accounts of the Company and its wholly owned subsidiaries. All intercompany accounts and transactions have been eliminated in consolidation.

Reclassification

Certain amounts in the prior consolidated financial statements have been reclassified to conform to the presentation of the current period financial statements. These reclassifications had no impact on the results of operations, changes in equity, or cash flows.

Cash and Cash Equivalents

Cash equivalents are short-term, highly liquid investments that are readily convertible to cash with original maturities of three months or less at the time of acquisition. The Company had zero investment securities that were deemed cash equivalents at May 31, 2025, and May 31, 2024, respectively.

Accounts Receivable

Included in accounts receivable on the balance sheets are amounts primarily related to customers. The Company estimates losses on receivables based on known troubled accounts and historical experience of losses incurred. Receivables are considered impaired and written off when it is probable that all contractual payments due will not be collected in accordance with the terms of the related agreement. Based on experience and the judgment of management, there was no allowance for doubtful accounts at May 31, 2025, and May 31, 2024.

F-22

Revenue Recognition

The Company follows the Financial Accounting Standards Board’s (“FASB”) Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), as amended. This standard requires a company to recognize revenues when it transfers goods or services to customers in an amount that reflects the consideration that it expects to receive for them.

Under ASU No. 2014-09, the Company recognizes revenue when a customer obtains control of promised goods or services, or when they are shipped to a customer, in an amount that reflects the consideration that it expects to receive in exchange for them. The Company recognizes revenues following the five-step model prescribed under ASU No. 2014-09: (a) it identifies a contract with a customer; (b) it identifies the performance obligations in the contract; (c) it determines the transaction price; (d) it allocates the transaction price to the performance obligations in the contract; and (e) it recognizes revenues when (or as) it satisfies its performance obligation.

The Company generates revenue from multiple streams, namely, clinical trials, consulting fees, seminars and merchandise sales. Revenues from product sales are recognized when a customer obtains control of the Company’s product, which occurs at a point in time or over time, typically upon shipment to the customer or when services are fulfilled and the customer receives benefit from such services. Revenue is deferred and a liability is established to the extent that the Company receives payments from customers in advance of goods being shipped or services being rendered.

The Company expenses incremental costs of obtaining a contract as and when incurred if the expected amortization period of the asset in which it would have been recognized is one year or less or the amount is immaterial.

A performance obligation is a contractual promise to transfer a distinct product or service to a customer and is the unit of account in the new revenue standard. The contract transaction price is allocated to each distinct performance obligation and recognized as revenue when, or as, the performance obligation is satisfied. Each contract has a single performance obligation as the promise to transfer the individual goods or services is not separately identifiable from other promises in the contracts and, therefore, not distinct. Revenue from contracts that satisfy the criteria for overtime recognition is recognized as the work progresses. The majority of the Company’s revenue is derived from services provided to customers and is typically executed over a period of between 1 and 12 months, based on evaluation of when these services are rendered. Contracts will continue to be recognized over time because of the continuous transfer of control to the customer as services are rendered to customers. Payments made by customers in advance of services being rendered are recorded as deferred revenue.

Our significant payment terms for customer contracts vary based on the revenue stream. Contracts for clinical trials typically provide for progress payments based on the number of patients seen, with final payments generally due within 30 days upon completion of work or the termination of the contract. Revenue is recognized when all performance obligations under the terms of a contract are satisfied. The Company requires advance payments from its consulting customers and these payments are recorded as contract liabilities on the consolidated balance sheet until service is performed and revenue is recognized. These advance payments are not treated as a financing component based on the guidance in ASC 606-10-32-196-16 and -17, whereby the timing of when services are provided is at the discretion of the customers or a substantial amount of the consideration promised by the customer is variable and not in the control of the customer or the Company. There is no significant financing component to any of the Company’s contracts.

Contracts for educational services require non-refundable payment in advance and are recorded as revenue when received.

There is no significant financing component to any contracts.

F-23

Contract Modifications

Contracts for the Company’s clinical trial business are subject to modification. These modifications may create new, or change existing, enforceable rights and obligations of the parties thereto. Modifications are generally effected pursuant to an amendment or addendum to the original contract. A contract modification is accounted for as a new contract if it reflects an increase in scope that is regarded as distinct from the original contract and is priced in line with the standalone price for the related services. If a contract modification is not considered a new contract, the modification is combined with the original contract and the impact on revenue recognition will depend on whether the remaining services are distinct from the original contract. If they are distinct from those in the original contract, all remaining performance obligations will be accounted for on a prospective basis, with unrecognized consideration allocated to the remaining performance obligations. If the remaining goods or services are not distinct, the modification will be treated as if it were a part of the existing contract and the effect that the contract modification has on the transaction price and the measure of progress toward satisfaction of the performance obligations are recognized as an adjustment to revenue (either as an increase in or a reduction of revenue) at the date of the contract modification on a cumulative catch-up basis.

Remaining Performance Obligations

The Company follows ASC 606, which requires the allocation of the transaction price to the remaining performance obligations of a contract and applies a practical expedient allowing it not to disclose the amount of the transaction price allocated to the remaining performance obligations for contracts with an original expected duration of one year or less. As of May 31, 2025, and May 31, 2024, the Company had no remaining performance obligations.

Share-Based Payments

ASC 718, “Compensation – Stock Compensation,” prescribes accounting and reporting standards for all share-based payment transactions. In June 2018, FASB issued ASU No. 2018-07, Compensation – Stock Compensation (Topic 718): Improvements to Nonemployee Share-Based Payment Accounting, which aligns accounting for share-based payments issued to non-employees to that of employees under the existing guidance of Topic 718, with certain exceptions. This update supersedes previous guidance for share-based payments to non-employees under Subtopic 505-50, Equity – Equity-Based Payments to Non-Employees. This guidance became effective for the Company on January 1, 2019. Based on its completed analysis, the Company has determined that adopting this guidance will not have a material impact on its financial statements. The Company follows FASB guidance related to equity-based payments, which requires that equity-based compensation be accounted for using a fair value method and recognized as expense in the accompanying statements of operations. Equity-based compensation expense will be recognized as compensation expense.

Leases

The Company has adopted ASU 2016-02, Leases (Topic 842), along with related clarifications and improvements, under which lessees are required to recognize a lease liability, which represents the discounted obligation to make future minimum lease payments and a corresponding right-of-use asset on the balance sheet for most leases. The guidance retains the historical accounting for lessors and does not make significant changes to the recognition, measurement, and presentation of expenses and cash flows by a lessee. Enhanced disclosures are also required to give financial statement users the ability to assess the amount, timing and uncertainty of cash flows arising from leases.

Cash Flows

The Company follows ASU 2016-18, “Statement of Cash Flows (Topic 230),” requiring that the statement of cash flows explain the change in the total cash, cash equivalents, and amounts generally described as restricted cash or restricted cash equivalents. The provisions of this guidance are to be applied using a retrospective approach, which requires the application of the guidance for all periods presented.

F-24

Fair Value Measurements

The Company has adopted ASC Topic 820, Fair Value Measurements, which defines fair value as used in numerous accounting pronouncements, establishes a framework for measuring fair value and expands disclosure of fair-value measurements.

The estimated fair value of certain financial instruments, including cash and cash equivalents, accounts receivable, accounts payable and accrued expenses, is carried at historical cost basis, which approximates their fair values because of the short-term nature of these instruments. The carrying amounts of the Company’s short- and long-term credit obligations approximate fair value because the effective yields on these obligations, which include contractual interest rates taken together with other features, such as concurrent issuances of warrants and/or embedded conversion options, are comparable to rates of returns for instruments of similar credit risk.

ASC Topic 820 defines fair value as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. ASC Topic 820 also establishes a fair-value hierarchy, which requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value. ASC Topic 820 describes three levels of inputs that may be used to measure fair value:

Level 1: Quoted prices in active markets for identical assets or liabilities.

Level 2: Quoted prices for similar assets and liabilities in active markets or inputs that are observable.

Level 3: Inputs that are unobservable (for example, cash flow modeling inputs based on assumptions).

Income Taxes

 The Company accounts for income taxes in accordance with Accounting Standards Codification No. 740, “Income Taxes” (“ASC 740”). This codification prescribes the use of the asset and liability method whereby deferred tax asset and liability account balances are determined based on differences between financial reporting and tax bases of assets and liabilities and for carryforward tax losses. Deferred taxes are measured using the enacted tax rates and laws that will be in effect when the differences are expected to reverse. The Company provides a valuation allowance, if necessary, to reduce deferred tax assets to their estimated realizable value if it is more likely than not that some portion or all of the deferred tax asset will not be realized.

 Deferred tax liabilities and assets are classified as current or noncurrent based on the classification of the related asset or liability for financial reporting or according to the expected reversal dates of the specific temporary differences, if not related to an asset or liability for financial reporting.

The Company accounts for uncertain tax positions in accordance with the provisions of ASC 740, which provides guidance as to the determination of whether tax benefits claimed or expected to be claimed on a tax return should be recorded in its financial statements, under which a company may recognize the tax benefit from an uncertain tax position only if it is more likely than not that the tax position will be sustained on examination by the taxing authorities, based on the technical merits of the position.

The tax benefits recognized in financial statements from such a position are measured based on the largest benefit that has a greater than 50% likelihood of being realized upon ultimate settlement. Accordingly, the Company would report a liability for unrecognized tax benefits resulting from uncertain tax positions taken or expected to be taken in a tax return. The Company elects to recognize interest and penalties, if any, related to unrecognized tax benefits in tax expense.

Loss per Share

The Company computes basic earnings per share amounts in accordance with Accounting Standards Codification Topic 260, “Earnings per Share.” Basic earnings per share is calculated by dividing net income (loss) available to common stockholders by the weighted average number of common shares outstanding during the reporting period. Diluted loss per share is computed by dividing net loss by the weighted average number of shares of common stock, common stock equivalents and potentially dilutive securities outstanding during the period. At May 31, 2025, and May 31, 2024, the Company had no dilutive securities.

F-25

Recently Issued Accounting Standards

The Company does not believe there are any other recently issued, but not yet effective, accounting standards that would have a significant impact on the Company’s financial position or results of operations.

Note 3 – Going Concern

The accompanying audited financial statements have been prepared in conformity with U.S. GAAP, which contemplates the Company’s continuation as a going concern in accordance with ASC 240-40-50. The Company’s history of recurring losses, negative working capital and negative cash flows from operating activities raises substantial doubt about its ability to continue as a going concern. The Company has not generated any profits since its inception, and its current cash balances will not meet its working capital needs. At May 31, 2025, the Company had an operating loss of $421,365, a net loss of $548,820, net cash used in operations of $329,627, a working capital deficit of $916,878 and an accumulated deficit of $5,882,901.

The ability of the Company to continue as a going concern depends on the successful execution of its operating plan, which includes expanding its operations and raising either debt or equity financing. There is no assurance that the Company will be able to expand its operations or obtain such financing on satisfactory terms or at all. If the Company is unsuccessful in these endeavors, it may be required to curtail or cease its operations.

The accompanying financial statements do not include any adjustments related to the recoverability or classification of asset carrying amounts or the amounts and classification of liabilities that may result should the Company be unable to continue as a going concern.

Note 4 – Debt

Long-Term Debt – SBA Loans

In May 2020, the Company borrowed $143,100 from the Small Business Administration (the “SBA”) as an Economic Injury Disaster Loan (“EIDL”) to help fund its operations during the COVID-19 pandemic. The loan bears interest at the rate of 3.75% per annum and is payable in monthly installments of $698 for a 30-year period.

In June 2020, the Company borrowed $106,200 from the SBA through a second EIDL loan to help fund its operations during the COVID-19 pandemic. The loan bears interest at the rate of 3.75% per annum and is payable in monthly installments of $518 for a 30-year period.

These loans are recorded as long-term debt in the consolidated balance sheet as follows:

	May 31,
	2025	2024
SBA (EIDL) current portion	$14,592	$7,054
SBA (EIDL) noncurrent portion	249,500	249,361
Accrued interest	22,095	–
	$286,187	$256,415

The accrued interest shown in the above table is presented as accrued interest in the consolidated balance sheets.

F-26

Short-Term Debt

Non-Convertible Loans and Financing Agreements

The Company has entered into loans under which it borrowed money and financing agreements under which it sold receivables to third parties. In accordance with ASC 470, the financing agreements are treated as loans encumbering the receivables of the Company in the event of default and are accounted for as indebtedness, such that payments are allocated to principal and interest expense as they are made. These transactions are as follows:

•	In May 2022, the Company entered into a financing agreement with an unrelated party for a loan of $50,000, bearing interest at the rate of 20.9% per annum, to be repaid at the rate of $1,218 per week for one year. At May 31, 2025, the outstanding balance, including interest, was $55,422. This loan is in default.

•	In January 2023, the Company entered into a financing agreement with an unrelated party for a loan of $20,000, bearing interest at the rate of 33.5% per annum, to be repaid at the rate of $1,874 per month. The outstanding balance at May 31, 2025, was $2,921. Payments under this agreement are in arrears and the Company is negotiating with the unrelated party to reschedule them.

•	In April 2023, the Company entered into a financing agreement with an unrelated party for a loan of $37,475, bearing interest at the rate of 19% per annum, to be repaid at the rate of $1,718 per month. The outstanding balance at May 31, 2025, was $35,508. Payments under this agreement are in arrears and the Company is negotiating with the unrelated party to reschedule them.

•	On August 8, 2022, the Company entered into a financing agreement with an unrelated party for a loan of $45,000, bearing interest at the rate of 26.4% per annum, to be repaid at the rate of $6,114 per week for 20 weeks. As refinanced, the loan was increased to $76,000 at the same rate of interest and was to be repaid at the rate of $6,114 per week for 17 weeks. On May 13, 2024, the Company agreed to settle the $38,638 owing under this agreement in consideration of a payment of $15,000, which the Company made on June 12, 2024. Under ASC 470-50-40, the fair value of extinguished debt, less the fair value of the payment, is treated as gain. Accordingly, $23,638 is recorded in the Company’s consolidated statement of operations as Other income (Expense) – Forgiveness of debt.

•	On October 8, 2019, the Company borrowed $12,500 from an unrelated party bearing interest at the rate of 14% per annum (the “Headway Loan”). This loan is payable at the weekly rate of $589 for 24 weeks. On October 13, 2022, an additional loan of $6,304 was obtained with a weekly payment of $297 for 24 weeks. The loan was guaranteed by a related party. At May 31, 2025, the outstanding balance of this loan, including interest, was $16,871. This loan is in default.

F-27

Convertible Notes

The Company has borrowed money under promissory notes that have convertibility features as follows:

•	On March 14, 2024, the Company made a promissory note in the principal amount of $66,000 in favor of an unrelated party. The note was subject to an original issuance discount of $11,000 and to an initial interest charge of 13% of its principal amount, or $8,580. The net proceeds received by the Company after the original issuance discount, the initial interest charge and payment of legal and due diligence fees of $5,000, were $50,000. The note required repayment in five installments, as follows: a payment of $37,290 on September 15, 2024, and payments of $9,322.50 on October 15, 2024, November 15, 2024, December 15, 2024, and January 15, 2025. Each of these payments included accrued interest. The note was repaid on January 12, 2025, at which time, it was not in default. The note provided that upon an event of default, the holder could convert the amount then unpaid into Common Stock at a conversion price of 65% of the lowest trading price therefor during the 10 trading days prior to the date of conversion.

•	On November 7, 2024, the Company made a promissory note in the principal amount of $67,200 in favor of an unrelated party (the “Diagonal Note”). The note is subject to an original issuance discount of $11,200. The net proceeds received by the Company after payment of legal and due diligence fees of $6,000, were $56,000. The note requires repayment in five installments, as follows: a payment of $37,968 on May 15, 2025, and payments of $9,492 on June 15, 2025, July 15, 2025, August 15, 2025, and September 15, 2025. Each of these payments includes accrued interest. The note provides that upon an event of default, the holder may convert the amount then unpaid into Common Stock at a conversion price of 65% of the lowest trading price therefor during the 10 trading days prior to the date of conversion. At May 31, 2025, the unpaid amount of the note was $32,228.

The Company determined that the above convertible notes contained an embedded derivative instrument, inasmuch as the conversion price was based on a variable that was not an input to the fair value of a “fixed-for-fixed” option, as defined under FASB ASC Topic No. 815–40. The Company determined the fair values of the embedded convertible note derivatives contained in the convertible notes using the Black Scholes option pricing model.The conversion features of these notes have been accounted for as a derivative liability in the Consolidated Statements of Operations – Change in fair value of derivative liabilities.

Related Party Debt

For information about related party debt, see Note 11 – Related Party Transactions – Loans and Advances.

F-28

Note 5 – Right-of-Use Assets and Lease Liabilities

The Company leases real property from unrelated parties under leases that are classified as operating leases. The right-of-use assets for operating leases are included in the right-of-use assets section of the balance sheet, with the corresponding lease liability listed in the liabilities section. Lease expense is recognized on a straight-line basis over the lease term. Renewals and terminations are included in the calculation of right-of-use assets and lease liabilities when they are considered reasonably sure to be exercised. When the implicit rate is unknown, the incremental borrowing rate, based on the commencement date, is used in determining the present value of lease payments. During the Fiscal Year 2025, the company reduced its total office area lease and signed a one-year lease from an unrelated party. A lease term of 12 months or less qualifies as a short-term lease, and an exemption was elected.

The following amounts relate to right-of-use assets and lease liabilities presented in the balance sheets:

	May 31,
	2025	2024
Right-of-use asset	$2,795	$43,150
Less: Accumulated amortization	–	(7,480)
Right-of-use asset, net	$2,795	$35,670

Lease liabilities – current	$4,906	$21,877
Lease liabilities – noncurrent	–	4,906
	$4,906	$26,873

The Company reimburses related parties for an office space operating lease under a month-to-month arrangement, payable at the discretion of management. See Note 10.

The Company’s total operating lease expense was $65,301 and $86,730 during the years ended May 31, 2025, and May 31, 2024, respectively. See Note 10 for additional lease information.

Note 6 -- Revenue

Most of the Company’s revenue is generated by the performance of services to customers and recognized at a point in time based on the evaluation of when the customer obtains control of the products. Revenue is recognized when all performance obligations under the terms of a contract are satisfied, net of certain taxes. Revenue is recorded when customer acceptance is received and all performance obligations have been satisfied. Sales of goods typically do not include multiple products and/or service elements.

The table below summarizes the Company’s disaggregated revenue information:

	Year Ended May 31,
	2025	2024
Clinical trials	$301,731	$213,865
Consulting fees	–	28,641
Seminar fees	–	1,925
Merchandise	1,291	4,410
Total revenue	$303,022	$248,841

Cost of revenue consists of third-party costs associated with the patient stipend and audio/video fees. At May 31, 2025, and May 31, 2024, cost of revenue totaled $40,106 and $45,599, respectively.

F-29

Note 7 – Stockholders’ Deficit

The Company is authorized to issue 20,010,000,000 shares of capital stock, of which 20,000,000,000 shares are common stock, without par value, and 10,000,000 shares are preferred stock, issuable in series.

Preferred Stock

The Company has designated 2,500,000 shares of preferred stock as Series A Convertible Preferred Stock (the “Series A Stock”). Until July 20, 2022, each share had a par value of $0.001; on that date, the Company amended its articles of incorporation to provide that each such share has no par value. Under this amendment, (i) Series A Stock is entitled to receive dividends on the shares of common stock into which such shares are convertible, (ii) has the voting power of the number of shares of common stock into which such shares are convertible, (iii) is redeemable at the option of the Company for a redemption price equal to the number of shares of Common Stock into which the redeemed shares are convertible and (iv) are senior to the common stock and junior to the Series B Convertible Preferred Stock described below. At May 31, 2025, and May 31, 2024, there were 2,500,000 shares of Series A Stock issued and outstanding.

On July 20, 2022, the Company designated a series of preferred stock, named Series B Preferred Convertible Preferred Stock, comprising 1,000 shares (“Series B Preferred”). The shares of this series have no par value, are not entitled to dividends, have no liquidation rights, are not redeemable, are not convertible, have 60% of the Company’s voting power and rank senior to the common stock and Series A Convertible Preferred Stock. The 1,000 preferred shares were issued in exchange for common stock to an existing holder of Common Stock, who is a related party. The Company has deemed the value of the preferred and common shares to be the same, resulting in no change to additional paid-in capital. At May 31, 2025, and May 31, 2024, there were 2,000 shares of Series B Preferred issued and outstanding.

Common Stock

During the year ended May 31, 2025, the Company sold 575,000,000 shares of Common Stock for $158,000 and during the year ended May 31, 2024, the Company sold 272,071,428 shares of Common Stock for $70,000.

During the year ended May 31, 2025, the Company issued 325,000,000 shares of Common Stock for services rendered; these shares had a market value of $250,000 on the date of their issuance. In that year, the Company retired 50,000,000 shares of Common Stock that had been issued for services that were not unperformed, valued at $30,000. During the year ended May 31, 2024, the Company issued 100,000,000 shares of Common Stock for services rendered; these shares had a market value of $75,000 on the date of their issuance.

During the year ended May 31, 2025, the Company issued 345,000,000 shares of Common Stock to an unrelated party in consideration of a promissory note in the principal amount of $86,250.

On May 31, 2025, and May 31, 2024, there were, respectively, 11,626,749,347 and 10,431,749,347 shares of Common Stock issued and outstanding.

Note 8 – Share-Based Compensation

On July 20, 2022, the Company adopted its 2022 Equity Incentive Plan, which provides for the grant of incentive and non-statutory stock options, stock appreciation rights, restricted stock, unrestricted stock, restricted stock units and performance awards to directors, officers, employees and consultants, as determined by the Board, as plan administrator. The Company will recognize as share-based compensation expense all share-based payments to employees over the requisite service period (generally the vesting period) in its consolidated statements of operations based on the fair values of the awards that are issued.

F-30

Note 9 – Income Taxes

The Company provides for income taxes under ASC 740. Under the asset and liability method of ASC 740, deferred tax assets and liabilities are recorded based on the differences between the financial statement and tax basis of assets and liabilities and the tax rates in effect when these differences are expected to reverse. A valuation allowance is provided for certain deferred tax assets if it is more likely than not that the Company will not realize tax assets through future operations.

On December 22, 2017, the 2017 Tax Cuts and Jobs Act (the “Tax Act”) was enacted into law, making significant changes to the Code. These changes included a federal corporate tax rate decrease from 35% to 21% for tax years beginning after December 31, 2017, the transition of U.S. international taxation from a worldwide tax system to a territorial system and a one-time transition tax on the mandatory deemed repatriation of foreign earnings. The Company is required to recognize the effect of the tax law changes in the period of enactment, such as re-measuring its U.S. deferred tax assets and liabilities, as well as reassessing the net realizability of its deferred tax assets and liabilities. The Tax Act did not have a material impact on the balance sheets and statements of operations, given the Company’s historical worldwide loss position and the full valuation allowance on its net U.S. deferred tax assets. The current tax rate on corporate income is 21%.

Due to changes in ownership provisions of the United States income tax laws, net operating loss carryforwards of approximately $5,882,901 and $5,334,081 at May 31, 2025, and May 31, 2024, respectively, for federal income tax reporting purposes are subject to annual limitations. When a change in ownership occurs, the use of net operating loss carryforwards may be limited in future years. They generally expire 20 years from the date of incurrance.

The Company’s income tax benefits are calculated by applying the U.S. Federal statutory rate of 21% to net income (loss). The tax effects of the benefits that gave rise to the Company’s net deferred tax assets at May 31, 2025, and May 31, 2024, were as follows:

	Year Ended May 31,
	2025	2024
Net operating loss carryforward	$1,235,409	$1,120,157
Less: valuation allowance	(1,235,409)	(1,120,157)
Deferred tax assets -net	$–	$–

Income taxes for 2017 to 2025 remain subject to examination by the Internal Revenue Service.

Note 10 – Commitments and Contingencies

The Company leases premises of approximately 4,500 square feet located at 6201 Bonhomme Road, Suites 460S and 466S, Houston, Texas. The lease provided for a base rent of $3,382 per month, increasing to (i) $3,529 per month on July 1, 2020, (ii) $3,676.04 per month on July 1, 2021, and (iii) $3,823 per month on July 1, 2022, subject to CPI increase. On March 23, 2023, the Company amended the lease to extend its term to June 30, 2024, at a base rent of $4,779 per month. On September 5, 2023, the lease was amended to extend its term to June 30, 2025, at rentals of $0 per month for the two months ended February 29, 2024, $$4,779 per month for the 10 months ending June 30, 2024, and $4,926 per month for the 12 months ending June 30, 2025.  This lease was amended on June 18, 2025, to add a one-year term that commenced on June 1, 2025, at a base rent of $1,730 per month. For information regarding the recording of the right-of-use asset and the lease liability in the consolidated balance sheets in respect of this lease, see Note 5.

Two of the Company’s officers leased 1,400 square feet at 1625 Main St., Houston, Texas, under a lease the term of which commenced on March 15, 2023, and expired on September 14, 2023, at a rent of $3,168 per month. These officers made a portion of these premises available to the Company for office space, for which the Company paid them $2,817 per month. These officers entered into a new lease for these premises, which commenced on September 15, 2023, and expired on September 14, 2024, at a rent of $3,164 per month and they made a portion of these premises available to the Company for use as office space, for which the Company paid them $2,817 per month. On September 3, 2024, one of the Company’s officers entered into a new lease for these premises. The term of the lease began on September 15, 2024, and expired on August 14, 2025. The lease has not been renewed and under its terms, it has been renewed on a month-to-month basis. The officer has made a portion of these premises available to the Company for use as office space, for which the Company has paid him $2,817 per month.

F-31

Note 11 – Related Party Transactions

See Note 8 – Stockholders’ Deficiency – Common Stock for information about the issuance of shares of common stock to a related party.

See Note 10 for information respecting the lease of real property to the Company by one of its officers.

The Headway Loan (see Note 4) was guaranteed by a related party.

On August 3, 2022, the Company borrowed $15,000 from a related party. This loan is undocumented. The understanding between the Company and the related party is that it would make payments under the note as they became due. In the year ended May 31, 2024, the Company ceased making such payments. This note bears interest at the rate of 42.5% per annum and is to be repaid at the rate of $1,188 per month for 18 months. The Company believes that, at May 31, 2025, the outstanding balance of this loan, including interest, was $16,465 and that it is in default or has been written off by the lender.

On May 1, 2025, the Company made a promissory note in the principal amount of $340,855 in favor of John Jones and Barbara Kamienski (the “Jones Note”). This note bears interest at the rate of 2.5% per annum and is repayable in monthly installments of $8,521, beginning on May 31, 2025, until paid in full. Events of default included failure to pay principal or interest when due, breach of covenant, breach of representation and warranty, assignment for the benefit of creditors or appointment of a receiver, bankruptcy and cessation of operations. The Jones Note replaces promissory notes previously made by the Company in favor of Mr. Jones and Ms. Kamienski.

On April 26, 2024, the Company made a promissory note in the principal amount of $291,451 in favor of a related party, which had a maturity date of April 25, 2025, bore interest at the rate of 10% per annum and was repayable in 10 monthly installments of $29,145. Events of default include failure to pay principal or interest when due, breach of covenant, breach of representation and warranty, assignment for the benefit of creditors or appointment of a receiver, bankruptcy and cessation of operations. This note replaced promissory notes previously made by the Company in favor of the related party. This note was replaced by the Jones Note.

During the year ended May 31, 2025, and the year ended May 31, 2024, the Company received cash advances from related parties of $61,861 and $81,552, respectively, for use as working capital.

The balance of related party liabilities owed to certain shareholders totaled $623,474 and $518,287 at May 31, 2025, and May 31, 2024, respectively. The balance of related party receivables owed by certain shareholders totaled $9,155 and $0 at May 31, 2025, and May 31, 2024, respectively.

Note 12 – Off-Balance-Sheet Arrangements

The Company has no off-balance sheet arrangements.

Note 13 – Concentration of Risk

The Company had revenue, net of taxes, of $303,022 and $248,841 for the years ending May 31, 2025, and May 31, 2024, respectively.

The Company had two customers that provided 91% of gross revenue for the year ended May 31, 2025, and two customers that provided 82% of gross revenue for the year ended May 31, 2024.

Note 14 – Subsequent Events

On September 10, 2025, the Company issued 100,000,000 shares of Common Stock to John Jones in consideration of his services as a director.

On September 5, 2025, the Company made the last payment of $9,492 under the Diagonal Note.

Management has evaluated all other subsequent events when these consolidated financial statements were issued and has determined that none of them requires disclosure herein.

F-32

PART III – EXHIBITS

Financial Statements and Schedules. The following financial statements and schedules for the Company are filed as part of this Offering Statement.

(a)	Consolidated Financial Statements of the Company.

See Financial Statements and Supplementary Data – Index to Consolidated Financial Statements.

Financial statement schedules have been omitted because they are not applicable or because the required information is shown in the financial statements or the notes thereto.

(b)	Exhibits.

Exhibit Number	Description

3.1	Amended and Restated Articles of Organization, filed with the Secretary of State of the State of Colorado on July 20, 2022.**
3.2	Amendment to the Articles of Incorporation, filed with the Secretary of State of the State of Colorado on December 6, 2022.**
3.3	Amendment to the Articles of Incorporation, filed with the Secretary of State of the State of Colorado on August 12, 2024.**
3.4	By-Laws. **
4	Subscription Agreement*
5	Opinion of Counsel*
10.1	2022 Incentive Award Plan.+**
10.2	Lease, dated April 16, 2024, by and between 6201 Bonhomme, L.P., as landlord, and the Registrant, as tenant (the “Bonhomme Lease”).**
10.3	Apartment Lease, dated September 6, 2023, by and between SPUSG HSTN North Tower, as Lessor, and Dante Picazo and Henry Levinski, as tenants.**
10.4	U.S. Small Business Note, dated April 16, 2021, made by Elizabeth Hernandez and assumed by the Registrant.**
10.5	Forward Purchase Agreement (Fixed ACH Delivery), dated May 13, 2022, by and between Kapitos LLC and the Registrant.**
10.6	First Electronic Bank Revolving Credit Agreement, dated December 10, 2020, by and between Registrant and First Electronic Bank.**
10.7	Business Line of Credit Agreement, dated October 8, 2019, by and between Headway Capital, LLC and Pharmacology University, Inc.**
10.8	Future Receivables Sale and Purchase Agreement, dated as of August 8, 2022, by and between Park Avenue Funding and the Registrant.**
10.9	Clinical Trial Agreement, dated as of August 19, 2022, by and between Alpha Research Institute, LLC and Pharmaceutical Research Associates, Inc.**
10.10	Master Research Services Agreement, dated as of June 9, 2021, by and between the Registrant and SeraTrials, LLC and amendments thereto.**
10.11	Future Receipts Sale and Purchase Agreement, dated April 20, 2023, by and between Cloudfund LLC and the Registrant.**
10.12	Future Receivables Sale and Purchase Agreement, dated March 30, 2023, by and between Amerifund Group LLC and the Registrant.**
10.13	Agreement, dated July 26, 2024, by and among the Registrant, John Jones, Barbara Kamienski and Dante Picazo.+
10.14	Master Research Agreement, dated May 1, 2024, by and between Vita Biotech Research LLC and Alpha Research Institute LLC.**
10.15	Securities Purchase Agreement, dated March 14, 2024, by and between the Registrant and 1800 Diagonal Lending LLC.**
10.16	Promissory Note, dated March 14, 2024, made by the Registrant in favor of 1800 Diagonal Lending LLC.**
10.17	Promissory Note, dated May 1, 2025, made by the Registrant in favor of John Jones and Barbara Kamienski.*
10.18	Apartment Lease, dated September 3, 2024, by and between SPUSG HSTN North Tower, as Lessor, and Dante Picazo as Tenant.**
10.19	Amendment of Bonhomme Lease (Exhibit 10.2)**
14	Code of Conduct.**
19	Insider Trading Policy.**

III-1

Exhibit Number	Description

23.1	Consent of Independent Registered Public Accounting Firm*
23.2	Consent of Counsel. Included in Exhibit 5.
21	Subsidiaries of the Registrant.**
24	Power of Attorney. On the signature page of this Offering Statement.
31	Rule 13a-14(a)/15d-14(a) Certification of Principal Executive Officer and Principal Financial Officer.*
32	Section 1350 Certification of Principal Executive Officer and Principal Financial Officer.*
97	Clawback Policy.**

________________

*	Filed herewith
**	Filed previously
+	Management contract or compensatory plan.

(b)	Financial Statement Schedules.

All schedules are omitted because the required information is either not present, not present in material amounts or is presented within the consolidated financial statements included in this Offering Statement.

III-2

SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this Offering Statement on Form 1-A to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on March 27, 2026.

CANNABIS BIOSCIENCE INTERNATIONAL HOLDINGS, INC.

By: /s/ Dante Picazo

Dante Picazo

Principal Executive Officer and

Principal Accounting Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below nominates, constitutes and appoints Dante Picazo as his true and lawful agent and attorney-in-fact, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments to this Offering Statement on Form 1-A, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the U.S. Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming that all said attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

In accordance with the Securities Act of 1933, this Offering Statement on Form 1-A has been signed below by the following persons on behalf of the Registrant and in the capacities and on the dates indicated:

Signature	Title	Date

/s/ Dante Picazo	Director, Chief Executive Officer,	March 27, 2026
Dante Picazo	Principal Executive Officer and
Principal Financial Officer

/s/ John Jones	Director	March 27, 2026
John Jones

/s/ Jose A. Torres Torres	Director	March 27, 2026
Jose A. Torres Torres

S-1